        AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 18, 2000
                                                      REGISTRATION NO. 333-89667

________________________________________________________________________________
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 1
                                       TO
                                    FORM S-3

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                              VORNADO REALTY TRUST
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                            ------------------------

                     MARYLAND                                            22-1657560
          (STATE OR OTHER JURISDICTION OF                   (IRS EMPLOYER IDENTIFICATION NUMBER)
          INCORPORATION OR ORGANIZATION)
                                                                        JOSEPH MACNOW
              PARK 80 WEST, PLAZA II,                              PARK 80 WEST, PLAZA II,
          SADDLE BROOK, NEW JERSEY 07663                       SADDLE BROOK, NEW JERSEY 07663
                  (201) 587-1000                                       (201) 587-1000
(ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
   INCLUDING AREA CODE, OF REGISTRANT'S EXECUTIVE        INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                      OFFICES)

                            ------------------------

                                   COPIES TO:

                             ALAN SINSHEIMER, ESQ.
                              SULLIVAN & CROMWELL
                                125 BROAD STREET
                            NEW YORK, NEW YORK 10004
                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement as determined by market conditions.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            ------------------------


                        CALCULATION OF REGISTRATION FEE

                                                                   PROPOSED
                                                                    MAXIMUM      PROPOSED
                                                                   AGGREGATE     MAXIMUM
                 TITLE OF SHARES                   AMOUNT TO       PRICE PER    AGGREGATE          AMOUNT OF
                TO BE REGISTERED                   BE REGISTERED   SHARE(2)    OFFERING PRICE(2)   REGISTRATION FEE
Common shares of beneficial interest, par value
  $0.04 per share(1).............................     16,064       $ 34.5938       $555,715              $0(3)



(1) This Registration Statement registers the common shares of beneficial interest, par value $0.04 per share, of Vornado Realty Trust ('Vornado') issuable if Vornado elects to issue common shares to holders of up to 16,064 class A units of limited partnership interest in Vornado Realty L.P. (the 'Operating Partnership') upon the tender of such units for redemption. The units were issued by the Operating Partnership in connection with its acquisition of a 60% interest in a leasehold for an office building located at 20 Broad Street in Manhattan, New York City, on August 5, 1998. This Registration Statement also relates to such additional common shares as may be issued as a result of certain adjustments including, without limitation, share dividends and share splits.


(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) based on the average of the high and low reported sales prices on the New York Stock Exchange on January 12, 2000.


(3) A filing fee of $4,078 was previously paid upon the initial filing of the Registration Statement. The amount of the registration fee hereunder, $147, has been reduced to $0 on account of such previously paid fee.

                            ------------------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

________________________________________________________________________________

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT THE SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                             SUBJECT TO COMPLETION
                 PRELIMINARY PROSPECTUS DATED JANUARY 18, 2000



                              VORNADO REALTY TRUST
                              16,064 COMMON SHARES



     We are a fully-integrated real estate investment trust. We may issue up to 16,064 common shares to holders of up to 16,064 units of limited partnership interest in Vornado Realty L.P. upon tender of those units for redemption. Vornado Realty L.P. is the operating partnership through which we own our assets and operate our business. The units that may be redeemed for common shares were issued in connection with our acquisition of a 60% interest in a leasehold for an office building located at 20 Broad Street in Manhattan, New York City, on August 5, 1998.



     We are required to register the 16,064 common shares pursuant to registration rights agreements with the holders of those units. We will acquire units from the redeeming unit holders in exchange for any common shares that we issue. We have registered the issuance of the common shares to permit their holders to sell them without restriction in the open market or otherwise, but the registration of the shares does not necessarily mean that any holders will elect to redeem their units. Also, upon any redemption, we may elect to pay cash for the units tendered rather than issue common shares. Although we will incur expenses in connection with the registration of the 16,064 common shares, we will not receive any cash proceeds upon their issuance.


     The common shares are listed on the New York Stock Exchange under the symbol 'VNO.'

     In order to maintain our qualification as a real estate investment trust for federal income tax purposes and for other purposes, no person may own more than 6.7% of the outstanding common shares. Shares owned in excess of this limit will be deemed 'excess shares' under the declaration of trust. The holder of any excess shares will lose some ownership rights with respect to these shares, and we will have the right to purchase them from the holder.

     SEE 'RISK FACTORS' BEGINNING ON PAGE 4 FOR INFORMATION ABOUT FACTORS RELEVANT TO AN INVESTMENT IN THE COMMON SHARES.

     Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.


               The date of this prospectus is January    , 2000.

     YOU SHOULD RELY ONLY ON THE INFORMATION INCORPORATED BY REFERENCE OR PROVIDED IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT. WE HAVE NOT AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH DIFFERENT INFORMATION. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THOSE DOCUMENTS.

     When we say 'we,' 'our,' 'us' or 'Vornado,' we mean Vornado Realty Trust and its consolidated subsidiaries, except where we make it clear that we mean only the parent company. When we say the 'operating partnership,' we mean Vornado Realty L.P. When we say 'you' without any further specification, we mean the holders of units that were issued in connection with our acquisition of a 60% interest in a leasehold for an office building located at 20 Broad Street in Manhattan, New York City, on August 5, 1998.



                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

     This prospectus is part of a registration statement on Form S-3 filed by Vornado with the SEC under the Securities Act. As permitted by the rules and regulations of the SEC, this prospectus omits some of the information contained in the registration statement. You should read the registration statement and related exhibits for further information about Vornado and the common shares offered by this prospectus. Statements in this prospectus about the provisions of any document filed as an exhibit to the registration statement or otherwise filed with the SEC are only summaries, and in each instance you should read the document so filed for complete information about its provisions. Each statement in this prospectus about the provisions of any document filed with the SEC is qualified in its entirety by reference to the document.

     The SEC allows us to 'incorporate by reference' the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities.

      Our Annual Report on Form 10-K for the year ended December 31, 1998;


      Our Quarterly Reports on Form 10-Q for the periods ended March 31, 1999, June 30, 1999 and September 30, 1999;

      Our Current Reports on Form 8-K, filed with the SEC on February 9, 1999, February 12, 1999, March 17, 1999, May 26, 1999, July 7, 1999,
      October 22, 1999, October 25, 1999 and December 23, 1999; and


      Our Current Reports on Form 8-K/A, filed with the SEC on February 9 and February 24, 1999.

     You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

     Vornado Realty Trust
     Park 80 West, Plaza II
     Saddle Brook, New Jersey 07663
     (201) 587-1000
     Attn: Secretary

                           FORWARD-LOOKING STATEMENTS

     This prospectus includes and incorporates by reference forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. Various factors could cause our actual results to differ materially from the results described in the forward-looking statements. Factors that might cause a material difference of this kind include, but are not limited to:

      changes in the general economic climate;

      local conditions such as an oversupply of space or a reduction in demand for real estate in the area;

      conditions of our tenants;

      competition from other available space;

      increased operating costs and interest expense;

      the timing of and costs associated with property improvements;

      changes in taxation or zoning laws;

      government regulations;

      our failure to continue to qualify as a real estate investment trust;

      availability of financing on acceptable terms;

      potential liability under environmental or other laws or regulations;

      general competitive factors; and

      failure by us, or by other companies with which we do a significant amount of business, to remediate possible Year 2000 problems in computer software or embedded technology.

     We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. See 'Risk factors' for more information about some of these factors.

                                  RISK FACTORS

     You should carefully consider, among other factors, the matters described below.

IF YOU REDEEM YOUR UNITS, YOU MAY INCUR ADVERSE TAX CONSEQUENCES AND THE NATURE OF YOUR INVESTMENT WILL CHANGE.

YOU SHOULD CAREFULLY CONSIDER THE TAX CONSEQUENCES OF REDEEMING YOUR UNITS.

     The exercise of your right to require the redemption of your units will be treated for tax purposes as a sale of your units. This sale will be fully taxable to you, and you will be treated as realizing for tax purposes an amount equal to the sum of the cash or the value of the common shares received in the exchange plus the amount of the operating partnership liabilities (including the operating partnership's share of the liabilities of certain entities in which the operating partnership owns an interest) considered allocable to the redeemed units at the time of the redemption. Depending upon your particular circumstances, it is possible that the amount of gain recognized (or even the tax liability resulting from that gain) could exceed the amount of cash and the value of other property (e.g., the common shares) received upon the disposition. See 'Redemption of units -- Tax consequences of redemption' for more information on these tax consequences.

THE NATURE OF YOUR INVESTMENT WILL CHANGE UPON A REDEMPTION OF YOUR UNITS.

     Unless we elect to assume and perform the operating partnership's obligation with respect to redeeming your units, you will receive cash on the specified redemption date (for class A units, which are the kind of units that you hold, this is generally the tenth business day after we receive your notice of redemption if our common shares are publicly traded) from the operating partnership in an amount equal to the market value of the units to be redeemed. In lieu of the operating partnership's acquiring the units for cash, we have the right (except as described below, if the common shares are not publicly traded) to elect to acquire the units on the specified redemption date directly from you, in exchange for either cash or common shares, and upon acquiring the units, we will become the owner of your units. See 'Redemption of units' for more information about our right to acquire your units for either cash or common shares when you redeem them. If you receive cash, you will no longer have any interest in the operating partnership or Vornado and will not benefit from any subsequent increases in the price of the common shares and will not receive any future distributions from the operating partnership or Vornado (unless you currently own or acquire in the future additional common shares or units). If you receive common shares, you will become a shareholder of Vornado rather than a holder of units in the operating partnership. Although an investment in common shares is substantially equivalent to an investment in units in the operating partnership, there are some differences between ownership of units and ownership of common shares.

     These differences, some of which may be material to you, are discussed in 'Comparison of ownership of units and common shares.'

REAL ESTATE INVESTMENTS' VALUE AND INCOME FLUCTUATE DUE TO VARIOUS FACTORS INCLUDING THOSE DESCRIBED BELOW.

THE VALUE OF REAL ESTATE FLUCTUATES DEPENDING ON CONDITIONS IN THE GENERAL ECONOMY AND THE REAL ESTATE BUSINESS. THESE CONDITIONS MAY ALSO LIMIT OUR REVENUES AND AVAILABLE CASH.

The factors that affect the value of our real estate include, among other things:

      national, regional and local economic conditions;

      oversupply of competing properties in a property's area;

      reduced demand for space in a property's area;

      whether tenants consider a property attractive;

      how well we manage our properties;

      competition from comparable properties;

      whether we are able to collect rent from tenants;

      any bankruptcies of our major tenants;

      increases or decreases in market rental rates;

      how much it costs us to repair, renovate and rent space, including substantial costs of tenant improvements and leasing expenses to release office space;

      increases in operating costs due to inflation, increased real estate taxes and other factors;

      whether we are able to pass some or all of our increased operating costs through to tenants;

      government regulations and changes in zoning or tax laws;

      market interest rates;

      whether we are able to obtain financing and the terms of our financing;
      and

      our potential liability for environmental or other legal claims.

The rents we receive and the occupancy levels at our properties might decline as a result of changes in any of these factors. If our rental revenues decline, we might have less cash available to distribute to our shareholders. In addition, some of our major expenses, including mortgage payments, real estate taxes and maintenance costs, generally do not decline when the related rents decline. If rents decline while costs remain the same, our income and funds available for distribution to our shareholders would decline.

WE DEPEND ON LEASING SPACE TO TENANTS ON ECONOMICALLY FAVORABLE TERMS AND COLLECTING RENT FROM OUR TENANTS, WHO MAY NOT BE ABLE TO PAY.

     Our financial results depend on leasing space in our real estate properties to tenants on economically favorable terms. In addition, because substantially all of our income comes from rentals of real property, our income and funds available for distribution to our shareholders will decrease if a significant number of our tenants cannot pay their rent. If a tenant does not pay its rent, we might not be able to enforce our rights as landlord without delays and we might incur substantial legal costs. See ' -- Bankruptcy of tenants may decrease our revenues and available cash' for information about the bankruptcy and court-approved reorganization of Bradlees Inc., one of our tenants, and the status of Bradlees' leases.

BANKRUPTCY OF TENANTS MAY DECREASE OUR REVENUES AND AVAILABLE CASH.

     A number of retail companies, including some of our tenants, have declared bankruptcy in recent years, and other tenants may declare bankruptcy or become insolvent in the future. If a major tenant declares bankruptcy or becomes insolvent, the shopping centers where it leases space may have lower revenue and operational difficulties, and we may have difficulty leasing the remainder of the affected shopping centers. Our leases generally do not contain restrictions designed to ensure the creditworthiness of the tenants. As a result, the bankruptcy or insolvency of a major tenant could result in a lower level of funds from operations available for distribution to our shareholders.

     In June 1995, Bradlees filed for protection under Chapter 11 of the U.S. Bankruptcy Code. Bradlees emerged from bankruptcy in January 1999, when its plan of reorganization was confirmed. We withdrew our objection to Bradlees' proposed plan of reorganization after obtaining Bradlees' agreement that its lease of our 14th Street and Union Square property in New York City would terminate in March 2000. The lease was scheduled to expire in October 2019, and contained an option to renew for an additional ten years. In addition, the rent under the lease was increased by $1,100,000 per annum to $3,400,000 per annum from January 1999 to the March 2000 termination date. As part of this agreement, we paid $11,000,000 to Bradlees. We are considering various alternatives for the redevelopment of this site. We currently lease 15 other locations to Bradlees. Of these locations, the leases for 14 are fully guaranteed by Stop & Shop Companies, Inc., a wholly-owned subsidiary of Royal Ahold NV, a leading international food retailer, and one is guaranteed as to 70% of the rent. If Bradlees or Stop & Shop fails to perform its obligations under these leases, our rental revenues could decline and, as a result, our funds from operations available for distribution to our shareholders could also decline.

WE MAY ACQUIRE OR DEVELOP NEW PROPERTIES, AND THIS MAY CREATE RISKS.

     We may acquire or develop properties or acquire other real estate companies when we believe that an acquisition or development matches our business strategies. We might not succeed in consummating desired acquisitions or in completing developments on time or within our budget. We also might not succeed in leasing newly developed or acquired properties at rents sufficient to cover their costs of acquisition or development and operations.


     We have experienced rapid growth in recent years, increasing our total assets from approximately $565 million at December 31, 1996 to approximately $5,308 million at September 30, 1999. We may continue this rapid growth for the foreseeable future by acquiring or developing properties when we believe that market circumstances and investment opportunities are attractive. We may not, however, be able to manage our growth effectively or to maintain a similar rate of growth in the future, and the failure to do so may have a material adverse effect on our financial condition and results of operations.


     If persons selling properties to us wish to defer the payment of taxes on the sales proceeds, we are likely to pay them in units of the operating partnership. In transactions of this kind, we may also agree not to sell the acquired properties or reduce the mortgage indebtedness on them for significant periods of time. If we borrow funds or assume indebtedness to acquire or develop properties, the operating partnership's indebtedness as a percentage of Vornado's asset value or market capitalization might increase. If this happens, the increased leverage may impair our ability to take actions that would otherwise be in the best interests of Vornado and our security holders. If our indebtedness increases significantly, the operating partnership might not be able to make required principal and interest payments with respect to indebtedness. See also ' -- Vornado's organizational and financial structure gives rise to operational and financial risks, including those described below -- We have indebtedness, and this indebtedness may increase' for further information about our leverage.

IT MAY BE DIFFICULT TO BUY AND SELL REAL ESTATE QUICKLY, AND TRANSFER RESTRICTIONS APPLY TO SOME OF OUR MORTGAGED PROPERTIES.

     Equity real estate investments are relatively difficult to buy and sell quickly. We therefore have limited ability to vary our portfolio promptly in response to changes in economic or other conditions.

     Some of our properties are mortgaged to secure payment of indebtedness. If we were unable to meet our mortgage payments, the lender could foreclose on the properties and we could incur a loss. In addition, if we wish to dispose of one or more of the mortgaged properties, we might not be able to obtain release of the lien on such mortgaged property. If a lender forecloses on a mortgaged property or if a mortgage lien prevents us from selling a property, our funds available for distribution to our shareholders could decline. See 'Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources' in our Annual Report on Form 10-K for the year ended December 31, 1998, and the Notes to the Consolidated Financial Statements in the same report for information regarding the mortgages on our properties.

A SIGNIFICANT PROPORTION OF OUR PROPERTIES ARE IN THE NEW YORK CITY/NEW JERSEY REGION AND ARE AFFECTED BY THAT REGION'S ECONOMIC CYCLE.

     For the year ended December 31, 1998, 59% of our earnings before interest expense, taxes, depreciation and amortization on a historical basis came from properties located in the New York City metropolitan area and New Jersey. We refer to earnings before interest expense, taxes, depreciation and amortization as 'EBITDA.' The proportion of our EBITDA derived from properties in these areas in that year was 54% on a pro forma basis, giving effect to the completed and pending acquisitions described under 'Business -- Acquisitions and Investments' in our Annual Report on Form 10-K for the year ended December 31, 1998, as if they had occurred on January 1, 1998. In addition, we may concentrate a significant portion of our future acquisitions in New York City and New Jersey. Like other real estate markets, the real estate market in New York City and New Jersey experienced economic downturns in the past, including most recently in the late 1980s and early 1990s. Future declines in the economy or the real estate markets in New York City and New Jersey could hurt our financial performance and the value of our properties. The factors affecting economic conditions in this region include:

      business layoffs or downsizing;

      industry slowdowns;

      relocations of businesses;

      changing demographics;

      increased telecommuting and use of alternative work places;

      financial performance and productivity of the publishing, financial, technology, retail, insurance and real estate industries infrastructure quality; and

      any oversupply of or reduced demand for real estate.

The economy or the real estate markets in New York City and New Jersey might not remain strong.

ALL OF OUR COLD STORAGE WAREHOUSES ARE LEASED TO ONE TENANT, AND THAT TENANT MAY DEFER RENT IN SOME CIRCUMSTANCES.

     Vornado owns a 60% interest in partnerships that own 88 warehouse facilities nationwide with an aggregate of approximately 450 million cubic feet of refrigerated, frozen and dry storage space. Crescent Real Estate Equities Company owns the other 40% interest in these partnerships. We refer to these partnerships as the 'Vornado/Crescent Real Estate partnerships.' On March 12, 1999, the Vornado/Crescent Real Estate partnerships sold all of the non-real estate assets encompassing the operations of the cold storage business for approximately $48,000,000 to a new partnership owned 60% by Vornado Operating Company (which was spun off from Vornado in October 1998) and 40% by Crescent Operating Inc. The new partnership conducts the cold storage business under the name AmeriCold Logistics. AmeriCold Logistics leases the underlying cold storage warehouses used in this business from the Vornado/Crescent Real Estate partnerships that continue to own the real estate and manages 13 additional warehouses containing approximately 80 million cubic feet. The leases have a 15-year term with two five-year renewal options and provide for the payment of fixed base rent and percentage rent based on customer revenues. AmeriCold Logistics is required to pay for all costs arising from the operation, maintenance and repair of the properties as well as property capital expenditures in excess of $5,000,000 annually. Fixed base rent and percentage rent amounted to $87 million for the period March 12, 1999 (the date when the lease started) through September 30, 1999. AmeriCold Logistics has the right to defer a portion of the rent for up to three years beginning on March 12, 1999 to the extent that available cash, as defined in the leases, is insufficient to pay that portion of the rent.

     To the extent that operations of AmeriCold Logistics may affect its ability to pay rent and the amount of percentage rent due under the leases, Vornado indirectly bears the risks associated with AmeriCold Logistics' cold storage business. That business faces national, regional and local competition. Breadth of service, warehouse locations and customer mix are major competitive factors, since frozen food manufacturers and distributors incur transportation costs which typically are significantly greater than warehousing costs. In addition, in some locations, customers depend upon pooling shipments, which involves combining their products with the products of other customers destined for the same markets. In these cases, the mix of customers in a warehouse can significantly influence the cost of delivering products to markets. The size of a warehouse is important because large customers prefer to have all of the products needed to serve a given market in a single location to have the flexibility to increase storage in that single location during seasonal peaks. If there are several storage locations that satisfy customer mix and size requirements, AmeriCold Logistics believes that customers generally will select a storage facility based upon the types of service available, service performance and price. Vornado does not control AmeriCold Logistics.

WE MAY INCUR COSTS TO COMPLY WITH ENVIRONMENTAL LAWS.

     Under various Federal, state and local laws, ordinances and regulations, a current or previous owner or operator of real estate may be required to investigate and clean up specified hazardous or toxic substances released at a property. The owner or operator may also be held liable to a governmental entity or to third parties for property damage or personal injuries and for investigation and clean-up costs incurred by those parties because of the contamination. These laws often impose liability without regard to whether the owner or operator knew of the release of the substances or was responsible for the release. The presence of contamination or the failure to remediate contamination may impair the owner's ability to sell or lease real estate or to borrow using the real estate as collateral. Other Federal, state and local laws, ordinances and regulations require abatement or removal of asbestos-containing materials in the event of demolition, renovations or remodeling and also govern emissions of and exposure to asbestos fibers in the air. The operation and subsequent removal of some underground storage tanks are also regulated by Federal and state laws. We could be held liable for the costs of remedial action with respect to the foregoing regulated substances or tanks or related claims arising out of environmental contamination at our properties.

WE ARE IN A COMPETITIVE BUSINESS.

     The real estate industry is highly competitive. In each region where we operate, we compete for tenants with a large number of real estate property owners. Principal means of competition are rents charged, attractiveness of location and quality of service. In addition, we expect other major real estate investors with significant capital will compete with us for attractive investment opportunities. These competitors include other REITs, investment banking firms and private institutional investors. This competition has increased prices for commercial properties and may impair our ability to make suitable property acquisitions on favorable terms in the future.

WE MAY NOT BE ABLE TO OBTAIN CAPITAL TO MAKE INVESTMENTS.

     We depend primarily on external financing to fund the growth of our business. This is because one of the requirements of the Internal Revenue Code of 1986, as amended, for a REIT is that it distribute 95% of its net taxable income, excluding net capital gains, to its shareholders. Our access to debt or equity financing depends on banks' willingness to lend and on conditions in the capital markets. We and other companies in the real estate industry have experienced limited availability of bank loans and capital markets financing from time to time, including during the latter half of 1998. Although we believe that we will be able to finance any investments we wish to make in the foreseeable future, financing other than what we already have available might not be available on acceptable terms. See 'Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources' in our Annual Report on Form 10-K for the year ended December 31, 1998 and the Notes to the Consolidated Financial Statements in the same report for information about our available sources of funds.

SOME OF OUR POTENTIAL LOSSES MAY NOT BE COVERED BY INSURANCE.

     We carry comprehensive liability, fire, extended coverage and rental loss insurance on all of our properties. We believe the policy specifications and insured limits of these policies are adequate and appropriate. There are, however, some types of losses, including lease and other contract claims, that generally are not insured. If an uninsured loss or a loss in excess of insured limits occurs, we could lose all or a portion of the capital we have invested in a property, as well as the anticipated future revenue from the property. If this happens, we might nevertheless remain obligated for any mortgage debt or other financial obligations related to the property.

VORNADO'S OWNERSHIP STRUCTURE AND RELATED-PARTY TRANSACTIONS MAY GIVE RISE TO CONFLICTS OF INTEREST.

STEVEN ROTH AND INTERSTATE PROPERTIES MAY EXERCISE SUBSTANTIAL INFLUENCE OVER VORNADO. THEY AND SOME OF VORNADO'S OTHER TRUSTEES AND OFFICERS HAVE INTERESTS OR POSITIONS IN OTHER ENTITIES THAT MAY COMPETE WITH VORNADO.

     As of September 30, 1999, Interstate Properties and its partners owned approximately 17.9% of the outstanding common shares of Vornado, 27.5% of Alexander's Inc.'s common stock and 7.9% of Vornado Operating Company's common stock, or 17.1% assuming conversion into shares of all of Interstate Properties' limited partnership units of Vornado Operating L.P. Vornado Operating L.P. is a Delaware limited partnership of which Vornado Operating Company is the general partner and through which Vornado Operating Company conducts its business. Interstate Properties is a general partnership in which Steven Roth, David Mandelbaum and Russell B. Wight, Jr. are partners. Mr. Roth is the Chairman of the Board and Chief Executive Officer of Vornado, the Managing General Partner of Interstate Properties and the Chief Executive Officer and a director of both Alexander's and Vornado Operating Company. Mr. Wight is a trustee of Vornado and is also a director of both Alexander's and Vornado Operating Company. Mr. Mandelbaum is a trustee of Vornado and is also a director of Alexander's.


     As of September 30, 1999, Vornado owned 29.3% of the outstanding common stock of Alexander's, Inc. On October 21, 1999, Vornado increased its ownership to 32% of the outstanding common stock of Alexander's Inc. Alexander's is a REIT engaged in leasing, managing, developing and redeveloping properties, focusing primarily on the locations where its department stores operated before they ceased operations in 1992. Alexander's has eight properties, which are located in the New York City metropolitan area. Mr. Roth and Michael D. Fascitelli, Vornado's President and a member of the Board of Trustees, are directors of Alexander's. Messrs. Mandelbaum, Richard R. West and Wight are trustees of Vornado and are also directors of Alexander's.


     Vornado formed Vornado Operating Company for the purpose of owning assets that Vornado could not itself own and conducting activities that Vornado could not itself conduct. Vornado Operating Company is able to do so because it is taxable as a regular C corporation rather than as a REIT. On October 16, 1998, the operating partnership distributed all of the shares of Vornado Operating Company to its partners, including Vornado, in proportion to their ownership of operating partnership units, and Vornado distributed the shares it received to the holders of its common shares in proportion to their ownership of Vornado common shares. Four members of Vornado's Board of Trustees, Messrs. Roth, Fascitelli, West and Wight, are members of Vornado Operating Company's Board of Directors, and certain members of senior management of Vornado hold corresponding positions with Vornado Operating Company. Members of Vornado's Board of Trustees and Vornado Operating Company's Board of Directors and senior management may have different percentage equity interests in Vornado and Vornado Operating Company.

     Because of the foregoing, Mr. Roth and Interstate Properties may have substantial influence on Vornado, Alexander's and Vornado Operating Company and on the outcome of any matters submitted to Vornado's, Alexander's or Vornado Operating Company's shareholders or stockholders for approval. In addition, there may be conflicts of interest among Messrs. Roth, Mandelbaum and Wight and Interstate Properties and Vornado's other shareholders concerning Vornado's operations or financial structure. In addition, Mr. Roth and Interstate Properties may in the future engage in a wide variety of other activities in the real estate business, and these activities may result in conflicts of interest with respect to matters affecting Vornado, Alexander's or Vornado Operating Company. Matters that may give rise to conflicts of these kinds include:

      determination of which of these entities or persons, if any, may take advantage of potential business opportunities;

      decisions concerning the business focus of these entities, including decisions concerning the types of properties and geographic locations in which they make investments;

      potential competition between business activities conducted, or sought to be conducted, by these entities or persons, including competition for properties and tenants;

      possible corporate transactions, such as acquisitions; and

      other strategic decisions affecting the future of these parties.

VORNADO ENGAGES IN TRANSACTIONS WITH VORNADO OPERATING COMPANY WHOSE TERMS MAY OR MAY NOT BE COMPARABLE TO THOSE VORNADO COULD NEGOTIATE WITH UNAFFILIATED THIRD PARTIES.

     Vornado and Vornado Operating Company have entered into an intercompany agreement under which, among other things:

      Vornado agreed under specified circumstances to offer Vornado Operating Company an opportunity to lease real property owned now or in the future by Vornado under mutually satisfactory lease terms; and

      Vornado Operating Company agreed not to make any real estate investment or other REIT-qualified investment unless it first offers Vornado the opportunity to make the investment and Vornado has rejected that opportunity.

Vornado capitalized Vornado Operating Company with an equity contribution of $25 million of cash and has extended to Vornado Operating Company a $75 million unsecured five-year revolving line of credit under a credit agreement. The intercompany agreement and the credit agreement were not negotiated at arm's length because Vornado Operating Company was a subsidiary of Vornado at the time they were negotiated. Therefore, the terms of these agreements may not be comparable to those Vornado could have negotiated with an unaffiliated third party.

     Vornado and Vornado Operating Company may enter into additional transactions in the future. Because Vornado and Vornado Operating Company share common senior management and because a majority of Vornado's Trustees also constitute the majority of Vornado Operating Company's Directors, the terms of the foregoing agreements and any future agreements between Vornado and Vornado Operating Company may not be comparable to those Vornado could have negotiated with an unaffiliated third party.

THERE MAY BE CONFLICTS OF INTEREST BETWEEN VORNADO AND ALEXANDER'S.

     Vornado has agreed to manage Alexander's business affairs and manage and develop Alexander's properties for an annual fee under a management and development agreement between Vornado and Alexander's. Vornado assigned this management agreement to Vornado Management Corp. Vornado owns 100% of the outstanding shares of non-voting stock of Vornado Management, which entitles Vornado to 95% of the economic benefits of Vornado Management through distributions. Messrs. Roth and West own 100% of the outstanding shares of voting stock of Vornado Management. Vornado also acts as a leasing agent for Alexander's properties on a fee basis under a leasing agreement. In addition, Alexander's owes Vornado $45 million which was borrowed in March 1995 and is the subordinated tranche of a loan in the original amount of $75 million, which has a current outstanding balance of $65 million. On October 19, 1999, Vornado announced that it has agreed to lend Alexander's another $50 million, under the same terms as the existing $45 million loan. None of Mr. Roth, Interstate Properties or Vornado is obligated to present to Alexander's any particular investment opportunity which comes to his or its attention, even if the opportunity might be suitable for investment by Alexander's.

AN AFFILIATED COMPANY PROVIDES CLEANING AND SECURITY SERVICES TO OUR OFFICE PROPERTIES UNDER CONTRACTS THAT WERE NOT NEGOTIATED AT ARM'S LENGTH.

     David R. Greenbaum, the Chief Executive Officer of Vornado's Mendik Division, and other investors own a company which provides cleaning and related services and security services to office properties. We refer to Messrs. Greenbaum and these other investors as the 'Mendik group.' We have entered into contracts with the Mendik group to provide services to our office properties. These contracts were not negotiated at arm's length, and their terms may not be comparable to those we could have negotiated with unaffiliated third parties. However, we believe, based upon comparable fees charged to other real estate companies, that our contracts with the Mendik group are fair to us.

VORNADO'S ORGANIZATIONAL AND FINANCIAL STRUCTURE GIVES RISE TO OPERATIONAL AND FINANCIAL RISKS, INCLUDING THOSE DESCRIBED BELOW.

WE DO NOT CONTROL SOME OF OUR AFFILIATES.

     Some of our businesses are currently conducted through corporations in which Vornado owns all of the non-voting stock and none of the voting stock, and these corporations provide all of our management, operating and leasing services. We refer to these corporations as 'preferred stock affiliates.' Ownership of the non-voting stock entitles Vornado to substantially all of the distributed income of these affiliates. The non-voting stock of the preferred stock affiliates is owned by officers and/or trustees of Vornado. Accordingly, Vornado is not able to elect the Boards of Directors of the preferred stock affiliates and does not have the authority to control the management and operations of these affiliates or the timing or amount of dividends paid by them. Vornado therefore does not have the authority to require that funds be distributed to it by any of these entities.

VORNADO DEPENDS ON ITS DIRECT AND INDIRECT SUBSIDIARIES' DIVIDENDS AND DISTRIBUTIONS, AND THESE SUBSIDIARIES' CREDITORS AND PREFERRED SECURITY HOLDERS ARE ENTITLED TO PAYMENT OF AMOUNTS PAYABLE TO THEM BY THE SUBSIDIARIES BEFORE THE SUBSIDIARIES MAY PAY ANY DIVIDENDS OR DISTRIBUTIONS TO VORNADO.

     Substantially all of our assets consist of our partnership interests in the operating partnership. The operating partnership holds substantially all of its properties and assets through subsidiaries. The operating partnership therefore depends for substantially all of its revenue on cash distributions to it by its subsidiaries, and Vornado in turn depends for substantially all of its revenue on cash distributions to it by the operating partnership. The creditors of each direct and indirect subsidiary of Vornado are entitled to payment of that subsidiary's obligations to them, when due and payable, before distributions may be made by that subsidiary to its equity holders. In addition, the holders of preferred units of the operating partnership are entitled to receive preferred distributions before payment of distributions to holders of common units, including Vornado. Thus, the operating partnership's ability to make distributions to holders of units depends on its subsidiaries' ability first to satisfy their obligations to their creditors and then to make distributions to the operating partnership. Likewise, Vornado's ability to pay dividends to holders of common and preferred shares depends on the operating partnership's ability first to satisfy its obligations to its creditors and make distributions payable to holders of preferred units and then to make distributions to Vornado. See 'Description of the units and the operating partnership -- Ranking of units' for information about the outstanding preferred units. In addition, Vornado's shareholders will have the right to participate in any distribution of the assets of any of Vornado's direct or indirect subsidiaries upon the liquidation, reorganization or insolvency of the subsidiary, and consequently to participate in those assets, only after the claims of the creditors, including trade creditors, and preferred security holders, if any, of the subsidiary are satisfied.

WE HAVE INDEBTEDNESS, AND THIS INDEBTEDNESS MAY INCREASE.


     As of September 30, 1999, we had aggregate indebtedness outstanding of approximately $2,073 million, approximately $1,680 million of which was secured by our properties. Substantially all of the secured indebtedness was non-recourse to Vornado, while approximately $393 million of Vornado's aggregate indebtedness was unsecured, recourse indebtedness of the operating partnership. The operating partnership's ability to make required principal and interest payments with respect to indebtedness represented by its debt securities depends on the earnings of its subsidiaries and on its ability to receive funds from its subsidiaries through dividends or other payments, since the debt securities are obligations of the operating partnership only and its subsidiaries are not obligated to pay any amounts due under the terms of the debt securities or to make funds available for payment of these amounts in the form of dividends or advances to the operating partnership.



     As of September 30, 1999, the level of Vornado's debt to enterprise value was 44%, based on debt of $3,269 million, which included Vornado's proportionate share of debt of partially-owned entities of $1,196 million. When we say 'enterprise value' in the preceding sentence, we mean market equity value plus debt less cash. Historically, we have maintained a lower debt-to-enterprise-value ratio. In the future, in connection with our strategy for growth, this percentage may change. We may review and modify this policy from time to time without the vote of our shareholders.


LOSS OF OUR KEY PERSONNEL COULD HARM OUR OPERATIONS.

     We depend on the efforts of Steven Roth, the Chairman of the Board of Trustees and Chief Executive Officer of Vornado, and Michael D. Fascitelli, the President of Vornado. While we believe that we could find replacements for these key personnel, the loss of their services could harm our operations.

WE MIGHT FAIL TO QUALIFY OR REMAIN QUALIFIED AS A REIT.

     Although we believe that Vornado will remain organized and will continue to operate so as to qualify as a REIT for Federal income tax purposes, we might fail to remain qualified in this way. Qualification as a REIT for Federal income tax purposes is governed by highly technical and complex provisions of the Internal Revenue Code for which there are only limited judicial or administrative interpretations. Vornado's qualification as a REIT also depends on various facts and circumstances that are not entirely within our control. In addition, legislation, new regulations, administrative interpretations or court decisions might significantly change the tax laws with respect to the requirements for qualification as a REIT or the Federal income tax consequences of qualification as a REIT. A number of recent legislative proposals could affect the way Vornado conducts its business. At this time it is unclear whether these proposals will be enacted into law and, if enacted into law, the exact form these proposals would take and the effect that they would have upon Vornado's operations.

     If, with respect to any taxable year, Vornado fails to maintain its qualification as a REIT, it could not deduct distributions to shareholders in computing its taxable income and would have to pay Federal income tax on its taxable income at regular corporate rates. The Federal income tax payable would include any applicable alternative minimum tax. If Vornado had to pay Federal income tax, the amount of money available to distribute to shareholders would be reduced for the year or years involved, and Vornado would no longer be required to distribute money to shareholders. In addition, Vornado would also be disqualified from treatment as a REIT for the four taxable years following the year during which qualification was lost, unless Vornado was entitled to relief under the relevant statutory provisions. Although Vornado currently intends to operate in a manner designed to allow it to qualify as a REIT, future economic, market, legal, tax or other considerations may cause it to revoke the REIT election.

VORNADO'S CHARTER DOCUMENTS AND APPLICABLE LAW MAY HINDER ANY ATTEMPT TO ACQUIRE VORNADO.

     Generally, for Vornado to maintain its qualification as a REIT under the Internal Revenue Code, not more than 50% in value of the outstanding shares of beneficial interest of Vornado may be owned, directly or indirectly, by five or fewer individuals at any time during the last half of Vornado's taxable year. The Internal Revenue Code defines 'individuals' for purposes of the requirement described in the preceding sentence to include some types of entities. Under Vornado's Amended and Restated Declaration of Trust, no person may own more than 6.7% of the outstanding common shares or 9.9% of the outstanding preferred shares, with some exceptions for persons who held common shares in excess of the 6.7% limit before Vornado adopted the limit. These restrictions on transferability and ownership may delay, deter or prevent a change in control of Vornado or other transaction that might involve a premium price or otherwise be in the best interest of the shareholders. We refer to Vornado's Amended and Restated Declaration of Trust, as amended, as the 'declaration of trust.'

     Vornado's Board of Trustees is divided into three classes of trustees. Trustees of each class are chosen for three-year staggered terms. Staggered terms of trustees may reduce the possibility of a tender offer or an attempt to change control of Vornado, even though a tender offer or change in control might be in the best interest of our shareholders. Vornado's declaration of trust authorizes the Board of Trustees:

      to cause Vornado to issue additional authorized but unissued common shares or preferred shares;

      to classify or reclassify, in one or more series, any unissued preferred shares; and

      to set the preferences, rights and other terms of any classified or reclassified shares that Vornado issues.

     The Board of Trustees could establish a series of preferred shares whose terms could delay, deter or prevent a change in control of Vornado or other transaction that might involve a premium price or otherwise be in the best interest of our shareholders, although the Board of Trustees does not now intend to establish a series of preferred shares of this kind. Vornado's declaration of trust and bylaws contain other provisions that may delay, deter or prevent a change in control of Vornado or other transaction that might involve a premium price or otherwise be in the best interest of the shareholders.

     Under the Maryland General Corporation Law, as amended, as applicable to real estate investment trusts, specified 'business combinations' between a Maryland real estate investment trust and an Interested Shareholder (as defined below) or an affiliate of the Interested Shareholder are prohibited for five years after the most recent date on which the Interested Shareholder becomes an Interested Shareholder. Business combinations for purposes of the preceding sentence are defined by the statute to include specified mergers, consolidations, share exchanges and asset transfers and some issuances and reclassifications of equity securities. After the end of the five-year period, any business combination with an Interested Shareholder or an affiliate of the Interested Shareholder must be recommended by the Board of Trustees of the trust and approved by the affirmative vote of at least:

      80% of the votes entitled to be cast by holders of outstanding shares of beneficial interest of the trust; and

      two-thirds of the votes entitled to be cast by holders of voting shares of the trust other than shares held by the Interested Shareholder with whom, or with whose affiliate, the business combination is to be effected or held by an affiliate or associate of the Interested Shareholder, voting together as a single voting group.

These percentage approval requirements do not apply if, among other conditions, the trust's common shareholders receive a statutorily defined minimum price for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Shareholder for its common shares. The provisions of the Maryland General Corporation Law also do not apply to business combinations that are approved or exempted by the Board of Trustees of the trust before the Interested Shareholder becomes an Interested Shareholder. The Maryland General Corporation Law defines 'Interested Shareholder' as any person who beneficially owns ten percent or more of the voting power of the trust's shares or an affiliate or an associate (as defined in the Maryland General Corporation Law) of the trust who, at any time within the two-year period before the date in question, was the beneficial owner of ten percent or more of the voting power of the then outstanding voting shares of beneficial interest of the trust. A person is not an Interested Shareholder if, prior to the time the person would have become an Interested Shareholder, the Board approved the transaction which would have resulted in the person becoming an Interested Shareholder.

     Vornado's Board of Trustees has adopted a resolution exempting any business combination between Vornado and any Trustee or officer of Vornado or an affiliate of any Trustee or officer of Vornado. As a result, the Trustees and officers of Vornado and their affiliates may be able to enter into business combinations with Vornado which may not be in the best interest of shareholders. With respect to business combinations with other persons, the business combination provisions of the Maryland General Corporation Law may delay, deter or prevent a change in control of Vornado or other transaction that might involve a premium price or otherwise be in the best interest of the shareholders.

THE MARKET FOR VORNADO'S SHARES GIVES RISE TO VARIOUS RISKS, INCLUDING THOSE DESCRIBED BELOW.

VORNADO HAS MANY SHARES AVAILABLE FOR FUTURE SALE, WHICH COULD HURT THE MARKET PRICE OF OUR SHARES.

     As of September 30, 1999, 23,291,025 common shares were reserved for issuance upon redemption of units. These shares may be sold in the public market after registration under the Securities Act of 1933 under registration rights agreements between Vornado and the holders of the units. These shares may also be sold in the public market under Rule 144 under the Securities Act or other available exemptions from registration. In addition, we have reserved a number of common shares for issuance under our employee benefit plans, and these common shares will be available for sale from time to time. We have granted options to purchase additional common shares to some of our executive officers and employees. We cannot predict the effect that future sales of common shares, or the perception that sales of common shares could occur, will have on the market prices of our equity securities.

CHANGES IN MARKET CONDITIONS COULD HURT THE MARKET PRICE OF OUR SHARES.

     The value of our shares depends on various market conditions, which may change from time to time. Among the market conditions that may affect the value of our shares are the following:

      the extent of institutional investor interest in Vornado;

      the reputation of REITs generally and the attractiveness of their equity securities in comparison to other equity securities, including securities issued by other real estate companies, and fixed income securities;

      our financial condition and performance; and

      general financial market conditions.

In addition, the stock market in recent years has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of companies.

INCREASED MARKET INTEREST RATES MAY HURT THE VALUE OF OUR SHARES.

     We believe that investors consider the distribution rate on REIT shares, expressed as a percentage of the price of the shares, relative to market interest rates as an important factor in deciding whether to buy or sell the shares. If market interest rates go up, prospective purchasers of REIT shares may expect a higher distribution rate. Higher interest rates would not, however, result in more funds for us to distribute and, in fact, would likely increase our borrowing costs and might decrease our funds available for distribution. Thus, higher market interest rates could cause the market price of our shares to decline.

                     VORNADO AND THE OPERATING PARTNERSHIP

     Vornado is a fully-integrated real estate investment trust. Vornado conducts its business through, and substantially all of its interests in properties are held by, the operating partnership. Vornado is the sole general partner of, and owned approximately 86% of the common limited partnership interest in, the operating partnership at September 30, 1999.

     The operating partnership currently owns directly or indirectly:

      all or portions of 23 office building properties in the New York City metropolitan area (primarily Manhattan) containing approximately 14.1 million square feet;


      a 34% limited partnership interest in Charles E. Smith Commercial Realty L.P., a limited partnership which owns interests in and manages approximately 10.7 million square feet of office properties in Northern Virginia and Washington, D.C., and manages an additional 7.9 million square feet of office and other commercial properties in the Washington, D.C. area;


      59 shopping center properties in seven states and Puerto Rico containing
      12.2 million square feet, including 1.4 million square feet built by tenants on land leased from us;

      a 60% interest in partnerships that own 88 warehouse facilities nationwide with an aggregate of approximately 450 million cubic feet of refrigerated, frozen and dry storage space, which excludes 13 additional warehouses containing approximately 80 million cubic feet managed by AmeriCold Logistics;

      the Merchandise Mart Properties portfolio containing 6.7 million square feet, including the 3.4 million square foot Merchandise Mart in Chicago;


      approximately 32% of the outstanding common stock of Alexander's, which has eight properties in the New York City metropolitan area;


      the Hotel Pennsylvania, a New York City hotel which contains 800,000 square feet of space with 1,700 rooms and 400,000 square feet of retail and office space;

      eight dry warehouse/industrial properties in New Jersey containing 2.0 million square feet; and

      other real estate and investments.

     The principal executive offices of Vornado and the operating partnership are located at Park 80 West, Plaza II, Saddle Brook, N.J. 07663; telephone
(201) 587-1000.

                                USE OF PROCEEDS

     Vornado will not receive any cash proceeds from the issuance of the shares offered by this prospectus but will acquire units in the operating partnership in exchange for any shares that Vornado may issue to a redeeming unit holder.

                              REDEMPTION OF UNITS


     At any time after November 1, 1999, you have the right to have your units redeemed in whole or in part by the operating partnership for cash equal to the fair market value, at the time of redemption, of one common share of Vornado for each unit redeemed. We have the right to issue you one common share for each unit tendered instead of paying the cash redemption amount. You may redeem units only in compliance with the securities laws, the Second Amended and Restated Agreement of Limited Partnership of the operating partnership, dated as of October 20, 1997, as amended, the Limited Partner Acceptance of Partnership Agreement that you signed when you received your units, and the declaration of trust's limits on ownership of common shares. We refer to the Second Amended and Restated Agreement of Limited Partnership of the operating partnership, as amended, as the 'partnership agreement.'


     You may exercise the right to redeem your units by providing a notice of redemption, substantially in the form attached as an exhibit to the partnership agreement, to the operating partnership, with a copy to Vornado. You may also be required to furnish the operating partnership and Vornado with certain other certificates and forms. The partnership agreement establishes some limitations on your right to redeem units. Unless we elect to assume and perform the operating partnership's obligation with respect to the redemption, as described below, you will receive cash on the specified redemption date from the operating partnership in an amount equal to the market value of the units to be redeemed. When we say 'specified redemption date' in the context of class A units, which are the kind of units that you hold, we mean:

      if Vornado's common shares are publicly traded, the tenth business day after we receive a notice of redemption; and

      if Vornado's common shares are not publicly traded, the thirtieth business day after we receive a notice of redemption.

When we say 'business day,' we mean a day that is not a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close. The market value of a unit for the purpose of redemption will be equal to the average of the closing trading price of a Vornado common share on the NYSE for the ten trading days before the day on which we received the notice of redemption or, if that day is not a business day, the first business day after that day.

     Instead of the operating partnership's acquiring the units for cash, we have the right to acquire the units on the specified redemption date directly from you, in exchange for either the market value of the units in cash or for common shares. However, we do not have this right if the common shares are not publicly traded, as described below. If we acquire the units, we will become their owner. In either case, acquisition of the units by Vornado will be treated as a sale of the units to Vornado for Federal income tax purposes. The payment of the redemption price may be conditioned on our sole satisfaction that any New York Real Estate Transfer Tax and New York City Real Property Transfer Tax payable by reason of your redeeming units prior to the second anniversary of the date on which such units were issued to you have been paid in full or that adequate provision has been made therefor. If we elect to acquire the units in exchange for shares, then you are obligated, as a condition to the effective exercise of the redemption right, to escrow with Vornado an amount equal to the New York Real Estate Transfer Tax and New York City Real Property Transfer Tax that would have been payable as of the exercise of the redemption right, assuming that you transfer the shares received prior to the second anniversary of the date on which the units were issued to you. Such escrow may be used by us or you for the payment of the taxes described above, provided, in the latter event, that we have determined, in our good faith discretion, that such tax will be paid. See
' -- Tax consequences of redemption -- Tax treatment of redemption of units' for information about the tax consequences of redeeming units to the redeeming unit holder.

     If we determine to acquire the units in exchange for common shares, the total number of common shares to be paid to you will be equal to the product of the number of units times the conversion factor. See 'Description of units -- Sales of assets' for further information about the conversion factor, which is 1.0 as of the date of this prospectus. Vornado currently anticipates that it generally will elect to acquire directly units tendered for redemption and to issue common shares in exchange for the units rather than paying cash, but we will decide whether to pay cash or issue common shares upon redemption of units when units are tendered for redemption.

     When you redeem units, your right to receive distributions for the units so redeemed or exchanged will cease, unless the record date for a distribution was a date before the specified redemption date. You must redeem at least 1,000 units at a time, or all of your remaining units if you own less than 1,000 units. No redemption or exchange can occur if delivery of common shares on the specified redemption date to the unit holder seeking redemption would be prohibited either under Vornado's declaration of trust or under applicable Federal or state securities laws as long as the common shares are publicly traded.

     Each unit holder has agreed with Vornado under the partnership agreement that all units delivered for redemption must be delivered to the operating partnership or Vornado, as the case may be, free and clear of all liens. Neither Vornado nor the operating partnership will be under any obligation to acquire units if there are liens on the units. Each unit holder has also agreed to pay any state or local property transfer tax that is payable as a result of the transfer of his or her units to the operating partnership or Vornado.

     If a unit holder assigns his or her units to another person, that person may redeem the units. In that case, the redemption price will be paid directly to that person and not to the unit holder.

     If Vornado provides notice to the unit holders that it intends to make an extraordinary distribution of cash or property to its shareholders or to effect a merger, a sale of all or substantially all of its assets or any other similar extraordinary transaction, the right to redeem units will be exercisable during the period commencing on the date on which Vornado provides that notice and ending on either:

      if there is a record date to determine shareholders eligible to receive the extraordinary distribution or to vote upon the approval of the merger, sale or other extraordinary transaction, the record date; or

      if there is no record date of this kind, the date that is twenty days after the date on which Vornado provides notice of the extraordinary distribution or extraordinary transaction.

A holder must have held his or her units for at least one year from the date of issuance to have the right to redeem them under these circumstances. If this paragraph applies, the specified redemption date will be the sooner of:

      the tenth business day after the operating partnership receives the notice of redemption; or

      the business day immediately preceding the record date to determine shareholders eligible to receive the extraordinary distribution or vote on approval of the extraordinary transaction.

However, if the specified redemption date occurs in less than ten business days and the operating partnership elects to redeem the units for cash, the operating partnership will have up to ten business days after receiving the notice of redemption to deliver payment for the units.

     If Vornado merges or consolidates with another company or sells all or substantially all of its assets as a whole and Vornado's shareholders are obligated to accept cash and/or debt obligations in full or partial payment for their common shares in the transaction, then the portion of the payment per unit payable upon redemption of the units that must be accepted in cash and/or debt obligations will be equal to an amount of cash equal to the sum of:

      the cash payable for one common share multiplied by the conversion factor; and

      the value, on the date on which the transaction is consummated, of the debt obligations to be received with respect to one common share multiplied by the conversion factor.

The balance of the amount payable per unit when units are redeemed will be payable in an amount calculated consistently with the second paragraph of this section. If a transaction of the kind described in this paragraph occurs at a time when the consent of some unit holders is required under those lockup agreements that are contained in the partnership agreement, then the portion of the payment per unit to those unit holders payable upon redemption of their units that they must accept in cash and/or debt obligations will be increased by an amount that will provide them with an internal rate of return on that portion of the payment from the date of the transaction to the date of redemption of the units equal to the treasury constant yield, as defined in the partnership agreement. The lockup agreements are described under 'Description of units and the operating partnership -- Borrowing by the operating partnership.'

     If the common shares are not publicly traded but another entity whose shares are publicly traded owns more than 50% of the shares of Vornado, the unit holders' right to redeem units will be determined by reference to the publicly traded stock of that majority owner of Vornado. In that case, the general partner of the operating partnership will have the right to elect to acquire the units to be redeemed for publicly traded stock of the majority owner of Vornado. If the common shares are not publicly traded and there is no majority owner of Vornado with publicly traded stock, the unit holders' right to redeem units would be based upon the net fair market value of the operating partnership's assets at the time the units are redeemed, as determined in good faith by Vornado. In that case, Vornado and the operating partnership would be obligated to pay for redeemed units in cash, payable on the thirtieth business day after Vornado receives the notice of redemption.

REGISTRATION RIGHTS

     Under registration rights agreements between Vornado and the unit holders named in these agreements, which have been filed as an exhibit to the registration statement of which this prospectus forms a part, those unit holders have the right to demand registration of the common shares for which their units may be redeemed when they redeem their units, unless the shares they receive are already registered under an effective registration statement filed with the SEC. The registration rights agreements provide that Vornado will pay all expenses of registering the shares. The agreements also provide that the holders of the shares will pay any brokerage and sales commissions, fees and disbursements of counsel to the holders, accountants and other advisors, and any transfer taxes relating to the sale or disposition of the shares by the holders.

TAX CONSEQUENCES OF REDEMPTION

     The following discussion summarizes the material Federal income tax considerations that may be relevant to a unit holder who redeems his or her units. This discussion only applies to unit holders that provide an affidavit to the operating partnership, at the time their units are redeemed, stating that the unit holder is not a foreign person and stating the unit holder's taxpayer identification number, under penalties of perjury.

     YOU SHOULD CONSULT YOUR OWN TAX ADVISORS REGARDING THE TAX CONSEQUENCES TO YOU OF REDEEMING YOUR UNITS, INCLUDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF REDEEMING UNITS IN YOUR PARTICULAR CIRCUMSTANCES AND POTENTIAL CHANGES IN APPLICABLE LAWS.

TAX TREATMENT OF REDEMPTION OF UNITS

     If Vornado assumes and performs the redemption obligation, the partnership agreement provides that the redemption will be treated by Vornado, the operating partnership and the redeeming unit holder as a sale of units by the redeeming unit holder to Vornado at the time the units are redeemed. This sale will be fully taxable to the redeeming unit holder, and the redeeming unit holder will be treated as realizing for tax purposes an amount equal to the sum of:

      the cash or the value of the common shares received in the exchange; plus the amount of operating partnership liabilities allocable to the redeemed units at the time they are redeemed.

The amount of operating partnership liabilities considered in this calculation will include the operating partnership's share of the liabilities of some entities in which the operating partnership owns an interest. The determination of the amount of gain or loss is discussed more fully under ' -- Tax treatment of disposition of units by unit holders generally' below.

     If Vornado does not elect to assume the obligation to redeem a unit holder's units, the operating partnership will redeem the units for cash. If the operating partnership redeems units for cash that Vornado contributes to the operating partnership for that purpose, the redemption likely would be treated for tax purposes as a sale of the units to Vornado in a fully taxable transaction, although this is not certain. If the redemption is treated that way for tax purposes, the redeeming unit holder would be treated as realizing an amount equal to the sum of:

      the cash received in the exchange; plus

      the amount of operating partnership liabilities allocable to the redeemed units at the time they are redeemed.

The amount of operating partnership liabilities considered in this calculation will include the operating partnership's share of the liabilities of some entities in which the operating partnership owns an interest. The determination of the amount of gain or loss if a redemption is treated as a sale for tax purposes is discussed more fully under ' -- Tax treatment of disposition of units by unit holders generally' below.

     If, instead, the operating partnership chooses to redeem units for cash that is not contributed by Vornado for that purpose, the tax consequences would be the same as described in the previous paragraph with the following exception. If the operating partnership redeems less than all of a unit holder's units, the unit holder would not be permitted to recognize any loss occurring on the transaction and would recognize taxable gain only to the extent that the amount he or she would be treated as receiving, as described above, exceeded his or her adjusted basis in all of his or her units immediately before the redemption.

POTENTIAL APPLICATION OF DISGUISED SALE REGULATIONS TO A REDEMPTION OF UNITS

     A redemption of units may cause the original transfer of property to the operating partnership in exchange for units to be treated as a 'disguised sale' of property. The Internal Revenue Code and the Treasury regulations under the Internal Revenue Code generally provide that, unless one of the prescribed exceptions is applicable, a partner's contribution of property to a partnership and a simultaneous or subsequent transfer of money or other consideration from the partnership to the partner, including the partnership's assumption of a liability or taking the property subject to a liability, will be presumed to be a sale, in whole or in part, of the property by the partner to the partnership. Further, the Treasury regulations provide generally that, in the absence of an applicable exception, if a partnership transfers money or other consideration to a partner within two years after the partner contributed property to the partnership, the transactions will be presumed to be a sale of the contributed property unless the facts and circumstances clearly establish that the transfers do not constitute a sale. The Treasury regulations also provide that if two years have passed between the time when the partner contributed property to the partnership and the time when the partnership transferred money or other consideration to the partner, the transactions will be presumed not to be a sale unless the facts and circumstances clearly establish that the transfers constitute a sale.

     Accordingly, if the operating partnership redeems a unit, the Internal Revenue Service could contend that the redemption should be treated as a disguised sale because the redeeming unit holder will receive cash or common shares after having contributed property to the operating partnership. If the IRS took that position successfully, the issuance of the units in exchange for the contributed property could be taxable as a disguised sale under the Treasury regulations.

TAX TREATMENT OF DISPOSITION OF UNITS BY UNIT HOLDERS GENERALLY

     If a unit holder redeems units in a manner that is treated as a sale of the units, the gain or loss from the sale or other disposition will be based on the difference between:

      the amount considered realized for tax purposes; and

      the unit holder's tax basis in the units.

See ' -- Basis of units' below for information about the tax basis of units.

     If a unit holder sells units, the 'amount realized' will be measured by the sum of the cash and fair market value of other property received, including any common shares; plus the portion of the operating partnership's liabilities allocable to the units sold.

The amount of operating partnership liabilities considered in this calculation will include the operating partnership's share of the liabilities of some entities in which the operating partnership owns an interest.

     A selling unit holder will recognize gain to the extent that the amount he or she realizes in the sale exceeds his or her basis in the units sold. It is possible that the amount of gain recognized or even the tax liability resulting from the gain could exceed the amount of cash and the value of any other property, including common shares, received in exchange for the units.

     Except as described below, any gain recognized upon a sale or other disposition of units will be treated as gain attributable to the sale or disposition of a capital asset. To the extent, however, that the amount realized upon the sale of a unit attributable to a unit holder's share of 'unrealized receivables' of the operating partnership (as defined in Section 751 of the Internal Revenue
Code) exceeds the basis attributable to those assets, this excess will be treated as ordinary income. Unrealized receivables include, to the extent not previously included in operating partnership income, any rights to payment for services rendered or to be rendered. Unrealized receivables also include amounts that would be subject to recapture as ordinary income if the operating partnership had sold its assets at their fair market value at the time of the transfer of a unit.

     For non-corporate holders, the maximum rate of tax on the net capital gain from the sale or exchange or a capital asset held for more than one year is 20%. The maximum rate for net capital gains attributable to the sale of depreciable real property held for more than one year is 25% to the extent of the prior deductions for depreciation that are not otherwise recaptured as ordinary income under the existing depreciation recapture rules.

     The IRS has authority to issue regulations that could, among other things, apply these rates on a look-through basis in the case of 'pass-through' entities such as Vornado and the operating partnership. The IRS has not yet issued regulations of this kind. If it does not issue regulations of this kind in the future, the rate of tax that would apply to the disposition of a unit by a non-corporate holder would be determined based upon the period of time over which the non-corporate holder held the unit. The IRS might, however, issue regulations that would provide that the rate of tax that would apply to the disposition of a unit by a non-corporate holder would be determined based upon the nature of the assets of the operating partnership and the periods of time over which the operating partnership held the assets. Moreover, if the IRS adopts regulations of this kind, they might apply retroactively.

BASIS OF UNITS

     In general, a unit holder who received units in exchange for contributing an interest in a partnership has an initial tax basis in the units equal to his or her basis in the contributed partnership interest. A unit holder's initial basis in his or her units generally is increased by:

      the unit holder's share of operating partnership taxable and tax-exempt income;

      increases in his or her share of the liabilities of the operating partnership, including the operating partnership's share of the liabilities of some entities in which the operating partnership owns an interest; and

      any gain recognized under Section 737 of the Internal Revenue Code due to the receipt of a distribution from the operating partnership within seven years after the unit holder contributed property to the operating partnership.

Generally, a unit holder's initial basis in his or her units is decreased by:

      his or her share of operating partnership distributions;

      decreases in his or her share of liabilities of the operating partnership, including the operating partnership's share of the liabilities of some entities in which the operating partnership owns an interest;

      his or her share of losses of the operating partnership; and

      his or her share of nondeductible expenditures of the operating partnership that are not chargeable to capital.

However, a unit holder's initial basis will not decrease below zero.

                          DESCRIPTION OF COMMON SHARES

     The following description of the common shares does not describe every aspect of the common shares and is only a summary of, and is qualified in its entirety by reference to, the provisions governing the common shares contained in the declaration of trust and bylaws. Copies of the declaration of trust and bylaws are exhibits to the registration statement of which this prospectus is a part. See 'Where you can find more information' for information about how to obtain copies of the declaration of trust and bylaws.

VORNADO'S AUTHORIZED AND OUTSTANDING CLASSES OF SHARES


     The declaration of trust authorizes the issuance of up to 340,000,000 shares of beneficial interest, consisting of 125,000,000 common shares, $.04 par value per share, 45,000,000 preferred shares of beneficial interest no par value per share, and 170,000,000 excess shares of beneficial interest, $.04 par value per share. We refer to the excess shares of beneficial interest, $.04 par value per share, as 'excess shares.' See ' -- Restrictions on ownership' for a discussion of the possible issuance of excess shares.



     As of September 30, 1999, 85,946,899 common shares were issued and outstanding, 5,789,239 series A preferred shares were issued and outstanding, 3,400,000 8.5% series B cumulative redeemable preferred shares were issued and outstanding, 4,600,000 8.5% series C cumulative redeemable preferred shares were issued and outstanding, and no 8.5% series D-1 cumulative redeemable preferred shares, no 8.375% series D-2 cumulative redeemable preferred shares, no 8.25% series D-3 cumulative redeemable preferred shares, no 8.25% series D-4 cumulative redeemable preferred shares or excess shares were issued and outstanding. The common shares of Vornado are listed on the NYSE under the symbol 'VNO'. As of November 24, 1999 no 8.25%
Series D-5 cumulative redeemable preferred shares were issued and outstanding.


DIVIDEND AND VOTING RIGHTS OF HOLDERS OF COMMON SHARES

     The holders of common shares are entitled to receive dividends when, if and as authorized by the Board of Trustees and declared by Vornado out of assets legally available to pay dividends, if receipt of the dividends is in compliance with the provisions in the declaration of trust restricting the transfer of shares of beneficial interest. However, if any preferred shares are at the time outstanding, Vornado may only pay dividends or other distributions on common shares or purchase common shares if full cumulative dividends have been paid on outstanding preferred shares and there is no arrearage in any mandatory sinking fund on outstanding preferred shares. The terms of the series of preferred shares that are now issued and outstanding do not provide for any mandatory sinking fund.

     The holders of common shares are entitled to one vote for each share on all matters on which shareholders are entitled to vote, including elections of trustees. There is no cumulative voting in the election of trustees, which means that the holders of a majority of the outstanding common shares can elect all of the trustees then standing for election. The holders of common shares do not have any conversion, redemption or preemptive rights to subscribe to any securities of Vornado. If Vornado is dissolved, liquidated or wound up, holders of common shares are entitled to share proportionally in any assets remaining after the prior rights of creditors, including holders of Vornado's indebtedness, and the aggregate liquidation preference of any preferred shares then outstanding are satisfied in full.

     The common shares have equal dividend, distribution, liquidation and other rights and have no preference, appraisal or exchange rights. All outstanding common shares are, and any common shares offered by a prospectus supplement, upon issuance, will be, duly authorized, fully paid and non-assessable.

     The transfer agent for the common shares is First Union National Bank, Charlotte, North Carolina.

RESTRICTIONS ON OWNERSHIP OF COMMON SHARES

THE COMMON SHARES BENEFICIAL OWNERSHIP LIMIT

     For Vornado to maintain its qualification as a REIT under the Internal Revenue Code, not more than 50% of the value of its outstanding shares of beneficial interest may be owned, directly or indirectly, by five or fewer individuals at any time during the last half of a taxable year and the shares of beneficial interest must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. The Internal Revenue Code defines 'individuals' to include some entities for purposes of the preceding sentence. All references to a shareholder's ownership of common shares in this section ' -- The common shares beneficial ownership limit' assume application of the applicable attribution rules of the Internal Revenue Code under which, for example, a shareholder is deemed to own shares owned by his or her spouse.

     The declaration of trust contains a number of provisions which restrict the ownership and transfer of shares and which are designed to safeguard Vornado against an inadvertent loss of its REIT status. The declaration of trust contains a limitation that restricts, with some exceptions, shareholders from owning more than a specified percentage of the outstanding common shares. We call this percentage the 'common shares beneficial ownership limit'. The common shares beneficial ownership limit was initially set at 2.0% of the outstanding common shares. The Board of Trustees subsequently adopted a resolution raising the common shares beneficial ownership limit from 2.0% to 6.7% of the outstanding common shares. The shareholders who owned more than 6.7% of the common shares immediately after the merger of Vornado, Inc. into Vornado in May 1993 may continue to do so and may acquire additional common shares through stock option and similar plans or from other shareholders who owned more than 6.7% of the common shares immediately after that merger. However, common shares cannot be transferred if, as a result, more than 50% in value of the outstanding shares of Vornado would be owned by five or fewer individuals. While the shareholders who owned more than 6.7% of the common shares immediately after the merger of Vornado, Inc. into Vornado in May 1993 are not generally permitted to acquire additional common shares from any other source, these shareholders may acquire additional common shares from any source if Vornado issues additional common shares, up to the percentage held by them immediately before Vornado issues the additional shares.

     Shareholders should be aware that events other than a purchase or other transfer of common shares can result in ownership, under the applicable attribution rules of the Internal Revenue Code, of common shares in excess of the common shares beneficial ownership limit. For instance, if two shareholders, each of whom owns 3.5% of the outstanding common shares, were to marry, then after their marriage both shareholders would be deemed to own 7.0% of the outstanding common shares, which is in excess of the common shares beneficial ownership limit. Similarly, if a shareholder who owns 4.9% of the outstanding common shares were to purchase a 50% interest in a corporation which owns 4.8% of the outstanding common shares, then the shareholder would be deemed to own 7.3% of the outstanding common shares. You should consult your own tax advisors concerning the application of the attribution rules of the Internal Revenue Code in your particular circumstances.

THE CONSTRUCTIVE OWNERSHIP LIMIT

     Under the Internal Revenue Code, rental income received by a REIT from persons in which the REIT is treated, under the applicable attribution rules of the Internal Revenue Code, as owning a 10% or greater interest does not constitute qualifying income for purposes of the income requirements that REITs must satisfy. For these purposes, a REIT is treated as owning any stock owned, under the applicable attribution rules of the Internal Revenue Code, by a person that owns 10% or more of the value of the outstanding shares of the REIT. The attribution rules of the Code applicable for these purposes are different from those applicable with respect to the common shares beneficial ownership limit. All references to a shareholder's ownership of common shares in this section
' -- The constructive ownership limit' assume application of the applicable attribution rules of the Internal Revenue Code.

     In order to ensure that rental income of Vornado will not be treated as nonqualifying income under the rule described in the preceding paragraph, and thus to ensure that Vornado will not inadvertently lose its REIT status as a result of the ownership of shares by a tenant, or a person that holds an interest in a tenant, the declaration of trust contains an ownership limit that restricts, with some exceptions, shareholders from owning more than 9.9% of the outstanding shares of any class. We refer to this 9.9% ownership limit as the 'constructive ownership limit.' The shareholders who owned shares in excess of the constructive ownership limit immediately after the merger of Vornado, Inc. into Vornado in May 1993 generally are not subject to the constructive ownership limit. The declaration of trust also contains restrictions that are designed to ensure that the shareholders who owned shares in excess of the constructive ownership limit immediately after the merger of Vornado, Inc. into Vornado in May 1993 will not, in the aggregate, own a large enough interest in a tenant or subtenant of the REIT to cause rental income received, directly or indirectly, by the REIT from that tenant or subtenant to be treated as nonqualifying income for purposes of the income requirements that REITs must satisfy. The restrictions described in the preceding sentence have an exception for tenants and subtenants from whom the REIT receives, directly or indirectly, rental income that is not in excess of a specified threshold.

     Shareholders should be aware that events other than a purchase or other transfer of shares can result in ownership, under the applicable attribution rules of the Internal Revenue Code, of shares in excess of the constructive ownership limit. As the attribution rules that apply with respect to the constructive ownership limit differ from those that apply with respect to the common shares beneficial ownership limit, the events other than a purchase or other transfer of shares which can result in share ownership in excess of the constructive ownership limit can differ from those which can result in share ownership in excess of the common shares beneficial ownership limit. You should consult your own tax advisors concerning the application of the attribution rules of the Internal Revenue Code in your particular circumstances.

ISSUANCE OF EXCESS SHARES IF THE OWNERSHIP LIMITS ARE VIOLATED

     The declaration of trust provides that a transfer of common shares that would otherwise result in ownership, under the applicable attribution rules of the Internal Revenue Code, of common shares in excess of the common shares beneficial ownership limit or the constructive ownership limit, or which would cause the shares of beneficial interest of Vornado to be beneficially owned by fewer than 100 persons, will have no effect and the purported transferee will acquire no rights or economic interest in the common shares. In addition, the declaration of trust provides that common shares that would otherwise be owned, under the applicable attribution rules of the Internal Revenue Code, in excess of the common shares beneficial ownership limit or the constructive ownership limit will be automatically exchanged for excess shares. These excess shares will be transferred, by operation of law, to Vornado as trustee of a trust for the exclusive benefit of a beneficiary designated by the purported transferee or purported holder. While so held in trust, excess shares are not entitled to vote and are not entitled to participate in any dividends or distributions made by Vornado. Any dividends or distributions received by the purported transferee or other purported holder of the excess shares before Vornado discovers the automatic exchange for excess shares must be repaid to Vornado upon demand.

     If the purported transferee or purported holder elects to designate a beneficiary of an interest in the trust with respect to the excess shares, he or she may designate only a person whose ownership of the shares will not violate the common shares beneficial ownership limit or the constructive ownership limit. When the designation is made, the excess shares will be automatically exchanged for common shares. The declaration of trust contains provisions designed to ensure that the purported transferee or other purported holder of the excess shares may not receive, in return for transferring an interest in the trust with respect to the excess shares, an amount that reflects any appreciation in the common shares for which the excess shares were exchanged during the period that the excess shares were outstanding but will bear the burden of any decline in value during that period. Any amount received by a purported transferee or other purported holder for designating a beneficiary in excess of the amount permitted to be received must be turned over to Vornado. The declaration of trust provides that Vornado, or its designee, may purchase any excess shares that have been automatically exchanged for common shares as a result of a purported transfer or other event. The price at which Vornado, or its designee, may purchase the excess shares will be equal to the lesser of:

      in the case of excess shares resulting from a purported transfer for value, the price per share in the purported transfer that resulted in the automatic exchange for excess shares, or in the case of excess shares resulting from some other event, the market price of the common shares exchanged on the date of the automatic exchange for excess shares; and

      the market price of the common shares exchanged for the excess shares on the date that Vornado accepts the deemed offer to sell the excess shares.

Vornado's right to buy the excess shares will exist for 90 days, beginning on the date that the automatic exchange for excess shares occurred or, if Vornado did not receive a notice concerning the purported transfer that resulted in the automatic exchange for excess shares, the date that the Board of Trustees determines in good faith that an exchange for excess shares has occurred.

OTHER PROVISIONS CONCERNING THE RESTRICTIONS ON OWNERSHIP

     The Board of Trustees may exempt persons from the common shares beneficial ownership limit or the constructive ownership limit, including the limitations applicable to holders who owned in excess of 6.7% of the common shares immediately after the merger of Vornado, Inc. into Vornado in May 1993, if evidence satisfactory to the Board of Trustees is presented showing that the exemption will not jeopardize Vornado's status as a REIT under the Internal Revenue Code. Before granting an exemption of this kind, the Board of Trustees may require a ruling from the IRS and/or an opinion of counsel satisfactory to it and/or representations and undertakings from the applicant with respect to preserving the REIT status of Vornado.

     The foregoing restrictions on transferability and ownership will not apply if the Board of Trustees determines that it is no longer in the best interests of Vornado to attempt to qualify, or to continue to qualify, as a REIT.

     All persons who own, directly or by virtue of the applicable attribution rules of the Internal Revenue Code, more than 2.0% of the outstanding common shares must give a written notice to Vornado containing the information specified in the declaration of trust by January 31 of each year. In addition, each shareholder will be required to disclose to the Company upon demand any information that Vornado may request, in good faith, to determine Vornado's status as a REIT or to comply with Treasury regulations promulgated under the REIT provisions of the Internal Revenue Code.

     The ownership restrictions described above may have the effect of precluding acquisition of control of Vornado unless the Board of Trustees determines that maintenance of REIT status is no longer in the best interests of Vornado.

             DESCRIPTION OF THE UNITS AND THE OPERATING PARTNERSHIP

     The following description of the material terms of the units and some material provisions of the partnership agreement does not describe every aspect of the units or the partnership agreement and is only a summary of, and qualified in its entirety by reference to, applicable provisions of Delaware law and the partnership agreement. A copy of the partnership agreement is filed as an exhibit to the registration statement of which this prospectus is a part. See 'Where you can find more information' for information about how to obtain a copy of the partnership agreement. For a comparison of the voting rights and some other rights of unit holders in the operating partnership and shareholders of Vornado, see 'Comparison of ownership of units and common shares.'

THE OPERATING PARTNERSHIP'S OUTSTANDING CLASSES OF UNITS

     Holders of units, other than Vornado in its capacity as general partner, hold a limited partnership interest in the operating partnership. All holders of units, including Vornado in its capacity as general partner, are entitled to share in cash distributions from, and in the profits and losses of, the operating partnership.

     Holders of units have the rights to which limited partners are entitled under the partnership agreement and the Delaware Revised Uniform Limited Partnership Act. The units are not registered under any Federal or state securities laws, and they are not listed on any exchange or quoted on any national market system. The partnership agreement imposes restrictions on the transfer of units. See ' -- Restrictions on transfers of units' below for further information about these restrictions.

     As of September 30, 1999, there were outstanding:

      5,789,239 series A preferred units;

      3,400,000 series B pass-through preferred units;

      4,600,000 series C pass-through preferred units;

      899,566 series B-1 convertible preferred units;

      449,783 series B-2 restricted convertible preferred units;

      747,912 series C-1 convertible preferred units;

      3,500,000 series D-1 preferred units;

      549,336 series D-2 preferred units;

      8,000,000 series D-3 preferred units;

      5,000,000 series D-4 preferred units;

      4,998,000 Series E-1 convertible preferred units;

      92,194,728 class A units, including 6,247,829 not held by Vornado; and

      1,256,908 class D units.




In addition, as of November 24, 1999, there were outstanding:



      7,480,000 series D-5 preferred units.

DISTRIBUTIONS WITH RESPECT TO UNITS

     The partnership agreement provides for distributions, as determined in the manner provided in the partnership agreement, to Vornado and the limited partners in proportion to their percentage interests in the operating partnership, subject to the distribution preferences that are described in the next paragraph. As general partner of the operating partnership, Vornado has the exclusive right to declare and cause the operating partnership to make distributions as and when Vornado deems appropriate or desirable in its sole discretion. For so long as Vornado elects to qualify as a REIT, Vornado will make reasonable efforts, as determined by it in its sole discretion, to make distributions to partners in amounts such that Vornado will be able to pay shareholder dividends that will satisfy the requirements for qualification as a REIT and avoid any Federal income or excise tax liability for Vornado.

     Distributions vary among the holders of different classes of units:

      The series A preferred units entitle Vornado as their holder to a cumulative preferential distribution at an annual rate of $3.25 per series A preferred unit, which we refer to as the 'series A preferred distribution preference'. The series A preferred units correspond to the series A preferred shares of Vornado.

      The series B pass-through preferred units entitle Vornado as their holder to a cumulative preferential distribution at an annual rate of $2.125 per unit, which we call the 'series B pass-through preferred distribution preference'. The series B pass-through preferred units correspond to the series B preferred shares of Vornado.

      The series C pass-through preferred units entitle Vornado as their holder to a cumulative preferential distribution at an annual rate of $2.125 per unit, which we call the 'series C pass-through preferred distribution preference'. The series C pass-through preferred units correspond to the series C preferred shares of Vornado.

      The series B-1 convertible preferred units entitle their holder to a preferential distribution at the annual rate of $2.50 per unit, and the series B-2 restricted preferred units entitle their holders to a preferential distribution at the annual rate of $4.00 per unit. We refer to these preferential distributions as the 'series B-1 and B-2 preferred distribution preferences'.

      The series C-1 preferred units entitle their holder to a preferential distribution at the annual rate of $3.25 per unit, which we refer to as the 'series C-1 preferred distribution preference'.

      The series D-1 preferred units entitle their holder to a preferential distribution at the annual rate of $2.125 per unit, which we refer to as the 'series D-1 preferred distribution preference'.

      The series D-2 preferred units entitle their holder to a preferential distribution at the annual rate of $4.1875 per unit, which we refer to as the 'series D-2 preferred distribution preference'.

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
      The series D-3 preferred units entitle their holder to a preferential distribution at the annual rate of $2.0625 per unit, which we refer to as the 'series D-3 preferred distribution preference'.

      The series D-4 preferred units entitle their holder to a preferential distribution at the annual rate of $2.0625 per unit, which we refer to as the 'series D-4 preferred distribution preference'.


      The series D-5 preferred units entitle their holder to a preferential distribution at the annual rate of $2.0625 per unit, which we refer to as the 'series D-5 preferred distribution preference'.


      The series E-1 preferred units entitle their holder to a preferential distribution at the annual rate of (a) $3.00 per unit for distributions paid in respect of the period from the date of issuance through, but excluding, the first anniversary of that date, (b) $3.125 per unit for distributions paid in respect of the period from the first anniversary of the date of issuance through, but excluding, the second anniversary of that date, (c) $3.25 per unit for distributions paid in respect of the period from the second anniversary of the date of issuance through, but excluding, the seventh anniversary of the date of issuance and (d) $3.375 per unit for distributions paid in respect of any period thereafter. We refer to this preferential distribution as the 'series E-1 preferred distribution preference'.

      The class D units entitle their holder to a preferential quarterly distribution of $0.50375 per unit, which we refer to as the 'class D distribution preference,' until the operating partnership has made four consecutive quarterly distributions of at least $0.50375 per unit to the holders of the class A units.


We sometimes refer to the series A preferred distribution preference, the series B pass-through preferred distribution preference, the series C pass-through preferred distribution preference, the series B-1 and B-2 preferred distribution preferences, the series C-1 preferred distribution preference, the series D-1 preferred distribution preference, the series D-2 preferred distribution preference, the series D-3 preferred distribution preference, the series D-4 preferred distribution preference, the series D-5 preferred distribution preference and the series E-1 preferred distribution preference as the 'preferred distribution preferences'. We sometimes refer to the preferred distribution preferences, and the class D distribution preference together as the 'distribution preferences'.


     The value of each common unit, regardless of its class, equates to one common share of Vornado. Preferred units do not have a value equating to one common share, but have the liquidation preferences and conversion prices for conversion into class A units or terms for redemption for cash or corresponding preferred shares that are established in the partnership agreement.

     The partnership agreement provides that the operating partnership will make distributions when, as and if declared by Vornado in the order of preference provided for in the partnership agreement. The order of preference in the partnership agreement provides that distributions will be paid first to Vornado as necessary to enable Vornado to pay REIT expenses. The partnership agreement defines 'REIT expenses' to mean:

      costs and expenses relating to the continuity of existence of Vornado and any entity in which Vornado owns an equity interest;

      costs and expenses relating to any offer or registration of securities by Vornado;

      costs and expenses associated with preparing and filing periodic reports of Vornado under Federal, state and local laws, including SEC filings;

      costs and expenses associated with Vornado's compliance with laws, rules and regulations applicable to it; and

      all other operating or administrative expenses incurred by Vornado in the ordinary course of its business.

     After the operating partnership pays Vornado distributions as necessary to enable Vornado to pay REIT expenses, distributions will be paid:

      first, to holders of any class of preferred units ranking senior, as to distributions or redemption or voting rights, to class D units;

      second, to holders of class D units for any accumulated and unpaid class D distribution preferences and on an equal priority to holders of preferred units not ranking senior to the class D units for any accumulated and unpaid preferred distribution preferences; and

      third, to holders of class A units.

     The series A preferred units, series B pass-through preferred units, and series C pass-through preferred units rank senior to the class D units. The other series of preferred units do not rank senior to the class D units. See
' -- Ranking of units' for more information about the relative priorities of the various series and classes of units. Class D unit holders will also share in any distribution per quarter to class A unit holders above $0.50375 per unit.

     Before the automatic conversion of class D units to class A units as described under ' -- Ranking of units' below, Vornado will be permitted to cause the operating partnership to make a distribution to holders of class A units of cash up to an aggregate maximum amount of $878,912 representing any funds from operations that could have been and were not distributed to holders of class A units (without requiring proportional distributions to holders of class D units) during the twelve calendar quarters preceding the quarter in which the distribution is made.

RANKING OF UNITS


     The series A preferred units, series B pass-through preferred units, and series C pass-through preferred units rank senior to the class A units and class D units with respect to the payment of distributions and amounts upon liquidation, dissolution or winding up of the operating partnership. The series A preferred units, series B pass-through preferred units, series C pass-through preferred units, series B-1 convertible preferred units, series B-2 restricted


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

preferred units, series C-1 preferred units, series D-1 preferred units, series D-2 preferred units, series D-3 preferred units, series D-4 preferred units, series D-5 preferred units, series E-1 preferred units and any other units designated as 'parity units' all rank on a parity with each other, in each case with respect to the payment of distributions and amounts upon liquidation, dissolution or winding up of the operating partnership, without preference or priority one over the other, except that:



      For so long as the class D units are outstanding, the series B-1 convertible preferred units, series B-2 restricted preferred units, series C-1 preferred units, series D-1 preferred units, series D-2 preferred units, series D-3 preferred units, series D-4 preferred units, series D-5 preferred units, and series E-1 preferred units will not rank senior to the class D units as to preferential distributions or redemption or voting rights. The class D units automatically will be converted into class A units when all holders of class A units have received quarterly distributions equal to $.50375 per unit per quarter for four consecutive quarters.


The series of preferred units have the following liquidation preferences:

      $50.00 per Series A Preferred Unit, series B-1 convertible preferred unit, series B-2 restricted preferred unit, series C-1 preferred unit, series D-2 preferred unit, and series E-1 convertible preferred unit;


      $25.00 per series B pass-through preferred unit; series C pass-through preferred unit, series D-3 preferred unit, series D-4 preferred unit, series D-5 preferred unit; and


      an amount per series D-1 preferred unit equal to the capital account of the series D-1 preferred unit. The capital account of the series D-1 preferred units is equal to an original capital contribution of $25.00 per unit, adjusted from time to time to reflect the operating partnership's income, gains, losses and deductions that are allocated to the series D-1 preferred units and actual or deemed distributions to, or capital contributions by, the holders of series D-1 preferred units.

     Until the class D units are converted into class A units, the partnership agreement will prohibit the operating partnership from issuing any class of limited partnership interests ranking senior, as to distributions or redemption or voting rights, to class D units, unless either:

      the new limited partnership interests are substantially similar to the terms of securities issued by Vornado and the proceeds of the issuance of those securities have been contributed to the operating partnership; or

      the issuance of the new limited partnership interests has been approved by the holders of a majority of the class D units issued in 1997 and then outstanding, taken together as a group.

     The operating partnership may create additional classes of parity units or issue series of parity units without the consent of any holder of series A preferred shares, series B preferred shares, or series C preferred shares.

REDEMPTION OR CONVERSION OF UNITS

     The holders of class A units, other than Vornado or any subsidiary of Vornado, have the right to redeem their units for cash or, at Vornado's option, common shares. See 'Redemption of units' above for further information about this right.

     The series A preferred units are redeemable at Vornado's option for class A units at any time beginning on April 1, 2001, and are convertible at Vornado's option into class A units at any time, provided that an equivalent number of series A preferred shares are concurrently converted into common shares by their holders. The number of class A units into which the series A preferred units are redeemable or convertible is equal to the aggregate liquidation preference of the series A preferred units being redeemed or converted divided by their conversion price. The conversion price of the series A preferred units is now $36.10 and may be adjusted from time to time to take account of stock dividends and other transactions.

     The series B pass-through preferred units are redeemable at Vornado's option for cash equal to $25.00 per unit and any accumulated and unpaid distributions owing in respect of the series B pass-through preferred units at any time beginning on March 17, 2004, provided that an equivalent number of series B preferred shares are concurrently redeemed by Vornado.

     The series C pass-through preferred units are redeemable at Vornado's option for cash equal to $25.00 per unit and any accumulated and unpaid distributions owing in respect of the series C pass-through preferred units at any time beginning on May 17, 2004, provided that an equivalent number of series C preferred shares are concurrently redeemed by Vornado.

     The series B-1 convertible preferred units are redeemable at any time beginning on January 1, 2008 at Vornado's option for a number of class A units equal to the aggregate liquidation preference of the series B-1 convertible preferred units of $50.00 per unit divided by the conversion price of the series B-1 convertible preferred units of $54.7050. The series B-2 restricted preferred units are redeemable at any time beginning on January 1, 2008 at Vornado's option for cash of $50 per unit. The series B-1 convertible preferred units and series B-2 restricted preferred units are convertible at any time at the option of their holders in groups of two series B-1 convertible preferred units and one series B-2 restricted preferred unit into a number of class A units equal to the aggregate series B-1 and B-2 preferred liquidation preferences of the units being converted divided by the conversion price of $54.7050.

     The series C-1 preferred units are perpetual and may be redeemed without penalty in whole or in part by the operating partnership at any time beginning on November 24, 2003 for 1.1431 class A units per series C-1 preferred unit, subject to anti-dilution adjustments. Holders of series C-1 preferred units have the right to convert all or a portion of their series C-1 preferred units at any time into class A units at the same rate.

     The series D-1 preferred units are perpetual and may be redeemed without penalty in whole or in part by the operating partnership at any time beginning on

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
November 12, 2003 for cash equal to $25.00 per unit and any accumulated and unpaid distributions owing in respect of the series D-1 units being redeemed. At any time beginning on November 12, 2008, or earlier upon the occurrence of specified events, holders of series D-1 preferred units will have the right to have their series D-1 preferred units redeemed by the operating partnership for either:

      cash equal to $25.00 for each series D-1 preferred unit and any accumulated and unpaid distributions owing in respect of the series D-1 preferred units being redeemed; or

      at Vornado's option, one series D-1 8.5% cumulative redeemable preferred share of beneficial interest, no par value, of Vornado for each series D-1 preferred unit redeemed.

     The series D-2 preferred units are perpetual and may be redeemed without penalty in whole or in part by the operating partnership at any time beginning on May 27, 2004 for cash equal to $50.00 per unit and any accumulated and unpaid distributions owing in respect of the series D-2 units being redeemed. At any time beginning on May 27, 2009, or earlier upon the occurrence of specified events, holders of series D-2 preferred units will have the right to have their series D-2 preferred units redeemed by the operating partnership for either:

      cash equal to $50.00 for each series D-2 preferred unit and any accumulated and unpaid distributions owing in respect of the series D-2 preferred units being redeemed; or

      at Vornado's option, one series D-2 preferred share of Vornado for each series D-2 preferred unit redeemed.

     The series D-3 preferred units are perpetual and may be redeemed without penalty in whole or in part by the operating partnership at any time beginning on September 3, 2004 for cash equal to $25.00 per unit and any accumulated and unpaid distributions owing in respect of the series D-3 units being redeemed. At any time beginning on September 3, 2009, or earlier upon the occurrence of specified events, holders of series D-3 preferred units will have the right to have their series D-3 preferred units redeemed by the operating partnership for either:

      cash equal to $25.00 for each series D-3 preferred unit and any accumulated and unpaid distributions owing in respect of the series D-3 preferred units being redeemed; or

      at Vornado's option, one series D-3 referred share of Vornado for each series D-3 preferred unit redeemed.

     The series D-4 preferred units are perpetual and may be redeemed without penalty in whole or in part by the operating partnership at any time beginning on September 3, 2004 for cash equal to $25.00 per unit and any accumulated and unpaid distributions owing in respect of the series D-4 units being redeemed. At any time beginning on September 3, 2009, or earlier upon the occurrence of specified events, holders of series D-4 preferred units will have the right to have their series D-4 preferred units redeemed by the operating partnership for either:

      cash equal to $25.00 for each series D-4 preferred unit and any accumulated and unpaid distributions owing in respect of the series D-4 preferred units being redeemed; or

      at Vornado's option, one series D-4 preferred share of Vornado for each series D-4 preferred unit redeemed.


     The series D-5 preferred units are perpetual and may be redeemed without penalty in whole or in part by the operating partnership at any time beginning on November 24, 2004 for cash equal to $25.00 per unit and any accumulated and unpaid distributions owing in respect of the series D-5 units being redeemed. At any time beginning on November 24, 2009, or earlier upon the occurrence of specified events, holders of series D-5 preferred units will have the right to have their series D-5 preferred units redeemed by the operating partnership for either:



      cash equal to $25.00 for each series D-5 preferred unit and any accumulated and unpaid distributions owing in respect of the series D-5 preferred units being redeemed; or



      at Vornado's option, one series D-5 preferred share of Vornado for each series D-5 preferred unit redeemed.


     The series E-1 convertible preferred units are redeemable at any time beginning on March 3, 2004 at Vornado's option for cash equal to $50.00 for each series E-1 convertible preferred unit and any accumulated and unpaid distributions owing in respect of the series E-1 convertible preferred units being redeemed. Commencing on May 1, 2000, holders of series E-1 convertible preferred units will have the right to have their series E-1 convertible preferred units redeemed by the operating partnership for either:

      a number of class A units equal to the aggregate liquidation preferences of the series E-1 convertible preferred units being converted divided by the conversion price of $44.00, subject to customary antidilution adjustments; or

      at the holder's option, cash equal to that same number of class A units multiplied by the value on the redemption date of one common share.

FORMATION OF THE OPERATING PARTNERSHIP

     The operating partnership was formed as a limited partnership under the Delaware Revised Uniform Limited Partnership Act on October 2, 1996. Vornado is the sole general partner of, and owned approximately 86% of the common limited partnership interest in, the operating partnership at September 30, 1999.

PURPOSES, BUSINESS AND MANAGEMENT OF THE OPERATING PARTNERSHIP

     The purpose of the operating partnership includes the conduct of any business that may be lawfully conducted by a limited partnership formed under the Delaware Revised Uniform Limited Partnership Act, except that the partnership agreement requires the business of the operating partnership to be conducted in a manner that will permit Vornado to be classified as a REIT under
Section 856 of the Internal Revenue Code, unless Vornado ceases to qualify as a REIT for any reason. In furtherance of its business, the operating partnership may enter into partnerships, joint ventures, limited liability companies or similar arrangements and may own interests in any other entity engaged, directly or indirectly, in any of the foregoing.

     Vornado, as the general partner of the operating partnership, has the exclusive power and authority to conduct the business of the operating partnership, except that the consent of the limited partners is required in some limited circumstances discussed under ' -- Meetings and voting' below. No limited partner may take part in the operation, management or control of the business of the operating partnership by virtue of being a holder of units.

     In particular, the limited partners expressly acknowledge in the partnership agreement that the general partner is acting on behalf of the operating partnership and Vornado's shareholders collectively, and is under no obligation to consider the tax consequences to, or other separate interests of, limited partners when making decisions on behalf of the operating partnership. Except as required by the lockup agreements, Vornado intends to make decisions in its capacity as general partner of the operating partnership taking into account the interests of Vornado and the operating partnership as a whole, independent of the tax effects on the limited partners. See ' -- Borrowing by the operating partnership' below for a discussion of the lockup agreements. Vornado and its trustees and officers will have no liability to the operating partnership or to any partner or assignee for any losses sustained, liabilities incurred or benefits not derived as a result of errors in judgment or mistakes of fact or law or any act or omission if Vornado acted in good faith.

ABILITY OF VORNADO TO ENGAGE IN OTHER BUSINESSES; CONFLICTS OF INTEREST

     Vornado generally may not conduct any business other than through the operating partnership without the consent of the holders of a majority of the common limited partnership interests, excluding the limited partnership interests held by Vornado. Other persons including officers, trustees, employees, agents and other affiliates of Vornado are not prohibited under the partnership agreement from engaging in other business activities and are not required to present any business opportunities to the operating partnership. In addition, the partnership agreement does not prevent another person or entity that acquires control of Vornado in the future from conducting other businesses or owning other assets, even though those businesses or assets may be ones that it would be in the best interests of the limited partners for the operating partnership to own.

BORROWING BY THE OPERATING PARTNERSHIP

     Vornado is authorized to cause the operating partnership to borrow money and to issue and guarantee debt as it deems necessary for the conduct of the activities of the operating partnership. The operating partnership's debt may be secured by mortgages, deeds of trust, liens or encumbrances on the operating partnership's properties. Vornado also may cause the operating partnership to borrow money to enable the operating partnership to make distributions, including distributions in an amount sufficient to permit Vornado to avoid the payment of any Federal income tax.

     From time to time in connection with acquisitions of properties or other assets in exchange for limited partner interests in the operating partnership, Vornado and the operating partnership have entered into contractual arrangements that impose restrictions on the operating partnership's ability to sell, finance, refinance and, in some instances, pay down existing financing on certain of the operating partnership's properties or other assets. These arrangements are sometimes referred to as 'lockup agreements' and include, for example, arrangements in which the operating partnership agrees that it will not sell the property or other assets in question for a period of years unless the operating partnership also pays the contributing partner a portion of the Federal income tax liability that will accrue to that partner as a result of the sale. Arrangements of this kind may significantly reduce the operating partnership's ability to sell, finance or repay indebtedness secured by the subject properties or assets. Vornado expects to cause the operating partnership to continue entering into transactions of this type in the future and may do so without obtaining the consent of any partners in the operating partnership.

REIMBURSEMENT OF VORNADO; TRANSACTIONS WITH VORNADO AND ITS AFFILIATES

     Vornado does not receive any compensation for its services as general partner of the operating partnership. Vornado, however, as a partner in the operating partnership, has the same right to allocations and distributions with respect to the units it holds as other partners in the operating partnership holding the same classes of units. In addition, the operating partnership reimburses Vornado for all expenses it incurs relating to the ongoing operation of Vornado and any other offering of additional partnership interests in the operating partnership, securities of Vornado or rights, options, warrants or convertible or exchangeable securities, including expenses in connection with this registration of common shares for issuance in exchange for units if Vornado assumes the obligation to redeem units and elects to redeem them for common shares instead of cash when a limited partner in the operating partnership exercises the right to redeem units. See 'Redemption of units' above for further information about the right to redeem units.

     Except as expressly permitted by the partnership agreement, the operating partnership will not, directly or indirectly, sell, transfer or convey any property to, or purchase any property from, or borrow funds from, or lend funds to, any partner in the operating partnership or any affiliate of the operating partnership or Vornado that is not also a subsidiary of the operating partnership, except in a transaction that has been approved by a majority of the disinterested trustees of Vornado, taking into account the fiduciary duties of Vornado to the limited partners of the operating partnership.

LIABILITY OF VORNADO AND LIMITED PARTNERS

     Vornado, as general partner of the operating partnership, is liable for all general recourse obligations of the operating partnership to the extent not paid by the operating partnership. Vornado is not liable for the nonrecourse obligations of the operating partnership.

     The limited partners in the operating partnership are not required to make additional contributions to the operating partnership. Assuming that a limited partner does not take part in the control of the business of the operating partnership and otherwise complies with the provisions of the partnership agreement, the liability of a limited partner for obligations of the operating partnership under the partnership agreement and the Delaware Revised Uniform Limited Partnership Act will be limited, with some exceptions, generally to the loss of the limited partner's investment in the operating partnership represented by his or her units. Under the Delaware Revised Uniform Limited Partnership Act, a limited partner may not receive a distribution from the operating partnership if, at the time of the distribution and after giving effect to the distribution, the liabilities of the operating partnership, other than liabilities to parties on account of their interests in the operating partnership and liabilities for which recourse is limited to specified property of the operating partnership, exceed the fair value of the operating partnership's assets, other than the fair value of any property subject to nonrecourse liabilities of the operating partnership, but only to the extent of such liabilities. The Delaware Revised Uniform Limited Partnership Act provides that a limited partner who receives a distribution knowing at the time that it violates the foregoing prohibition is liable to the operating partnership for the amount of the distribution. Unless otherwise agreed, a limited partner in the circumstances described in the preceding sentence will not be liable for the return of the distribution after the expiration of three years from the date of the distribution.

     The operating partnership has qualified to conduct business in the State of New York and may qualify in certain other jurisdictions. Maintenance of limited liability may require compliance with legal requirements of those jurisdictions and some other jurisdictions. Limitations on the liability of a limited partner for the obligations of a limited partnership have not been clearly established in many jurisdictions. Accordingly, if it were determined that the right, or exercise of the right by the limited partners, to make some amendments to the partnership agreement or to take other action under the partnership agreement constituted 'control' of the operating partnership's business for the purposes of the statutes of any relevant jurisdiction, the limited partners might be held personally liable for the operating partnership's obligations.

EXCULPATION AND INDEMNIFICATION OF VORNADO

     The partnership agreement generally provides that Vornado, as general partner of the operating partnership, will incur no liability to the operating partnership or any limited partner for losses sustained, liabilities incurred or benefits not derived as a result of errors in judgment or mistakes of fact or law or any act or omission, if Vornado acted in good faith. In addition, Vornado is not responsible for any misconduct or negligence on the part of its agents, provided Vornado appointed those agents in good faith. Vornado may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisors, and any action it takes or omits to take in reliance upon the opinion of those persons, as to matters that Vornado reasonably believes to be within their professional or expert competence, will be conclusively presumed to have been done or omitted in good faith and in accordance with the opinion of those persons.

     The partnership agreement also provides for indemnification of Vornado, the trustees and officers of Vornado and any other persons that Vornado may from time to time designate against any and all losses, claims, damages, liabilities, expenses, judgments, fines, settlements and other amounts incurred by an indemnified person in connection with any proceeding and related to the operating partnership or Vornado, the formation and operations of the operating partnership or Vornado or the ownership of property by the operating partnership or Vornado, unless it is established by a final determination of a court of competent jurisdiction that:

      the act or omission of the indemnified person was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty;

      the indemnified person actually received an improper personal benefit in money, property or services; or

      in the case of any criminal proceeding, the indemnified person had reasonable cause to believe that the act or omission was unlawful.

SALES OF ASSETS

     Under the partnership agreement, Vornado generally has the exclusive authority to determine whether, when and on what terms assets of the operating partnership will be sold, as long as any sale of a property covered by the lockup agreements complies with those provisions. The partnership agreement prohibits Vornado from engaging in any merger, consolidation or other combination with or into another person, sale of all or substantially all of its assets or any reclassification, recapitalization or change of the terms of any outstanding common shares unless, in connection with the transaction, all limited partners other than Vornado and entities controlled by Vornado will have the right to elect to receive, or will receive, for each unit an amount of cash, securities or other property equal to the conversion factor multiplied by the greatest amount of cash, securities or other property paid to a holder of shares of beneficial interest of Vornado, if any, corresponding to that unit in consideration of one share of that kind. We refer to transactions described in the preceding sentence as 'termination transactions'. The conversion factor is initially 1.0, but will be adjusted as necessary to prevent dilution or inflation of the interests of limited partners that would result if Vornado were to pay a dividend on its outstanding shares of beneficial interest in shares of beneficial interest, subdivide its outstanding shares of beneficial interest or combine its outstanding shares of beneficial interest into a smaller number of shares, in each case without a corresponding issuance to, or redemption or exchange of interests held by, limited partners in the operating partnership.

     See ' -- Borrowing by the operating partnership' above for information about the lockup agreements, which limit our ability to sell some of our properties.

REMOVAL OF THE GENERAL PARTNER; TRANSFER OF VORNADO'S INTERESTS

     The partnership agreement provides that the limited partners may not remove Vornado as general partner of the operating partnership with or without cause. In addition, the partnership agreement prohibits Vornado from engaging in any termination transaction unless all limited partners other than Vornado and entities controlled by Vornado will have the right in the termination transaction to elect to receive, or will receive, for each unit an amount of cash, securities or other property equal to the conversion factor multiplied by the greatest amount of cash, securities or other property paid to a holder of shares of beneficial interest of Vornado, if any, corresponding to that unit in consideration of one share of Vornado. The lock-out provisions and the gross-up provisions do not apply to a sale or other transfer by Vornado of its interests as a partner in the operating partnership, but they would apply to transfers of assets of the operating partnership undertaken during the period when the lockup agreements are in effect as part of any sale or other transfer by Vornado of its interests as a partner in the operating partnership. See ' -- Borrowing by the operating partnership' for a description of the restrictions on transfers of assets under the lockup agreements.

     The partnership agreement does not prevent a transaction in which another entity acquires control or all of the shares of Vornado and that other entity owns assets and conducts businesses outside of the operating partnership.

RESTRICTIONS ON TRANSFERS OF UNITS BY LIMITED PARTNERS


     Before the expiration of the initial holding period with respect to his or her units, a limited partner may not transfer any of his or her rights as a limited partner without the consent of Vornado, which consent Vornado may withhold in its sole discretion. The initial holding period expired. Any attempted transfer in violation of this restriction will have no force or effect. After the expiration of the initial holding period with respect to his or her units, a limited partner, other than Vornado, some members of the Mendik group and FW/Mendik REIT, will be permitted to transfer all or any portion of his or her units without restriction, provided that the limited partner obtains Vornado's prior written consent, which Vornado may withhold only if it determines in its sole discretion exercised in good faith that the transfer would cause the operating partnership or any or all of the partners other than the partner seeking to make the transfer to incur tax liability. In addition, limited partners other than Vornado or any subsidiary of Vornado will be permitted to dispose of their units following the expiration of the initial holding period by exercising their right to redeem units as described under 'Redemption of units' above.


     Any permitted transferee of units may become a substituted limited partner only with the consent of Vornado, and Vornado may withhold its consent in its sole and absolute discretion. If Vornado does not consent to the admission of a transferee of units as a substituted limited partner, then the transferee will succeed to the economic rights and benefits attributable to the units, including the right to redeem units, but will not become a limited partner or possess any other rights of limited partners, including the right to vote.

NO WITHDRAWAL BY LIMITED PARTNERS

     No limited partner has the right to withdraw from or reduce his or her capital contribution to the operating partnership, except as a result of the redemption, exchange or transfer of units under the terms of the partnership agreement.

ISSUANCE OF LIMITED PARTNERSHIP INTERESTS

     Vornado is authorized, without the consent of the limited partners, to cause the operating partnership to issue limited partnership interests to Vornado, to the limited partners and to other persons for the consideration and upon the terms and conditions that Vornado deems appropriate. The operating partnership also may issue partnership interests in different series or classes. See ' -- Ranking' above for a description of restrictions on the issuance of units while the class D units remain outstanding. Units may be issued to Vornado only if Vornado issues shares of beneficial interest and contributes to the operating partnership the proceeds received by Vornado from the issuance of the shares. Consideration for partnership interests may be cash or any property or other assets permitted by the Delaware Revised Uniform Limited Partnership Act. No limited partner has preemptive, preferential or similar rights with respect to capital contributions to the operating partnership or the issuance or sale of any partnership interests.

MEETINGS AND VOTING

     Meetings of the limited partners may be proposed and called only by Vornado. Limited partners may vote either in person or by proxy at meetings. Any action that is required or permitted to be taken by the limited partners may be taken either at a meeting of the limited partners or without a meeting if consents in writing stating the action so taken are signed by limited partners owning not less than the minimum number of units that would be necessary to authorize or take the action at a meeting of the limited partners at which all limited partners entitled to vote on the action were present. On matters in which limited partners are entitled to vote, each limited partner, including Vornado to the extent it holds units, will have a vote equal to the number of common units he or she holds. At this time, there is no voting preference among the classes of common units. The preferred units have no voting rights, except as required by law or the terms of a particular series of preferred units. A transferee of units who has not been admitted as a substituted limited partner with respect to his or her transferred units will have no voting rights with respect to those Units, even if the transferee holds other units as to which he or she has been admitted as a limited partner, and units owned by the transferee will be deemed to be voted on any matter in the same proportion as all other interests held by limited partners are voted. The partnership agreement does not provide for annual meetings of the limited partners, and Vornado does not anticipate calling such meetings.

AMENDMENT OF THE PARTNERSHIP AGREEMENT

     Amendments to the partnership agreement may be proposed only by Vornado. Vornado generally has the power, without the consent of any limited partners, to amend the partnership agreement as may be required to reflect any changes to the agreement that Vornado deems necessary or appropriate in its sole discretion, provided that the amendment does not adversely affect or eliminate any right granted to a limited partner that is protected by the special voting provisions described below. Limitations on Vornado's power to amend the partnership agreement are described below.

     The partnership agreement provides that it generally may not be amended with respect to any partner adversely affected by the amendment without the consent of that partner if the amendment would:

      convert a limited partner's interest into a general partner's interest;

      modify the limited liability of a limited partner;

      amend Section 7.11.A, which prohibits Vornado from taking any action in contravention of an express prohibition or limitation in the partnership agreement without the written consent of all partners adversely affected by the action or any lower percentage of the limited partnership interests that may be specifically provided for in the partnership agreement or under the Delaware Revised Uniform Limited Partnership Act;

      amend Article V, which governs distributions, Article VI, which governs allocations of income and loss for capital account purposes, or Section 13.2A(3), which provides for distributions, after payment of partnership debts, among partners according to their capital accounts upon a winding up of the operating partnership;

      amend Section 8.6, which provides redemption rights; or

      amend the provision being described in this paragraph.

     In addition, except with the consent of a majority of the common limited partners, excluding Vornado and entities controlled by Vornado, Vornado may not amend:

      Section 4.2.A, which authorizes issuance of additional limited partnership interests;

      Section 5.1.C, which requires that if Vornado is not a REIT or a publicly traded entity it must for each taxable year make cash distributions equal to at least 95% of the operating partnership's taxable income;

      Section 7.5, which prohibits Vornado from conducting any business other than in connection with the ownership of interests in the operating partnership except with the consent of a majority of the common limited partners, excluding Vornado and any entity controlled by Vornado;

      Section 7.6, which limits the operating partnership's ability to enter transactions with affiliates;

      Section 7.8, which establishes limits on Vornado's liabilities to the operating partnership and the limited partners;

      Section 11.2, which limits Vornado's ability to transfer its interests in the operating partnership;

      Section 13.1, which describes the manner and circumstances in which the operating partnership will be dissolved;

      Section 14.1.C, which establishes the limitations on amendments being described in this paragraph; or

      Section 14.2, which establishes the rules governing meetings of partners.

     In addition, any amendment that would affect those lockup agreements that are part of the partnership agreement requires the consent of 75% of the limited partners benefited by those lockup agreements, with some exceptions. See 'Description of the units and the operating partnership -- Borrowing by the operating partnership' for information about the lockup agreements.

BOOKS AND REPORTS

     Vornado is required to keep the operating partnership's books and records at the principal office of the operating partnership. The books of the operating partnership are required to be maintained for financial and tax reporting purposes on an accrual basis in accordance with generally accepted accounting principles, which we refer to as 'GAAP'. The limited partners have the right, with some limitations, to receive copies of the most recent annual and quarterly reports filed with the SEC by Vornado, the operating partnership's Federal, state and local income tax returns, a list of limited partners, the partnership agreement and the partnership certificate and all amendments to the partnership certificate. Vornado may keep confidential from the limited partners any information that Vornado believes to be in the nature of trade secrets or other information whose disclosure Vornado in good faith believes is not in the best interests of the operating partnership or which the operating partnership is required by law or by agreements with unaffiliated third parties to keep confidential.

     Vornado will furnish to each limited partner, no later than the date on which Vornado mails its annual report to its shareholders, an annual report containing financial statements of the operating partnership, or of Vornado, if Vornado prepares consolidated financial statements including the operating partnership, for each fiscal year, presented in accordance with GAAP. The financial statements will be audited by a nationally recognized firm of independent public accountants selected by Vornado. In addition, if and to the extent that Vornado mails quarterly reports to its shareholders, Vornado will furnish to each limited partner, no later than the date on which Vornado mails the quarterly reports to its shareholders, a report containing unaudited financial statements of the operating partnership, or of

Vornado, if the reports are prepared on a consolidated basis, as of the last day of the quarter and any other information that may be required by applicable law or regulation or that Vornado deems appropriate.

     Vornado will use reasonable efforts to furnish to each limited partner, within 90 days after the close of each taxable year, the tax information reasonably required by the limited partners for Federal and state income tax reporting purposes.

POWER OF ATTORNEY

     Under the terms of the partnership agreement, each limited partner and each assignee appoints Vornado, any liquidator, and the authorized officers and attorneys-in-fact of each, as the limited partner's or assignee's attorney-in-fact to do the following:

      to execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (a) all certificates, documents and other instruments including, among other things, the partnership agreement and the certificate of limited partnership and all amendments or restatements of the certificate of limited partnership that Vornado or any liquidator deems appropriate or necessary to form, qualify or maintain the existence of the operating partnership as a limited partnership in the State of Delaware and in all other jurisdictions in which the operating partnership may conduct business or own property, (b) all instruments that Vornado or any liquidator deems appropriate or necessary to reflect any amendment or restatement of the partnership agreement in accordance with its terms, (c) all conveyances and other instruments that Vornado or any liquidator deems appropriate or necessary to reflect the dissolution and liquidation of the operating partnership under the terms of the partnership agreement, (d) all instruments relating to the admission, withdrawal, removal or substitution of any partner, any transfer of units or the capital contribution of any partner and (e) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of partnership interests; and

      to execute, swear to, acknowledge and file all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the sole and absolute discretion of Vornado or any liquidator, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action which is made or given by the partners under the partnership agreement or is consistent with the terms of the partnership agreement or appropriate or necessary, in the sole discretion of Vornado or any liquidator, to effectuate the terms or intent of the partnership agreement.

The partnership agreement provides that this power of attorney is irrevocable, will survive the subsequent incapacity of any limited partner and the transfer of all or any portion of the limited partner's or assignee's units and will extend to the limited partner's or assignee's heirs, successors, assigns and personal representatives.

DISSOLUTION, WINDING UP AND TERMINATION

     The operating partnership will continue until December 31, 2095, as this date may be extended by the General Partner in its sole discretion, unless sooner dissolved and terminated. The operating partnership will be dissolved before the expiration of its term, and its affairs wound up upon the occurrence of the earliest of:

      the withdrawal of Vornado as general partner without the permitted transfer of Vornado's interest to a successor general partner, except in some limited circumstances;

      the sale of all or substantially all of the operating partnership's assets and properties, subject to the lockup agreements during the period when the lockup agreements are in effect;

      the entry of a decree of judicial dissolution of the operating partnership under the provisions of the Delaware Revised Uniform Limited Partnership Act;

      the entry of a final non-appealable order for relief in a bankruptcy proceeding of the general partner, or the entry of a final non-appealable judgment ruling that the general partner is bankrupt or insolvent, except that, in either of these cases, in some circumstances the limited partners other than Vornado may vote to continue the operating partnership and substitute a new general partner in place of Vornado); or

      on or after December 31, 2046, on election by Vornado, in its sole and absolute discretion.

Upon dissolution, Vornado, as general partner, or any liquidator will proceed to liquidate the assets of the operating partnership and apply the proceeds from the liquidation in the order of priority provided in the partnership agreement.

               COMPARISON OF OWNERSHIP OF UNITS AND COMMON SHARES

     The information below highlights a number of the significant differences and similarities between the operating partnership and Vornado relating to, among other things, form of organization, investment objectives, policies and restrictions, asset diversification, capitalization, management structure, duties, liability, exculpation and indemnification of the general partner and the trustees and investor voting and other rights. These comparisons are intended to assist you in understanding how your investment will be changed if you redeem your units and Vornado exercises its right to assume the operating partnership's obligation with respect to the redemption and to acquire the units in exchange for common shares. See 'Redemption of units' for a description of your right to have your units redeemed and Vornado's right to redeem the units for common shares instead of cash. THE DISCUSSION BELOW IS ONLY A SUMMARY OF THESE MATTERS, AND YOU SHOULD CAREFULLY REVIEW THE BALANCE OF THIS PROSPECTUS FOR ADDITIONAL IMPORTANT INFORMATION.

      THE OPERATING PARTNERSHIP              VORNADO
                      FORM OF ORGANIZATION AND PURPOSE
      The operating partnership is a         Vornado is a Maryland real
limited partnership organized under    estate investment trust
the laws of the State of Delaware.     organized under Title 8 of the
The operating partnership owns         Corporations and Associations Article
interests in office building           of the Annotated Code of Maryland, as
properties, shopping center            amended. We refer to Title 8 as the
properties, cold storage facilities,   'Maryland REIT law'. Although Vornado
trade showroom properties,             currently intends to continue to
industrial/warehouse properties and    qualify as a REIT under the Internal
various other properties and           Revenue Code and to operate as a
investments. See 'Vornado and the      self-administered REIT, Vornado is
operating partnership' for further     not under any contractual obligation
information about the operating        to continue to qualify as a REIT and
partnership's assets. The operating    Vornado may not continue to maintain
partnership may also invest in other   this qualification or mode of
types of real estate and in any        operation in the future. Although
geographic areas that Vornado deems    Vornado has no intention of ceasing
appropriate. Vornado conducts the      to qualify as a REIT, some other real
business of the operating partnership  estate companies that previously
in a manner intended to permit         operated as REITs have chosen to
Vornado to be classified as a REIT     cease to qualify as REITs. Except as
under the Internal Revenue Code.       otherwise permitted in the
                                       partnership agreement, Vornado is
                                       obligated to conduct its activities
                                       through the operating partnership.
                                       Vornado is the sole general partner
                                       of the operating partnership.

      THE OPERATING PARTNERSHIP              VORNADO
                            NATURE OF INVESTMENT
      The units constitute equity            The common shares constitute
interests entitling each limited       equity interests in Vornado. Vornado
partner in the operating partnership   is entitled to receive its
to his or her proportional share of    proportionate share of distributions
cash distributions made to the         made by the operating partnership
limited partners in the operating      with respect to the class A units
partnership, consistent with the       owned by it. Each holder of common
class preferences provided for in the  shares of Vornado is entitled to his
partnership agreement. See             or her proportionate share of any
'Description of                        dividends or distributions paid with
units -- Distributions' for further    respect to those common shares, and
information about distributions to     these distributions will generally
limited partners.                      match distributions made in respect
      The units entitle their holders  of class A units. The dividends
to participate in the growth and       payable to holders of common shares
income of the operating partnership.   are not fixed in amount and are only
The partnership agreement grants       paid if, when and as authorized by
Vornado discretion to determine the    the Board of Trustees and declared by
frequency and amount of distributions  Vornado out of assets legally
by the operating partnership. The      available to pay dividends. If any
operating partnership and thus         preferred shares are at the time
Vornado generally expect to retain     outstanding, dividends on the common
and reinvest proceeds of any sale of   shares and other distributions,
property and refinancings, except in   including purchases by Vornado of
some limited circumstances. Thus,      common shares, may be made only if
limited partners in the operating      full cumulative dividends have been
partnership will not be able to        declared and paid on the outstanding
realize upon their investments         preferred shares and there are no
through distributions of sale and      arrearages in any mandatory sinking
refinancing proceeds. Instead,         fund on outstanding preferred shares.
limited partners will be able to       To qualify as a REIT, Vornado must
realize upon their investments         distribute to its shareholders at
primarily by redeeming units and, if   least 95% of its taxable income
Vornado issues common shares in        excluding capital gains, and
exchange for redeemed units, by        corporate income tax will apply to
subsequently selling the common        any taxable income including capital
shares.                                gains not distributed.

                            LENGTH OF INVESTMENT
      The operating partnership has a        Vornado has a perpetual term
stated term expiring on December 31,   and intends to continue its
2095, which can be extended by         operations for an indefinite time
Vornado in its sole discretion. The    period. Under the declaration of
operating partnership has no specific  trust, the dissolution of Vornado
plans for disposition of its assets.   must be approved at any meeting of
To the extent that the operating       shareholders called for that purpose
                                       by the affirmative vote of the

      THE OPERATING PARTNERSHIP              VORNADO
      partnership sells or refinances  holders of not less than a majority its assets, the net proceeds from the  of 'shares', as defined in the sale or refinancing generally will be  declaration of trust, outstanding.
retained by the operating partnership  Vornado has an indirect interest in
for working capital and new            the properties and property service
investments rather than being          businesses owned by the operating
distributed to its partners,           partnership.
including Vornado, except that               Shareholders of Vornado are expected
Vornado currently expects that it      to realize liquidity of their
generally will distribute the capital  investments by the trading of the gains portion of proceeds it receives  common shares on the NYSE.
from the sale of properties. The
operating partnership constitutes a
vehicle for taking advantage of
future investment opportunities that
may be available in the real estate
market.
      The operating partnership
generally will reinvest the proceeds
of asset dispositions, if any, in new
properties or other appropriate
investments consistent with its
investment objectives. After the
expiration of the applicable holding
period with respect to their units,
limited partners in the operating
partnership are entitled to exercise
the right to have their units
redeemed either for common shares or
for cash, at the option of Vornado.

                                 LIQUIDITY
      Units are not registered under         Any common shares issued in
the Securities Act or any state        exchange for redeemed units will be
securities laws and therefore may not  registered under the Securities Act
be sold, pledged, hypothecated or      and freely transferable, as long as
otherwise transferred unless first     the shareholder complies with the
registered under the Securities Act    ownership limits in the declaration
and any applicable state securities    of trust. Vornado's common shares are
laws, or unless an exemption from      currently listed on the NYSE under
registration is available. Units also  the ticker symbol of 'VNO' and have
may not be sold or otherwise           been so listed by Vornado and its
transferred unless the other transfer  predecessor for over 35 years. The
restrictions discussed below have      future breadth and strength of this
been satisfied. Vornado and the        secondary market will depend, among
operating partnership do not intend    other things, upon the number of
to register the units under the        common shares outstanding, Vornado's
Securities Act or any state            financial results and prospects, the
securities laws.

      THE OPERATING PARTNERSHIP              VORNADO
            Limited partners in the    general interest in Vornado's and
operating partnership may not          other real estate investments, and
transfer any of their rights as        Vornado's dividend yield compared to
limited partners without the consent   that of other debt and equity
of Vornado, and Vornado may withhold   securities.
its consent in its sole discretion if
it determines that the transfer would
cause any or all of the limited
partners other than the limited
partner seeking to transfer his or
her rights to incur tax liability as
a result of the transfer. Limited
partners in the operating partnership
may, after the expiration of the
applicable holding period with
respect to their units, transfer
beneficial interests in units without
the consent of Vornado as general
partner of the operating partnership,
if they comply with restrictions
designed to avoid violations of any
Federal or state securities laws. A
transferee of units has no right to
become a substituted limited partner
without the consent of Vornado, which
Vornado may withhold in its sole and
absolute discretion. Limited partners
will have the right, upon the
expiration of the initial holding
period, to elect to have their units
redeemed by the operating
partnership. Upon redemption of
units, a limited partner will receive
cash or, at the election of Vornado,
common shares of Vornado in exchange
for the redeemed units.

                        POTENTIAL DILUTION OF RIGHTS
      Vornado as general partner of          The Board of Trustees of
the operating partnership is           Vornado may, in its discretion,
authorized, in its sole discretion     authorize the issuance of additional
and without limited partner approval,  common shares and other equity to cause the operating partnership to  securities of Vornado, including one
issue additional limited partnership   or more classes or series of common
interests and other equity securities  or preferred shares of beneficial
for any partnership purpose at any     interest, with the voting rights,
time to Vornado, the limited partners  dividend or interest rates, or other persons on terms established  preferences, subordinations,
by Vornado. Until all class D units    conversion or redemption prices or
have been converted into               rights, maturity dates, distribution,
                                       exchange or

      THE OPERATING PARTNERSHIP              VORNADO
class A units, the partnership         liquidation rights or other rights
agreement will prohibit the operating  that the Board of Trustees may partnership from issuing any class of  specify at the time. The issuance of limited partnership interests ranking  additional shares of either common
senior as to distributions or          shares or other similar equity
redemption or voting rights to         securities may result in the dilution
class D units, unless either:          of the interests of the shareholders.
       the newly issued limited        As permitted by the Maryland REIT
       partnership interests are       Law, the declaration of trust
       substantially similar to the    contains a provision permitting the
       terms of securities issued by   Board of Trustees, without any action
       Vornado and the proceeds of     by the shareholders of Vornado, to
       the issuance of the Vornado     amend the declaration of trust to
       securities have been            increase or decrease the aggregate
       contributed to the operating    number of shares of beneficial
       partnership; or                 interest or the number of shares of
       the issuance of the limited     any class of shares of beneficial
       partnership interests has been  interest that Vornado has authority
       approved by the holders of a    to issue. Under the declaration of
       majority of the class D units   trust, holders of common shares do
       issued in 1997 and then         not have any preemptive rights to
       outstanding.                    subscribe to any securities of
      The interests with respect to    Vornado.
cash available for distribution of
the limited partners in the operating
partnership may be diluted if
Vornado, in its sole discretion,
causes the operating partnership to
issue additional units or other
equity securities.

                             MANAGEMENT CONTROL
      All management powers over the         The Board of Trustees has
business and affairs of the operating  exclusive control over the management
partnership are vested in Vornado as   of Vornado's business and affairs,
the general partner of the operating   limited only by express restrictions
partnership, and no limited partner    on the Board's control in the
of the operating partnership has any   declaration of trust and bylaws, the
right to participate in or exercise    partnership agreement and applicable
control or management power over the   law. The Board of Trustees is
business and affairs of the operating  classified into three classes of
partnership, except as described       trustees. At each annual meeting of
under 'Description of                  the shareholders of Vornado, the
Units -- Borrowing by the operating    successors of the class of trustees
partnership' and ' -- Sales of         whose terms expire at that
Assets'.

      THE OPERATING PARTNERSHIP              VORNADO
      Vornado may not be removed as    meeting are elected. The policies
general partner by the limited         adopted by the Board of Trustees may
partners with or without cause.        be altered or eliminated without a
                                       vote of the shareholders.
                                       Accordingly, except for their vote in
                                       the elections of trustees,
                                       shareholders have no control over the
                                       ordinary business policies of
                                       Vornado.
      Because a portion of the Board of Trustees is elected each year by the shareholders at Vornado's annual meeting, the shareholders have greater control over the management of Vornado than the limited partners have over the operating partnership.

                   DUTIES OF GENERAL PARTNER AND TRUSTEES
      Under Delaware law, Vornado as         Under Maryland law, there is no
the general partner of the operating   statute specifying the duties of
partnership is accountable to the      trustees of a REIT like Vornado.
operating partnership as a fiduciary   However, counsel to Vornado believes
and, consequently, is required to      that it is likely that a Maryland
exercise good faith and integrity in   court would refer to the Maryland
all of its dealings with respect to    General Corporation Law, which
partnership affairs. However, under    requires directors of a Maryland
the partnership agreement, Vornado is  corporation to perform their duties
expressly under no obligation to       in good faith, in a manner that they
consider the separate interests of     reasonably believe to be in the best
the limited partners in deciding       interests of the corporation and with
whether to cause the operating         the care of an ordinarily prudent
partnership to take or decline to      person in a like position under
take any actions, and Vornado is not   similar circumstances. The Maryland
liable for monetary damages for        General Corporation Law presumes that
losses sustained, liabilities          a director's standard of care has
incurred or benefits not derived by    been satisfied.
limited partners as a result of
Vornado's decisions, provided that
the general partner has acted in good
faith.

                  MANAGEMENT LIABILITY AND INDEMNIFICATION
      As a matter of Delaware law,           The Maryland REIT law permits a
the general partner has liability for  Maryland real estate investment trust
the payment of the obligations and     to include in its declaration of
debts of the operating partnership     trust a provision limiting the
unless limitations upon this           liability of its trustees and
liability are stated in the document   officers to the trust and its
or instrument evidencing the           shareholders for money damages except
obligation. Under the partnership      for liability resulting from:
agreement, the operating partnership           actual receipt of any improper
has agreed to indemnify                        benefit or profit in money,

      THE OPERATING PARTNERSHIP              VORNADO
Vornado and any trustee or                   property or services; or
officer of Vornado from and against          active and deliberate dishonesty
all losses, claims, damages,                 material to the cause of action
liabilities, joint or several,               established by a final judgment.
expenses including legal fees, fines,        The declaration of trust of Vornado
settlements and other amounts          contains a provision of this kind
incurred in connection with any        which eliminates the liability of
actions relating to the operations of  Vornado's trustees and officers to
the operating partnership as           Vornado and its shareholders to the
described in the partnership           maximum extent permitted by the
agreement in which Vornado or any      Maryland REIT law.
such trustee or officer is involved,         Vornado's declaration of trust
unless:                                authorizes it, to the extent
       the act was in bad faith and    permitted in the bylaws, to
       was material to the action;     indemnify, and to pay or reimburse
       the party seeking               reasonable expenses to, as they are
       indemnification received an     incurred by, each trustee or officer,
       improper personal benefit; or   including any person who, while a
       in the case of any criminal     trustee of Vornado, is or was serving
       proceeding, the party seeking   at the request of Vornado as a
       indemnification had reasonable  director, officer, partner, trustee,
       cause to believe the act was    employee or agent of another foreign
       unlawful.                       or domestic corporation, partnership,
The reasonable expenses incurred by    joint venture, trust, other
an indemnified party may be advanced   enterprise or employee benefit plan,
by the operating partnership before    from all claims and liabilities to
the final disposition of the           which the indemnified person may
proceeding upon receipt by the         become subject by reason of being or
operating partnership of an            having been a trustee or officer.
affirmation by the indemnified person        Vornado's bylaws require it to
of his, her or its good faith belief   indemnify to the maximum extent
that the standard of conduct           permitted by the Maryland REIT law:
necessary for indemnification has            any present or former trustee or
been met and an undertaking by the           officer, including, without
indemnified person to repay the              limitation, any individual who,
amount if it is determined that this         while a trustee or officer and at
standard was not met.                        the request of Vornado, serves or
                                             has served another corporation,
                                             partnership, joint venture, trust,
                                             employee benefit plan or any other
                                             enterprise as a director, officer,
                                             partner or trustee of that
                                             corporation, partnership, joint
                                             venture, trust, employee benefit
                                             plan or other enterprise,

      THE OPERATING PARTNERSHIP              VORNADO
                                            who has been successful, on the
                                            merits or otherwise, in the defense
                                            of a proceeding to which he was made
                                            a party by reason of that status,
                                            against reasonable expenses incurred
                                            by him in connection with the
                                            proceeding; and
                                            any present or former trustee or
                                            officer against any claim or
                                            liability to which that person may
                                            become subject by reason of that
                                            status unless it is established that
                                            (a) that person's act or omission
                                            was material to the cause of action
                                            giving rise to the proceeding and
                                            was committed in bad faith or was
                                            the result of active and deliberate
                                            dishonesty, (b) he or she actually
                                            received an improper personal
                                            benefit in money, property or
                                            services or (c) in the case of a
                                            criminal proceeding, he or she had
                                            reasonable cause to believe that his
                                            or her act or omission was unlawful.
                                       In addition, Vornado's bylaws require
                                       Vornado to pay or reimburse, in
                                       accordance with the Maryland REIT
                                       law, in advance of final disposition
                                       of a proceeding, reasonable expenses
                                       incurred by a present or former
                                       trustee or officer made a party to a
                                       proceeding by reason of that status
                                       provided that Vornado has received
                                            a written affirmation by the trustee
                                            or officer of his good faith belief
                                            that he has met the applicable
                                            standard of conduct necessary for
                                            indemnification by Vornado as
                                            authorized by the bylaws; and
                                            a written undertaking by him or

      THE OPERATING PARTNERSHIP              VORNADO
                                            on his behalf to repay the amount
                                            paid or reimbursed by Vornado if it
                                            is ultimately determined that the
                                            applicable standard of conduct was
                                            not met.
                                       Vornado's bylaws also:
                                            permit Vornado to provide
                                            indemnification and payment or
                                            reimbursement of expenses to a
                                            present or former trustee or officer
                                            who served a predecessor of Vornado
                                            in that capacity and to any employee
                                            or agent of Vornado or a predecessor
                                            of Vornado;
                                            provide that any indemnification or
                                            payment or reimbursement of the
                                            expenses permitted by the bylaws
                                            shall be furnished in accordance
                                            with the procedures provided for
                                            indemnification or payment or
                                            reimbursement of expenses, as the
                                            case may be, under Section 2-418 of
                                            the Maryland General Corporation Law
                                            for directors of Maryland
                                            corporations; and
                                            permit Vornado to provide any other
                                            and further indemnification or
                                            payment or reimbursement of expenses
                                            that may be permitted by the
                                            Maryland General Corporation Law for
                                            directors of Maryland corporations.
                                             The Maryland REIT law permits a
                                       Maryland real estate investment trust
                                       to indemnify and advance expenses to
                                       its trustees and officers to the same
                                       extent as permitted by the Maryland
                                       General Corporation Law for directors
                                       and officers of Maryland
                                       corporations. The Maryland General
                                       Corporation Law permits a corporation
                                       to indemnify its

      THE OPERATING PARTNERSHIP              VORNADO
                                       present and former directors and
                                       officers, among others, against
                                       judgments, penalties, fines,
                                       settlements and reasonable expenses
                                       actually incurred by them in
                                       connection with any proceeding to
                                       which they may be made a party by
                                       reason of their service in those or
                                       other capacities unless it is
                                       established that:
                                            the act or omission of the director
                                            or officer was material to the
                                            matter giving rise to the proceeding
                                            and (a) was committed in bad faith
                                            or (b) was the result of active and
                                            deliberate dishonesty;
                                            the director or officer actually
                                            received an improper personal
                                            benefit in money, property or
                                            services; or
                                            in the case of any criminal
                                            proceeding, the director or officer
                                            had reasonable cause to believe that
                                            the act or omission was unlawful.
                                            However, under the Maryland General
                                       Corporation Law, a Maryland
                                       corporation may not indemnify for an
                                       adverse judgment in a suit by or in
                                       the right of the corporation or for a
                                       judgment of liability on the basis
                                       that personal benefit was improperly
                                       received, unless in either case a
                                       court orders indemnification and then
                                       only for expenses. In addition, the
                                       Maryland General Corporation Law
                                       permits a corporation to advance
                                       reasonable expenses to a director or
                                       officer upon the corporation's
                                       receipt of:
                                            a written affirmation by the director
                                            or officer of his good faith belief
                                            that he has met the standard of
                                            conduct necessary

      THE OPERATING PARTNERSHIP              VORNADO
                                            for indemnification by the
                                            corporation; and
                                            a written undertaking by him or on
                                            his behalf to repay the amount paid
                                            or reimbursed by the corporation if
                                            it is ultimately determined that the
                                            standard of conduct was not met.
      Thus, the management of the operating partnership and Vornado have substantially the same rights to indemnification.

                           LIABILITY OF INVESTORS
      Under the partnership agreement        Under the Maryland REIT law,
and applicable state law, the          shareholders are not personally
liability of the limited partners for  liable for the obligations of the operating partnership's debts and  Vornado. The common shares, upon
obligations generally is limited to    issuance, will be fully paid and
the amount of their investments in     nonassessable.
the operating partnership, together
with their interest in the operating
partnership's undistributed income,
if any.
      Thus, the limited partners in the operating partnership and the shareholders of Vornado have substantially the same limited personal liability.

                               VOTING RIGHTS
      Under the partnership                  The business and affairs of
agreement, the limited partners have   Vornado are managed under the
limited voting rights. The limited     direction of the Board of Trustees,
partners have the right to vote on     which currently consists of seven
any proposed action of the general     members in classes having three-year
partner that would contravene any      staggered terms of office. One class
express prohibition or limitation in   is elected by the shareholders at
the partnership agreement, and any     each annual meeting of Vornado
such action requires unanimous         shareholders. Maryland law requires
approval by the limited partners. The  that certain major corporate
limited partners do not have the       transactions, including most
right to vote on any proposed sale,    amendments to the declaration of
exchange, transfer or disposal of all  trust, may be consummated only with or substantially all of the assets of  the approval of shareholders.
the operating partnership, except as         The declaration of trust permits any
required under the lock-out            action which may be taken at a
provisions. See 'Description of        meeting of shareholders to be taken
units -- Sales of assets'. In          without a meeting if a written
addition, the limited partners do not  consent to the action is signed by
have the right to propose amendments   holders of
to the partnership agreement and
their rights to vote on

      THE OPERATING PARTNERSHIP              VORNADO
amendments are restricted as           outstanding shares of beneficial
described under the caption            interest having not less than the
'Description of Units -- Amendment of  minimum number of votes that would be
the partnership agreement'. Any        necessary to authorize or take the
amendment which requires the approval  action at a meeting at which all
of the limited partners may be         shares entitled to vote were present
approved by a majority of the limited  and voted.
partners, except that any amendment          Vornado had 5,789,239 series A
which would change the limited         preferred shares, 3,400,000 series B
liability of a limited partner,        preferred shares, and 4,600,000
change the voting requirements for     series C preferred shares issued and
specified actions or amendments under  outstanding as of September 30, 1999.
the partnership agreement or change    The holders of preferred shares
specified provisions in the            generally have no right to vote,
partnership agreement with respect to  except that:
distributions and allocations or the         if and whenever six quarterly
right to redeem units must be                dividends, whether or not
approved by each limited partner             consecutive, payable on either
adversely affected by the amendment.         series of preferred shares are in
In addition, some series of preferred        arrears, which, with respect to any
units have special voting rights that        quarterly dividend, means that the
require their consent for actions            dividend has not been paid in full,
that would adversely affect their            whether or not the dividend was
preferences.                                 earned or declared, the holders of
                                             that series will have the right,
                                             voting as a class, to elect two
                                             additional Trustees; and
                                             so long as any preferred shares
                                             are outstanding, the
                                             affirmative vote of at least
                                             two-thirds of the outstanding
                                             preferred shares and all other
                                             series of voting preferred
                                             shares, voting as a single
                                             class regardless of series,
                                             will be necessary to (a) amend,
                                             alter or repeal the declaration
                                             of trust so as to materially
                                             and adversely affect the voting
                                             powers, rights or preferences
                                             of the holders of the preferred
                                             share or (b) authorize, create
                                             or increase the authorized
                                             amount of any shares ranking
                                             prior to the preferred shares
                                             in the distribution of assets
                                             or any

      THE OPERATING PARTNERSHIP              VORNADO
                                            liquidation or in the payment
                                            of dividends.
                                       The Board of Trustees has the power,
                                       however, to create additional classes
                                       of parity and junior shares, increase
                                       the authorized number of parity and
                                       junior shares, and issue additional
                                       series of parity and junior shares
                                       without the consent of any holder of
                                       preferred shares.

     AMENDMENT OF THE PARTNERSHIP AGREEMENT OR THE DECLARATION OF TRUST
      Vornado generally has the              Under the Maryland REIT law and
power, without the consent of any      the declaration of trust, the
limited partners, to amend the         trustees, by a two-thirds vote, may
partnership agreement as may be        at any time amend the declaration of
required to reflect any changes that   trust, without the approval of
Vornado deems necessary or             shareholders, to enable Vornado to
appropriate in its sole discretion,    qualify as a REIT under the Internal
provided that the amendment does not   Revenue Code or as a real estate
adversely affect or eliminate any      investment trust under the Maryland
right granted to a limited partner     REIT law. As permitted by the
that is protected by specified         Maryland REIT law, the declaration of
special voting provisions. See         trust authorizes Vornado's Board of
'Description of Units -- Amendment of  Trustees, without any action by the
the partnership agreement' for         shareholders, to amend the
further information about Vornado's    declaration of trust from time to
power to amend the partnership         time to increase or decrease the
agreement and the limits on that       aggregate number of shares of
power.                                 beneficial interest or the number of
                                       shares of beneficial interest of any
                                       class that Vornado is authorized to
                                       issue. Except for certain specified
                                       amendments which require the vote of
                                       the holders of two-thirds of the
                                       outstanding shares, other amendments
                                       to the declaration of trust require
                                       the vote of holders of a majority of
                                       the outstanding shares, as defined in
                                       the declaration of trust.

                          REVIEW OF INVESTOR LISTS
      Under the partnership                  Under the Maryland General
agreement, limited partners in the     Corporation Law, as applicable to
operating partnership, upon written    REITs, one or more shareholders
demand with a statement of the         holding of record for at least six
purpose of the demand and at the       months at least 5% of the outstanding
limited partner's

      THE OPERATING PARTNERSHIP              VORNADO
expense, are entitled to obtain        shares of beneficial interest of any
a current list of the name and last    class of a real estate investment
known business, residence or mailing   trust may, upon written request,
address of each limited partner of     inspect and copy during usual
the operating partnership.             business hours the share ledger of
                                       the real estate investment trust or,
                                       if the real estate investment trust
                                       does not maintain an original or
                                       duplicate share ledger at its
                                       principal office, obtain a verified
                                       list of shareholders, setting forth
                                       their names and addresses and the
                                       number of shares of each class held
                                       by each shareholder.
      Thus, the limited partners in the operating partnership and the shareholders of Vornado have similar rights to inspect and, at their own expense, make copies of investor lists, with some limitations.

                        REVIEW OF BOOKS AND RECORDS
      Under the partnership                  Under the Maryland General
agreement, limited partners in the     Corporation Law, as applicable to
operating partnership, upon written    REITs, any shareholder or his agent
demand with a statement of the         may inspect and copy during normal
purpose of the demand and at the       business hours the following real
limited partner's expense, are         estate investment trust documents:
entitled to obtain a copy of the       bylaws;
operating partnership's Federal,             minutes of the proceedings of
state and local income tax returns,          shareholders;
to obtain a copy of the most recent          annual statements of affairs; and
annual and quarterly reports filed by        voting trust agreements on file at
Vornado with the SEC and to obtain           the real estate investment trust's
some other records and information as        principal office.
provided in the partnership                  In addition, one or more shareholders
agreement. Limited partners in the     holding of record at least 5% of the
operating partnership do not have any  outstanding shares of beneficial
right to inspect the books of the      interest of any class of a real
operating partnership.                 estate investment trust may, upon
                                       written request, inspect and copy
                                       during usual business hours the books
                                       of account of the real estate
                                       investment trust.

                       ISSUANCE OF ADDITIONAL EQUITY
      The operating partnership is           The Board of Trustees may
generally authorized to issue units    authorize the issuance, in its
and                                    discretion,

      THE OPERATING PARTNERSHIP              VORNADO
other partnership interests,           of additional common shares and other
including partnership interests of     equity securities of Vornado,
different series or classes, as        including one or more classes of
determined by Vornado as the general   common or preferred shares, with the
partner in its sole discretion. The    preferences, conversion or other
operating partnership may issue units  rights, voting powers, restrictions,
and other partnership interests to     limitations as to dividends,
Vornado, as long as these interests    qualifications and terms and
are issued in connection with a        conditions of redemption that the
comparable issuance of securities of   Board of Trustees may establish.
Vornado and proceeds raised in
connection with the issuance of the
Vornado securities are contributed to
the operating partnership. The terms
of some series of preferred units
limit Vornado's ability to issue
other series of units ranking prior
to them.
      The operating partnership and Vornado both have substantial flexibility to raise equity through the sale of additional units, shares of beneficial interest or other securities to finance the business and affairs of the operating partnership.

                             BORROWING POLICIES
      The operating partnership has          Vornado is not restricted under
no restrictions on borrowings, and     its declaration of trust from
Vornado as general partner has full    borrowing. However, under the
power and authority to borrow money    partnership agreement, Vornado, as
on behalf of the operating             general partner, may not issue debt
partnership. However, under the terms  securities or otherwise incur any
of the lockup provisions, the          debts unless it contributes the
operating partnership is limited in    proceeds from the incurrence of debts
its ability to refinance the           to the operating partnership.
indebtedness secured by some of its    Therefore, all indebtedness incurred
properties, unless affected limited    by Vornado will be for the benefit of
partners are compensated for adverse   the operating partnership.
tax consequences in accordance with
the lockup agreements. See
'Description of units and the
operating partnership -- Borrowing by
the operating partnership' for
further information about the lockup
agreements.

                           PERMITTED INVESTMENTS
      The operating partnership's            Under its declaration of trust,
purpose is to conduct any business     Vornado may engage in any lawful
that may be lawfully conducted by a    activity permitted by the Maryland
Delaware limited partnership,          REIT law. Under the partnership
provided that this business is to be   agreement, Vornado, as general
conducted in                           partner, agrees

      THE OPERATING PARTNERSHIP              VORNADO
a manner that permits Vornado          that it will not, directly or
to be qualified as a REIT unless       indirectly, enter into or conduct any
Vornado ceases to qualify as a REIT    business other than in connection
for any reason. The operating          with the ownership, acquisition and
partnership is authorized to perform   disposition of partnership interests
any and all acts for the furtherance   in the operating partnership except
of the purposes and business of the    with the consent of a majority of the
operating partnership, including       holders of common units other than
making investments, provided that the  Vornado.
Operating partnership may not take,          Vornado is also permitted to acquire,
or refrain from taking, any action     directly or indirectly, up to a 1%
which, in the judgment of Vornado as   interest in any partnership or
general partner:                       limited liability company at least
       could adversely affect the      ninety- nine percent (99%) of whose
       ability of the general partner  equity is owned by the operating
       to continue to qualify as a     partnership.
       REIT;
       could subject the general
       partner to any additional
       taxes under Section 857 or
       Section 4981 of the Internal
       Revenue Code; or
       could violate any law or
       regulation of any governmental
       body.
The operating partnership may take
any action or inaction described in
the preceding sentence only with
Vornado's specific consent.
      Vornado and the operating partnership may invest in any types of real estate and geographic areas that Vornado deems appropriate. Subject to restrictions relating to the protection of Vornado's REIT status, the operating partnership may perform all acts necessary for the furtherance of the operating partnership's business, including diversifying its portfolio to protect the value of its assets or as a prudent hedge against the risk of having too many of its investments limited to a single asset group or in a particular region of the country. Vornado, as general partner of the operating partnership, generally may not conduct any business other than through the operating partnership without the consent of the holders of a majority of the common limited partnership interests, not including the limited partnership interests held by Vornado in its capacity as a limited partner in the operating partnership.

                       OTHER INVESTMENT RESTRICTIONS
      Other than restrictions                Vornado's declaration of trust
precluding investments by the          authorizes Vornado to enter into any
operating partnership that would       contract or transaction of any kind,
adversely affect the qualification of  including the purchase or sale of
Vornado as a REIT

      THE OPERATING PARTNERSHIP              VORNADO
and restrictions on                    property, with any person, including
transactions with affiliates, the      any trustee, officer, employee or
partnership agreement does not         agent of Vornado, whether or not any
generally restrict the operating       of them has a financial interest in
partnership's authority to make        the transaction.
investments, lend operating
partnership funds or reinvest the
operating partnership's cash flow and
net sale or refinancing proceeds.

                       FEDERAL INCOME TAX CONSIDERATIONS

     This section summarizes the taxation of Vornado and the material Federal income tax consequences to holders of the common shares for your general information only. It is not tax advice. The tax treatment of a holder of common shares will vary depending upon the holder's particular situation, and this discussion addresses only holders that hold common shares as capital assets and does not deal with all aspects of taxation that may be relevant to particular holders in light of their personal investment or tax circumstances. This section also does not deal with all aspects of taxation that may be relevant to certain types of holders to which special provisions of the Federal income tax laws apply, including:

      broker-dealers;

      traders in securities that elect to mark-to-market;

      banks;

      tax-exempt organizations;

      certain insurance companies;

      persons liable for the alternative minimum tax;

      persons that hold securities that are a hedge, that are hedged against currency risks or that are part of a straddle or conversion transaction; and

      persons whose functional currency is not the U.S. dollar.

This summary is based on the Internal Revenue Code, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions. This summary describes the provisions of these sources of law only as they are currently in effect. All of these sources of law may change at any time, and any change in the law may apply retroactively.

     WE URGE YOU TO CONSULT WITH YOUR OWN TAX ADVISORS REGARDING THE TAX CONSEQUENCES TO YOU OF ACQUIRING, OWNING AND SELLING COMMON SHARES, INCLUDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF ACQUIRING, OWNING AND SELLING COMMON SHARES IN YOUR PARTICULAR CIRCUMSTANCES AND POTENTIAL CHANGES IN APPLICABLE LAWS.

TAXATION OF VORNADO AS A REIT

     In the opinion of Sullivan & Cromwell, commencing with its taxable year ended December 31, 1993, Vornado has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code, and Vornado's proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code. Investors should be aware, however, that opinions of counsel are not binding upon the Internal Revenue Service or any court.

     In providing its opinion, Sullivan & Cromwell is relying

      as to certain factual matters upon the statements and representations contained in certificates provided to Sullivan & Cromwell by Vornado and Two Penn Plaza, REIT, Inc.;

      without independent investigation, as to certain factual matters upon the statements and representations contained in the certificate provided to Sullivan & Cromwell by Alexander's; and

      without independent investigation, upon the opinion of Shearman & Sterling concerning the qualification of Alexander's as a REIT for each taxable year commencing with its taxable year ending December 31, 1995.

     In providing its opinion regarding the qualification of Alexander's as a REIT for Federal income tax purposes, Shearman & Sterling is relying, as to certain factual matters, upon representations received from Alexander's.

     Vornado's qualification as a REIT will depend upon the continuing satisfaction by Vornado and, given Vornado's current ownership interest in Alexander's and Two Penn, by Alexander's and Two Penn, of the requirements of the Internal Revenue Code relating to qualification for REIT status. Some of these requirements depend upon actual operating results, distribution levels, diversity of stock ownership, asset composition, source of income and recordkeeping. Accordingly, while Vornado intends to continue to qualify to be taxed as a REIT, the actual results of Vornado's, Two Penn's or Alexander's operations for any particular year might not satisfy these requirements. Neither Sullivan & Cromwell nor Shearman & Sterling will monitor the compliance of Vornado, Two Penn or Alexander's with the requirements for REIT qualification on an ongoing basis.

     The sections of the Internal Revenue Code applicable to REITs are highly technical and complex. The following discussion summarizes material aspects of these sections of the Internal Revenue Code.

     As a REIT, Vornado generally will not have to pay Federal corporate income taxes on its net income that it currently distributes to shareholders. This treatment substantially eliminates the 'double taxation' at the corporate and shareholder levels that generally results from investment in a regular corporation.

     However, Vornado will have to pay federal income tax as follows.

      First, Vornado will have to pay tax at regular corporate rates on any undistributed real estate investment trust taxable income, including undistributed net capital gains.

      Second, under certain circumstances, Vornado may have to pay the alternative minimum tax on its items of tax preference.

      Third, if Vornado has (a) net income from the sale or other disposition of foreclosure property, as defined in the Internal Revenue Code, which is held primarily for sale to customers in the ordinary course of business or
      (b) other non-qualifying income from foreclosure property, it will have to pay tax at the highest corporate rate on that income.

      Fourth, if Vornado has net income from 'prohibited transactions', as defined in the Internal Revenue Code, Vornado will have to pay a 100% tax on that income. Prohibited transactions are, in general, certain sales or other dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business.

      Fifth, if Vornado should fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below under ' -- Requirements for qualification -- Income tests', but has nonetheless maintained its qualification as a REIT because Vornado has satisfied some other requirements, it will have to pay a 100% tax on an amount equal to
      (a) the gross income attributable to the greater of the amount by which Vornado fails the 75% or 95% test, multiplied by (b) a fraction intended to reflect Vornado's profitability.

      Sixth, if Vornado should fail to distribute during each calendar year at least the sum of (a) 85% of its real estate investment trust ordinary income for that year, (b) 95% of its real estate investment trust capital gain net income for that year and (c) any undistributed taxable income from prior periods, Vornado would have to pay a 4% excise tax on the excess of that required distribution over the amounts actually distributed.

      Seventh, if during the 10-year period beginning on the first day of the first taxable year for which Vornado qualified as a REIT, Vornado recognizes gain on the disposition of any asset held by Vornado as of the beginning of that period, then, to the extent of the excess of (a) fair market value of that asset as of the beginning of that period over
      (b) Vornado's adjusted basis in that asset as of the beginning of that period, Vornado will have to pay tax on that gain at the highest regular corporate rate under Treasury regulations that have not yet been promulgated. We refer to the excess of fair market value over adjusted basis described in the preceding sentence as 'built-in gain'.

      Notwithstanding the taxation of built-in gain described in the preceding paragraph of this bullet point, Vornado will not have to pay tax on recognized built-in gain with respect to assets held as of the first day of the 10-year period beginning on the first day of the first taxable year for which Vornado qualified as a REIT, to the extent that the aggregate amount of that recognized built-in gain exceeds the net aggregate amount of Vornado's unrealized built-in gain as of the first day of that period.

      Eighth, if Vornado acquires any asset from a C corporation in certain transactions in which Vornado must adopt the basis of the asset or any other property in the hands of the C corporation as the basis of the asset in the hands of Vornado, and Vornado recognizes gain on the disposition of that asset during the 10-year period beginning on the date on which Vornado acquired that asset, then, under the Treasury regulations that have not yet been issued and to the extent of the built-in gain, Vornado will have to pay tax on that gain at the highest regular corporate rate. A

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      C corporation means generally a corporation that has to pay full corporate-level tax.


      Ninth, for taxable years beginning after December 31, 2000, if Vornado receives non-arms length income from a taxable REIT subsidiary (as defined under ' -- Asset tests'), or as a result of services provided by a taxable REIT subsidiary to tenants of the trust, Vornado will be subject to a 100% tax on the amount of Vornado's non-arms length income.


REQUIREMENTS FOR QUALIFICATION

     The Internal Revenue Code defines a REIT as a corporation, trust or association which is managed by one or more trustees or directors;

      the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

      which would otherwise be taxable as a domestic corporation, but for Sections 856 through 859 of the Code;

      which is neither a financial institution nor an insurance company to which certain provisions of the Code apply;

      the beneficial ownership of which is held by 100 or more persons;

      during the last half of each taxable year, not more than 50% in value of the outstanding stock of which is owned, directly or constructively, by five or fewer individuals, as defined in the Internal Revenue Code to include certain entities; and

      which meets certain other tests, described below, regarding the nature of its income and assets.

The Internal Revenue Code provides that the conditions described in the first through fourth bullet points above must be met during the entire taxable year and that the condition described in the fifth bullet point above must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months.

     Vornado has satisfied the conditions described in the first through fifth bullet points of the preceding paragraph and believes that it has also satisfied the condition described in the sixth bullet point of the preceding paragraph. In addition, Vornado's declaration of trust provides for restrictions regarding the ownership and transfer of Vornado's shares of beneficial interest. These restrictions are intended to assist Vornado in continuing to satisfy the share ownership requirements described in the fifth and sixth bullet points of the preceding paragraph. The ownership and transfer restrictions pertaining to the common shares are described above under the heading 'Description of common shares -- Restrictions on ownership of common shares'.

     Vornado owns a number of wholly-owned subsidiaries. Internal Revenue Code
Section 856(i) provides that a corporation which is a 'qualified REIT subsidiary', as defined in the Code, will not be treated as a separate corporation,

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and all assets, liabilities, and items of income, deduction, and credit of a qualified REIT subsidiary will be treated as assets, liabilities and items of these kinds of the REIT. Thus, in applying the requirements described in this section, Vornado's qualified REIT subsidiaries will be ignored, and all assets, liabilities and items of income, deduction, and credit of such subsidiaries will be treated as assets, liabilities and items of these kinds of Vornado. Vornado believes that all of its wholly-owned subsidiaries are qualified REIT subsidiaries.

     If a REIT is a partner in a partnership, Treasury regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to that share. In addition, the character of the assets and gross income of the partnership will retain the same character in the hands of the REIT for purposes of Section 856 of the Internal Revenue Code, including satisfying the gross income tests and the asset tests. Thus, Vornado's proportionate share of the assets, liabilities and items of income of any partnership in which Vornado is a partner, including the operating partnership, will be treated as assets, liabilities and items of income of Vornado for purposes of applying the requirements described in this section. Thus, actions taken by partnerships in which Vornado owns an interest either directly or through one or more tiers of partnerships or qualified REIT subsidiaries, can affect Vornado's ability to satisfy the REIT income and assets tests and the determination of whether Vornado has net income from prohibited transactions. See the fourth bullet point on page 74 for a discussion of prohibited transactions.

     INCOME TESTS. In order to maintain its qualification as a REIT, Vornado annually must satisfy three gross income requirements.

      First, Vornado must derive at least 75% of its gross income, excluding gross income from prohibited transactions, for each taxable year directly or indirectly from investments relating to real property or mortgages on real property, including 'rents from real property', as defined in the Internal Revenue Code, or from certain types of temporary investments. Rents from real property generally include expenses of Vornado that are paid or reimbursed by tenants.

      Second, at least 95% of Vornado's gross income, excluding gross income from prohibited transactions, for each taxable year must be derived from real property investments as described in the preceding bullet point, dividends, interest and gain from the sale or disposition of stock or securities, or from any combination of these types of source.


      Third, for its taxable years before 1998, short-term gain from the sale or other disposition of stock or securities, gain from prohibited transactions and gain on the sale or other disposition of real property held for less than four years, apart from involuntary conversions and sales of foreclosure property, was required to represent less than 30% of Vornado's gross income, including gross income from prohibited transactions, for each of these taxable years.


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     Rents that Vornado receives will qualify as rents from real property in satisfying the gross income requirements for a REIT described above only if the rents satisfy several conditions.

      First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from rents from real property solely because it is based on a fixed percentage or percentages of receipts or sales.


      Second, the Internal Revenue Code provides that rents received from a tenant will not qualify as rents from real property in satisfying the gross income tests if the REIT, directly or under the applicable attribution rules, owns a 10% or greater interest in that tenant; provided, however, that for tax years beginning after December 31, 2000, rent received from a taxable REIT subsidiary (as defined under ' -- Asset tests', below) will, under certain circumstances, qualify as rents from real property even if Vornado owns more than a 10% interest in such subsidiary. We refer to a tenant in which Vornado owns a 10% or greater interest as a 'related party tenant'.


      Third, if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property.


      Finally, for rents received to qualify as rents from real property, the REIT generally must not operate or manage the property or furnish or render services to the tenants of the property, other than through an independent contractor from whom the REIT derives no revenue or through a taxable REIT subsidiary. However, Vornado may directly perform certain services that landlords usually or customarily render when renting space for occupancy only or that are not considered rendered to the occupant of the property.


Vornado does not derive significant rents from related party tenants. Vornado also does not and will not derive rental income attributable to personal property, other than personal property leased in connection with the lease of real property, the amount of which is less than 15% of the total rent received under the lease.

     Vornado directly performs services for some of its tenants. Vornado does not believe that the provision of these services will cause its gross income attributable to these tenants to fail to be treated as rents from real property. If Vornado were to provide services to a tenant that are other than those landlords usually or customarily provide when renting space for occupancy only, amounts received or accrued by Vornado for any of these services will not be treated as rents from real property for purposes of the REIT gross income tests. However, the amounts received or accrued for these services will not cause other amounts received with respect to the property to fail to be treated as rents from real property unless the amounts treated as received in respect of the services, together with amounts received for certain management services, exceeds 1% of all amounts received or accrued by Vornado during the taxable year with respect to the property. If the sum of the amounts received in respect of the services to

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tenants and management services described in the preceding sentence exceeds the
1% threshold, then all amounts received or accrued by Vornado with respect to the property will not qualify as rents from real property, even if Vornado provides the impermissible services to some, but not all, of the tenants of the property.

     The term 'interest' generally does not include any amount received or accrued, directly or indirectly, if the determination of that amount depends in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term interest solely because it is based on a fixed percentage or percentages of receipts or sales.

     If Vornado fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, it may nevertheless qualify as a REIT for that year if it satisfies the requirements of other provisions of the Internal Revenue Code that allow relief from disqualification as a REIT. These relief provisions will generally be available if

      Vornado's failure to meet the income tests was due to reasonable cause and not due to willful neglect;

      Vornado attaches a schedule of the sources of its income to its Federal income tax return; and

      any incorrect information on the schedule was not due to fraud with intent to evade tax.

Vornado might not be entitled to the benefit of these relief provisions, however. As discussed in the fifth bullet point on page 74, even if these relief provisions apply, Vornado would have to pay a tax on the excess income.

     ASSET TESTS. Vornado, at the close of each quarter of its taxable year, must also satisfy three tests relating to the nature of its assets.

      First, at least 75% of the value of Vornado's total assets must be represented by real estate assets, including (a) real estate assets held by Vornado's qualified REIT subsidiaries, Vornado's allocable share of real estate assets held by partnerships in which Vornado owns an interest and stock issued by another REIT, (b) for a period of one year from the date of Vornado's receipt of proceeds of an offering of its shares of beneficial interest or debt with a term of at least five years, stock or debt instruments purchased with these proceeds and (c) cash, cash items and government securities.

      Second, not more than 25% of Vornado's total assets may be represented by securities other than those in the 75% asset class.


      Third, for taxable years beginning prior to January 1, 2001, of the investments included in the 25% asset class, the value of any one issuer's securities, other than securities issued by another REIT, owned by Vornado may not exceed 5% of the value of Vornado's total assets and Vornado may not own more than 10% of any one issuer's outstanding voting securities.

      Fourth, for taxable years beginning after December 31, 2000, not more than 20% of Vornado's total assets may constitute securities issued by taxable REIT subsidiaries, and of the investments included in the 25% asset class, the value of any one issuer's securities, other than securities issued by another REIT or by a taxable REIT subsidiary, owned by Vornado may not exceed 5% of the value of Vornado's total assets and Vornado may not own more than 10% of the vote or value of the outstanding securities of any one issuer, except for issuers that are taxable REIT subsidiaries. For these purposes, a taxable REIT subsidiary is any corporation in which Vornado owns an interest, that joins with Vornado in making an election to be treated as a taxable REIT subsidiary and that does not engage in certain activities.



     The test described in Third, above, and not that described in Fourth, above, will apply for taxable years of Vornado that begin after December 31, 2000, with respect to stock in any corporation owned by Vornado prior to July 12, 1999, so long as a taxable REIT subsidiary election is not made with respect to such corporation and such corporation does not acquire substantial new assets or engage in a substantial new line of business.


     Since March 2, 1995, Vornado has owned more than 10% of the voting securities of Alexander's. Since April of 1997, Vornado's ownership of Alexander's has been through the operating partnership rather than direct. Vornado's ownership interest in Alexander's will not cause Vornado to fail to satisfy the asset tests for REIT status so long as Alexander's qualified as a REIT for each of taxable years beginning with its taxable year ending December 31, 1995 and continues to so qualify. In the opinion of Shearman & Sterling, commencing with Alexander's taxable year ended December 31, 1995, Alexander's has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code, and its proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Internal Revenue Code. In providing its opinion, Shearman & Sterling is relying upon representations received from Alexander's.

     Since April of 1997, Vornado has also owned, through the operating partnership, more than 10% of the voting securities of Two Penn. Vornado's indirect ownership interest in Two Penn will not cause Vornado to fail to satisfy the asset tests for REIT status so long as Two Penn qualifies as a REIT for its first taxable year and each subsequent taxable year. Vornado believes that Two Penn will also qualify.

     In order to ensure compliance with the 95% gross income test described in the second bullet point on page 77, Vornado transferred certain contract rights and obligations to VMC, a New Jersey corporation, in return for all of VMC's nonvoting preferred stock. Since April of 1997, the operating partnership has held this stock. This stock entitles its holder to 95% of the dividends paid by VMC. Vornado does not believe that its indirect ownership of this stock will adversely affect its ability to satisfy the asset tests described above.

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
     Vornado also owns, through the operating partnership, nonvoting shares in a number of corporations. Vornado does not believe that the characteristics or value of these shares will cause Vornado to fail to satisfy the REIT asset tests described above.

     ANNUAL DISTRIBUTION REQUIREMENTS. Vornado, in order to qualify as a REIT, is required to distribute dividends, other than capital gain dividends, to its shareholders in an amount at least equal to (1) the sum of (a) 95% of Vornado's 'real estate investment trust taxable income', computed without regard to the dividends paid deduction and Vornado's net capital gain, and (b) 95% of the net after-tax income, if any, from foreclosure property minus (2) the sum of certain items of non-cash income.


     For taxable years beginning after December 31, 2000, the required amount of distributions described above will be reduced from 95% to 90% of the amount of Vornado's income or gain, as the case may be.


     In addition, if Vornado disposes of any asset within 10 years of acquiring it, Vornado will be required, under Treasury regulations which the Treasury has not yet promulgated, to distribute at least 95% of the after-tax built-in gain, if any, recognized on the disposition of the asset.

     These distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before Vornado timely files its tax return for the year to which they relate and if paid on or before the first regular dividend payment after the declaration.

     To the extent that Vornado does not distribute all of its net capital gain or distributes at least 95%, but less than 100%, of its real estate investment trust taxable income, as adjusted, it will have to pay tax on those amounts at regular ordinary and capital gain corporate tax rates. Furthermore, if Vornado fails to distribute during each calendar year at least the sum of (a) 85% of its ordinary income for that year, (b) 95% of its capital gain net income for that year, and (c) any undistributed taxable income from prior periods, Vornado would have to pay a 4% excise tax on the excess of the required distribution over the amounts actually distributed.

     Vornado intends to satisfy the annual distribution requirements.

     From time to time, Vornado may not have sufficient cash or other liquid assets to meet the 95% distribution requirement due to timing differences between (a) when Vornado actually receives income and when it actually pays deductible expenses and (b) when Vornado includes the income and deducts the expenses in arriving at its taxable income. If timing differences of this kind occur, in order to meet the 95% distribution requirement, Vornado may find it necessary to arrange for short-term, or possibly long-term, borrowings or to pay dividends in the form of taxable stock dividends.

     Under certain circumstances, Vornado may be able to rectify a failure to meet the distribution requirement for a year by paying 'deficiency dividends' to shareholders in a later year, which may be included in Vornado's deduction for dividends paid for the earlier year. Thus, Vornado may be able to avoid being

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taxed on amounts distributed as deficiency dividends; however, Vornado will be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

FAILURE TO QUALIFY AS A REIT

     If Vornado fails to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, Vornado will have to pay tax, including any applicable alternative minimum tax, on its taxable income at regular corporate rates. Vornado will not be able to deduct distributions to shareholders in any year in which it fails to qualify, nor will Vornado be required to make distributions to shareholders. In this event, to the extent of current and accumulated earnings and profits, all distributions to shareholders will be taxable as ordinary income and corporate distributees may be eligible for the dividends received deduction if they satisfy the relevant provisions of the Internal Revenue Code. Unless entitled to relief under specific statutory provisions, Vornado will also be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. Vornado might not be entitled to the statutory relief described in this paragraph in all circumstances.



TAXATION OF HOLDERS OF COMMON SHARES

U.S. SHAREHOLDERS

     As used in this section, the term 'U.S. shareholder' means a holder of common shares who, for United States Federal income tax purposes, is a citizen or resident of the United States;

      a corporation organized under the laws of the United States or any State;

      an estate whose income is subject to United States Federal income taxation regardless of its source; or

      a trust if a United States court is able to exercise primary supervision over administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust.

     As long as Vornado qualifies as a REIT, distributions made by Vornado out of its current or accumulated earnings and profits, and not designated as capital gain dividends, will constitute dividends taxable to its taxable U.S. shareholders as ordinary income. Distributions of this kind will not be eligible for the dividends received deduction in the case of U.S. shareholders that are corporations. Distributions made by Vornado that Vornado properly designates as capital gain dividends will be taxable to U.S. shareholders as gain from the sale of a capital asset held for more than one year, to the extent that they do not exceed Vornado's actual net capital gain for the taxable year, without regard to the period for which a U.S. shareholder has held his shares. Thus, with certain limitations, capital gains dividends received by an individual U.S. shareholder may be eligible for 20% or 25% capital gains rates of taxation. U.S. shareholders that are corporations may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income.

     To the extent that Vornado makes distributions, not designated as capital gain dividends, in excess of its current and accumulated earnings and profits, these distributions will be treated first as a tax-free return of capital to each U.S. shareholder. Thus, these distributions will reduce the adjusted basis which the U.S. shareholder has in his shares for tax purposes by the amount of the distribution, but not below zero. Distributions in excess of a U.S. shareholder's adjusted basis in his shares will be taxable as capital gains, provided that the shares have been held as a capital asset. For purposes of determining the portion of distributions on separate classes of shares that will be treated as dividends for Federal income tax purposes, current and accumulated earnings and profits will be allocated to distributions resulting from priority rights of preferred shares before being allocated to other distributions.

     Dividends authorized by Vornado in October, November, or December of any year and payable to a shareholder of record on a specified date in any of these months will be treated as both paid by Vornado and received by the shareholder on December 31 of that year, provided that Vornado actually pays the dividend on or before January 31 of the following calendar year. Shareholders may not include in their own income tax returns any net operating losses or capital losses of Vornado.

     U.S. shareholders holding shares at the close of Vornado's taxable year will be required to include, in computing their long-term capital gains for the taxable year in which the last day of Vornado's taxable year falls, the amount that Vornado designates in a written notice mailed to its shareholders. Vornado may not designate amounts in excess of Vornado's undistributed net capital gain for the taxable year. Each U.S. shareholder required to include the designated amount in determining the shareholder's long-term capital gains will be deemed to have paid, in the taxable year of the inclusion, the tax paid by Vornado in respect of the undistributed net capital gains. U.S. shareholders to whom these rules apply will be allowed a credit or a refund, as the case may be, for the tax they are deemed to have paid. U.S. shareholders will increase their basis in their shares by the difference between the amount of the includible gains and the tax deemed paid by the shareholder in respect of these gains.

     Distributions made by Vornado and gain arising from a U.S. shareholder's sale or exchange of shares will not be treated as passive activity income. As a result, U.S. shareholders generally will not be able to apply any passive losses against that income or gain.

     When a U.S. shareholder sells or otherwise disposes of shares, the shareholder will recognize gain or loss for Federal income tax purposes in an amount equal to the difference between (a) the amount of cash and the fair market value of any property received on the sale or other disposition, and (b) the holder's adjusted basis in the shares for tax purposes. This gain or loss will be capital gain or loss if the U.S. shareholder has held the shares as a capital asset. The gain or loss will be long-term gain or loss if the U.S. shareholder has held the shares for more than one year. A maximum tax rate of 20% generally applies to long-term capital gain of an individual U.S. shareholder. In general, any loss recognized by a U.S. shareholder when the shareholder sells or otherwise disposes of shares of Vornado that the shareholder has held for six months or less, after applying certain holding period rules, will be treated as a long-term capital loss, to the extent of distributions received by the shareholder from Vornado which were required to be treated as long-term capital gains.

     BACKUP WITHHOLDING. Vornado will report to its U.S. shareholders and the IRS the amount of dividends paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, backup withholding at the rate of 31% may apply to a shareholder with respect to dividends paid unless the holder (a) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or (b) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. The IRS may also impose penalties on a U.S. shareholder that does not provide Vornado with his correct taxpayer identification number. A shareholder may credit any amount paid as backup withholding against the shareholder's income tax liability. In addition, Vornado may be required to withhold a portion of capital gain distributions to any shareholders who fail to certify their non-foreign status to Vornado.

     TAXATION OF TAX-EXEMPT SHAREHOLDERS. The IRS has ruled that amounts distributed as dividends by a REIT generally do not constitute unrelated business taxable income when received by a tax-exempt entity. Based on that ruling, provided that a tax-exempt shareholder is not one of the types of entity described in the next paragraph and has not held its shares as 'debt financed property' within the meaning of the Internal Revenue Code and the shares are not otherwise used in a trade or business, the dividend income from shares will not be unrelated business taxable income to a tax-exempt shareholder. Similarly, income from the sale of shares will not constitute unrelated business taxable income unless the tax-exempt shareholder has held the shares as 'debt financed property' within the meaning of the Internal Revenue Code or has used the shares in a trade or business.

     Income from an investment in Vornado's shares will constitute unrelated business taxable income for tax-exempt shareholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from Federal income taxation under the applicable subsections of Section 501(c) of the Internal Revenue Code, unless the organization is able to properly deduct amounts set aside or placed in reserve for certain purposes so as to offset the income generated by its shares. Prospective investors of the types described in the preceding sentence should consult their own tax advisors concerning these 'set aside' and reserve requirements.

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
     Notwithstanding the foregoing, however, a portion of the dividends paid by a 'pension-held REIT' will be treated as unrelated business taxable income to any trust which is described in Section 401(a) of the Internal Revenue Code;

      is tax exempt under Section 501(a) of the Code; and

      holds more than 10% (by value) of the equity interests in the REIT.

Tax-exempt pension, profit-sharing and stock bonus funds that are described in
Section 401(a) of the Internal Revenue Code are referred to below as 'qualified trusts'. A REIT is a 'pension-held REIT' if it would not have qualified as a REIT but for the fact that Section 856(h)(3) of the Internal Revenue Code provides that stock owned by qualified trusts will be treated, for purposes of the 'not closely held' requirement, as owned by the beneficiaries of the trust (rather than by the trust itself); and

      either (a) at least one qualified trust holds more than 25% by value of the interests in the REIT or (b) one or more qualified trusts, each of which owns more than 10% by value of the interests in the REIT, hold in the aggregate more than 50% by value of the interests in the REIT.

The percentage of any REIT dividend treated as unrelated business taxable income is equal to the ratio of (a) the gross income of the REIT from unrelated trades or businesses, determined as though the REIT were a qualified trust, less direct expenses related to this gross income, to (b) the total gross income of the REIT, less direct expenses related to the total gross income. A de minimis exception applies where this percentage is less than 5% for any year. Vornado does not expect to be classified as a pension-held REIT.

     The rules described above under the heading ' -- U.S. shareholders' concerning the inclusion of Vornado's designated undistributed net capital gains in the income of its shareholders will apply to tax-exempt entities. Thus, tax-exempt entities will be allowed a credit or refund of the tax deemed paid by these entities in respect of the includible gains.

NON-U.S. SHAREHOLDERS

     The rules governing U.S. Federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and other foreign shareholders, which we call 'non-U.S. shareholders', are complex. The following discussion is only a limited summary of these rules. Prospective non-U.S. shareholders should consult with their own tax advisors to determine the impact of U.S. Federal, state and local income tax laws with regard to an investment in shares, including any reporting requirements.

     ORDINARY DIVIDENDS. Distributions, other than distributions that are treated as attributable to gain from sales or exchanges by Vornado of U.S. real property interests, as discussed below, and other than distributions designated by Vornado as capital gain dividends, will be treated as ordinary income to the extent that they are made out of current or accumulated earnings and profits of Vornado. A withholding tax equal to 30% of the gross amount of the distribution will ordinarily

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
apply to distributions of this kind to non-U.S. shareholders, unless an applicable tax treaty reduces that tax. However, if income from the investment in the shares is treated as effectively connected with the non-U.S. shareholder's conduct of a U.S. trade or business, tax at graduated rates will generally apply to the non-U.S. shareholder in the same manner as U.S. shareholders are taxed with respect to dividends, and the 30% branch profits tax may also apply if the shareholder is a foreign corporation. Vornado expects to withhold U.S. tax at the rate of 30% on the gross amount of any dividends, other than dividends treated as attributable to gain from sales or exchanges of U.S. real property interests and capital gain dividends, paid to a non-U.S. shareholder, unless (a) a lower treaty rate applies and the required form evidencing eligibility for that reduced rate is filed with Vornado or the appropriate withholding agent or (b) the non-U.S. shareholder files an IRS Form 4224 or a successor form with Vornado or the appropriate withholding agent claiming that the distributions are effectively connected with the non-U.S. shareholder's conduct of a U.S. trade or business.

     Distributions to a non-U.S. shareholder that are designated by Vornado at the time of distribution as capital gain dividends which are not attributable to or treated as attributable to the disposition by Vornado of a U.S. real property interest generally will not be subject to U.S. Federal income taxation, except as described below.

     RETURN OF CAPITAL. Distributions in excess of Vornado's current and accumulated earnings and profits, which are not treated as attributable to the gain from Vornado's disposition of a U.S. real property interest, will not be taxable to a non-U.S. shareholder to the extent that they do not exceed the adjusted basis of the non-U.S. shareholder's shares. Distributions of this kind will instead reduce the adjusted basis of the shares. To the extent that distributions of this kind exceed the adjusted basis of a non-U.S. shareholder's shares, they will give rise to tax liability if the non-U.S. shareholder otherwise would have to pay tax on any gain from the sale or disposition of its shares, as described below. If it cannot be determined at the time a distribution is made whether the distribution will be in excess of current and accumulated earnings and profits, withholding will apply to the distribution at the rate applicable to dividends. However, the non-U.S. shareholder may seek a refund of these amounts from the IRS if it is subsequently determined that the distribution was, in fact, in excess of current accumulated earnings and profits of Vornado.

     CAPITAL GAIN DIVIDENDS. For any year in which Vornado qualifies as a REIT, distributions that are attributable to gain from sales or exchanges by Vornado of U.S. real property interests will be taxed to a non-U.S. shareholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980, as amended. Under this statute, these distributions are taxed to a non-U.S. shareholder as if the gain were effectively connected with a U.S. business. Thus, non-U.S. shareholders will be taxed on the distributions at the normal capital gain rates applicable to U.S. shareholders, subject to any applicable alternative minimum tax and special alternative minimum tax in the case of nonresident alien individuals. Vornado is required by applicable Treasury regulations under this statute to withhold 35% of any distribution that Vornado could designate as a capital gain dividend. However, if Vornado designates as a capital gain dividend a distribution made before the day Vornado actually effects the designation, then although the distribution may be taxable to a non-U.S. shareholder, withholding does not apply to the distribution under this statute. Rather, Vornado must effect the 35% withholding from distributions made on and after the date of the designation, until the distributions so withheld equal the amount of the prior distribution designated as a capital gain dividend. The non-U.S. shareholder may credit the amount withheld against its U.S. tax liability.

     SALES OF SHARES. Gain recognized by a non-U.S. shareholder upon a sale or exchange of common shares generally will not be taxed under the Foreign Investment in Real Property Tax Act if Vornado is a 'domestically controlled REIT', defined generally as a REIT, less than 50% in value of whose stock is and was held directly or indirectly by foreign persons at all times during a specified testing period. Vornado believes that it is and will continue to be a domestically controlled REIT, and, therefore, that taxation under this statute generally will not apply to the sale of Vornado shares. However, gain to which this statute does not apply will be taxable to a non-U.S. shareholder if investment in the shares is treated as effectively connected with the non-U.S. shareholder's U.S. trade or business. In this case, the same treatment will apply to the non-U.S. shareholder as to U.S. shareholders with respect to the gain. In addition, gain to which the Foreign Investment in Real Property Tax Act does not apply will be taxable to a non-U.S. shareholder if the non-U.S. shareholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a 'tax home' in the United States, or maintains an office or a fixed place of business in the United States to which the gain is attributable. In this case, a 30% tax will apply to the nonresident alien individual's capital gains. A similar rule will apply to capital gain dividends to which this statute does not apply.

     If Vornado were not a domestically-controlled REIT, tax under the Foreign Investment in Real Property Tax Act would apply to a non-U.S. shareholder's sale of shares only if the selling non-U.S. shareholder owned more than 5% of the class of shares sold at any time during a specified period. This period is generally the shorter of the period that the non-U.S. shareholder owned the shares sold or the five-year period ending on the date when the shareholder disposed of the shares. If tax under this statute applies to the gain on the sale of shares, the same treatment would apply to the non-U.S. shareholder as to U.S. shareholders with respect to the gain, subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals.

     TREATY BENEFITS. Under current Treasury regulations, dividends paid to an address in a country outside the United States are generally presumed to be paid to a resident of that country for purposes of determining whether the withholding discussed above applies and whether a tax treaty rate applies. Shareholders that are partnerships or entities that are similarly fiscally transparent for Federal income tax purposes, and persons holding shares through such entities, may not be able to claim benefits under U.S. tax treaties. Shareholders of these kinds should consult a tax advisor.

     Under recently issued Treasury regulations that are effective for payments made after December 31, 2000, however, a non-U.S. shareholder who wishes to claim the benefit of an applicable treaty rate would be required to satisfy applicable certification requirements. In addition, under these regulations, in the case of shares held by a foreign partnership, (x) the certification requirement would generally apply to the partners in the partnership and (y) the partnership would be required to provide certain information, including a United States taxpayer identification number. These regulations provide look-through rules in the case of tiered partnerships.

OTHER TAX CONSEQUENCES

     State or local taxation may apply to Vornado and its shareholders in various state or local jurisdictions, including those in which it or they transact business or reside. The state and local tax treatment of Vornado and its shareholders may not conform to the Federal income tax consequences discussed above. Consequently, prospective shareholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in Vornado.

                              PLAN OF DISTRIBUTION


     This prospectus relates to the possible issuance by Vornado of up to 16,064 shares, if, and to the extent that, Vornado elects to issue common shares to holders of up to 16,064 units, upon the tender of the units for redemption.


     Vornado will not receive any cash proceeds from the issuance of the common shares to holders of units upon receiving a notice of redemption. Vornado will acquire one unit from a redeeming partner, in exchange for each common share that Vornado issues. Consequently, with each redemption, Vornado's interest in the operating partnership will increase.

     All costs, expenses and fees in connection with the registration of the common shares will be borne by Vornado.

                                    EXPERTS

     The consolidated financial statements and the related consolidated financial statement schedules incorporated in this prospectus by reference from Vornado's Annual Report on Form 10-K for the year ended December 31, 1998, and the statement of revenues and certain expenses of 888 7th Avenue for the year ended December 31, 1997 incorporated in this prospectus by reference from Vornado's Current Report on Form 8-K/A, dated August 12, 1998 and filed with the SEC on February 24, 1999, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

     The statement of revenues and certain expenses of 689 Fifth Avenue for the year ended December 31, 1997, incorporated in this prospectus by reference from Vornado's Current Report on Form 8-K, dated August 12, 1998 and filed with the SEC on February 12, 1999, has been audited by Friedman Alpren & Green LLP, independent auditors, as stated in their report which is incorporated by reference, and has been so incorporated in reliance upon the report of that firm given upon their authority as experts in accounting and auditing.

     The statement of income and expense of certain properties of Market Square Limited Partnership for the year ended December 31, 1997, incorporated in this prospectus by reference from Vornado's Current Report on Form 8-K, dated August 12, 1998 and filed with the SEC on February 12, 1999, has been audited by Sharrard, McGee & Co. P.A., independent certified public accountants, as stated in their report which is incorporated by reference, and has been so incorporated in reliance upon the report of that firm given upon their authority as experts in accounting and auditing.

     The consolidated balance sheets of Mendik Real Estate Limited Partnership and consolidated venture as of December 31, 1997 and 1996, and the related consolidated statements of operations, partners' capital (deficit), and cash flows for each of the years in the three-year period ended December 31, 1997, incorporated in this prospectus by reference from Vornado's Current Report on Form 8-K, dated August 12, 1998 and filed with the SEC on February 12, 1999, have been audited by KPMG LLP, independent auditors, as stated in their report, which is incorporated in this prospectus by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                         VALIDITY OF THE COMMON SHARES

     The validity of the common shares issued under this prospectus will be passed upon for Vornado by Ballard Spahr Andrews & Ingersoll, LLP, Baltimore, Maryland, Maryland counsel to Vornado.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The estimated expenses in connection with the issuance and distribution of the securities being registered, other than Underwriting Compensation, are as follows:


SEC registration fee......................................  $  4,078*
Printing and engraving expenses...........................  $ 50,000
Legal fees and disbursements..............................  $100,000
Accounting fees and disbursements.........................  $ 50,000
Transfer Agent's and Depositary's fees and
   disbursements..........................................  $ 25,000
Blue Sky fees and expenses................................  $ 15,000
Miscellaneous (including listing fees)....................  $ 25,000
                                                            --------
      Total...............................................  $265,158
                                                            --------
                                                            --------


------------


* Represents filing fee paid upon the initial filing of the Registration Statement.


ITEM 15. INDEMNIFICATION OF TRUSTEES AND OFFICERS.

     Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended ('Title 8'), permits a Maryland real estate investment trust to include in its declaration of trust a provision limiting the liability of its trustees and officers to the trust and its shareholders for money damages except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Vornado's Declaration of Trust includes such a provision eliminating such liability to the maximum extent permitted by Title 8.

     Vornado's Declaration of Trust authorizes it to indemnify, and to pay or reimburse reasonable expenses to, as such expenses are incurred by, each trustee or officer (including any person who, while a trustee of Vornado, is or was serving at the request of Vornado as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise or employee benefit plan) from all claims and liabilities to which such person may become subject by reason of his being or having been a trustee, officer, employee or agent.

     Vornado's Bylaws require it to indemnify (a) any trustee or officer or any former trustee or officer (including and without limitation, any individual who, while a trustee or officer and at the request of Vornado, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise) who has been successful, on the merits or otherwise, in the defense of a proceeding to which he was made a party by reason of such status, against reasonable expenses incurred by him in connection with the proceeding and (b) any present or former trustee or officer against any claim or liability to which he may become subject by reason of such status unless it is established that (i) his act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty,
(ii) he actually received an improper personal benefit in money, property or services or (iii) in the case of a criminal proceeding, he had reasonable cause to believe that his act or omission was unlawful. In addition, Vornado's Bylaws require it to pay or reimburse, in advance of final disposition of a proceeding, reasonable expenses incurred by a present or former trustee or officer made a party to a proceeding by reason of such status upon Vornado's receipt of (i) a written affirmation by the trustee or officer of his good faith belief that he has met the applicable standard of conduct necessary for indemnification by Vornado and (ii) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by Vornado if it shall ultimately be determined that the applicable standard of conduct was not met. Vornado's Bylaws also (i) permit Vornado to provide indemnification and payment or reimbursement of expenses to a present or former trustee or officer who served a predecessor of Vornado in such capacity and to any employee or agent of Vornado or a predecessor of Vornado,
(ii) provide that any indemnification or payment or reimbursement of the expenses permitted by the Bylaws shall be furnished in accordance with the procedures provided for indemnification or payment or reimbursement of expenses, as the case may be, under Section 2-418 of the Maryland General Corporation Law (the 'MGCL') for directors of Maryland corporations and (iii) permit Vornado to provide such other and further indemnification or payment or reimbursement of expenses as may be permitted by the MGCL, as in effect from time to time, for directors of Maryland corporations.

     Title 8 permits a Maryland real estate investment trust to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent as permitted by the MGCL for directors and officers of Maryland corporations. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to trustees, officers and controlling persons of Vornado pursuant to the foregoing provisions or otherwise, Vornado has been advised that, although the validity and scope of the governing statute has not been tested in court, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In addition, indemnification may be limited by state securities laws.

     The Second Amended and Restated Agreement of Limited Partnership, dated as of October 20, 1997, as amended (the 'Partnership Agreement'), of the Operating partnership provides, generally, for the indemnification of an 'Indemnitee' against losses, claims, damages, liabilities, expenses (including, without limitation, attorneys' fees and other legal fees and expenses), judgments, fines, settlements and other amounts that relate to the operations of the Operating partnership unless it is established that (i) the act or omission of the Indemnitee was material and either was committed in bad faith or pursuant to active and deliberate dishonesty, (ii) the Indemnitee actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful. For this purpose, the term 'Indemnitee' includes
(i) any person made a party to a proceeding by reason of its status as (A) the general partner of the Operating partnership, (B) a limited partner of the Operating partnership or (C) an officer of the Operating partnership or a trustee, officer or shareholder of Vornado and (ii) such other persons (including affiliates of Vornado or the Operating partnership) as Vornado may designate from time to time in its discretion. Any such indemnification will be made only out of assets of the Operating partnership, and in no event may an Indemnitee subject the limited partners of the Operating partnership to personal liability by reason of the indemnification provisions in the Partnership Agreement.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to officers, trustees or controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the Operating partnership has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and, therefore, unenforceable. The Operating partnership has purchased liability insurance for the purpose of providing a source of funds to pay the indemnification described above.

     Pursuant to the registration rights agreements between Vornado and the holders of units redeemable for the shares registered hereunder, Vornado agrees to indemnify each Unit holder named therein and each person, if any, who controls such holder within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act (and the officers, directors, shareholders, partners, employees, agents and representatives of certain of the foregoing persons) (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto) pursuant to which the Redemption Shares were registered under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of Vornado; and (iii) against any and all expenses whatsoever, as incurred, reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, in each case whether or not a party, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided, however, that such indemnity does not apply to any Unit holder with respect to any loss, liability, claim, damage or expense to the extent arising out of (A) any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to Vornado by such Unit holder expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto), or (B) such Unit holder's failure to deliver an amended or supplemental Prospectus if such loss, liability, claim, damage or expense would not have arisen had such delivery occurred.

     Pursuant to the registration rights agreements between Vornado and the holders of units redeemable for the shares registered hereunder, each of the Unit holders named therein (and each of their permitted assignees) agrees to indemnify Vornado, and each of its trustees/directors and officers and each person, if any, who controls Vornado within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto) pursuant to which the Redemption Shares were registered under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of such Unit holder; and (iii) against any and all expenses whatsoever, as incurred, reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, in each case whether or not a party, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided, however, that such indemnity shall only apply with respect to any loss, liability, claim, damage or expense to the extent arising out of (A) any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to Vornado by such Unit holder expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto), or (with respect to certain of such indemnified Unit holders) (B) such Unit holder's failure to deliver an amended or supplemental Prospectus if such loss, liability, claim, damage or expense would not have arisen had such delivery occurred. A Unit holder and any permitted assignee shall not be required to indemnify Vornado, its officers/trustees, directors or control persons with respect to any amount in excess of the amount of the total proceeds to such Unit holder or permitted assignee, as the case may be, from sales of the Redemption Shares of such Unit holder under the Registration Statement, and no Unit holder shall be liable under the indemnification provision for any statements or omissions of any other Unit holder.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to officers/trustees, directors or controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and, therefore, unenforceable. The Company has purchased liability insurance for the purpose of providing a source of funds to pay the indemnification described above.

ITEM 16. EXHIBITS.

EXHIBIT NO.                                       EXHIBIT
----------                                        -------
    3.1      -- Amended and Restated Declaration of Trust of Vornado Realty Trust, as
                amended on April 3, 1997 (incorporated by reference to Exhibit 3.1 of
                Vornado's Registration Statement on Form S-8 (File No. 333-29011),
                filed on July 12, 1997)
    3.2      -- Articles of Amendment of Declaration of Trust of Vornado Realty
                Trust, as filed with the State Department of Assessments and Taxation of Maryland on April 22, 1998 (incorporated by reference to Exhibit
                3.1 of Vornado's Current Report on Form 8-K dated April 22, 1998
                (File No. 1-11954), filed on April 28, 1998)
    3.3      -- Articles Supplementary to Declaration of Trust of Vornado Realty
                Trust with respect to the Series D-1 Preferred Shares, dated November
                12, 1998, as filed with the State Department of Assessments and
                Taxation of Maryland on November 25, 1998 (incorporated by reference to Exhibit 3.1 of Vornado's Current Report on Form 8-K dated November
                12, 1998 (File No. 1-11954), filed on November 30, 1998)
    3.4      -- Articles Supplementary to Declaration of Trust of Vornado Realty
                Trust with respect to the Series D-1 Preferred Shares, dated December
                22, 1998, as filed with the State Department of Assessments and
                Taxation of Maryland on January 12, 1999 (incorporated by reference to Exhibit 3.2 of Vornado's Current Report on Form 8-K/A, dated
                November 12, 1998 (File No. 1-11954), filed on February 9, 1999)
    3.5      -- Articles Supplementary to Declaration of Trust of Vornado Realty
                Trust with respect to the Series D-2 Preferred Shares, dated as of
                May 27, 1999, as filed with the State Department of Assessments and
                Taxation of Maryland on May 27, 1999 (incorporated by reference to
                Exhibit 3.1 of Vornado's Current Report on Form 8-K, dated May 27,
                1999 (File No. 1-11954), filed July 7, 1999)
    3.6      -- Articles Supplementary to Declaration of Trust of Vornado Realty
                Trust with respect to the Series D-3 Preferred Shares, dated
                September 3, 1999 (incorporated by reference to Exhibit 3.1 of
                Vornado's Current Report on Form 8-K, dated September 3 (File No.
                1-11954), filed on October 25, 1999)
    3.7      -- Articles Supplementary to Declaration of Trust of Vornado Realty
                Trust with respect to the Series D-4 Preferred Shares, dated
                September 3, 1999 (incorporated by reference to Exhibit 3.2 of
                Vornado's Current Report on Form 8-K, dated September 3 (File No.
                1-11954), filed on October 25, 1999)
    3.8      -- Articles Supplementary to Declaration of Trust of Vornado Realty with respect to the Series B Cumulative Redeemable Shares of Beneficial
                Interest (incorporated by reference to Exhibit 3.3 of Vornado's
                Current Report on Form 8-K, dated March 3, 1999 (File No. 1-11954), filed on March 17, 1999)

EXHIBIT NO.                            EXHIBIT
-----------                            -------
    3.9      -- Articles Supplementary to Declaration of Trust of Vornado
                Realty Trust with respect to the Series C Preferred
                Shares (incorporated by reference to Exhibit 3.7 of
                Vornado's Registration Statement on Form 8-A (File No.
                1-11954), filed on May 19, 1999)
    3.10     -- Articles Supplementary to Declaration of Trust of Vornado
                Realty Trust with respect to the Series D-5 Cumulative
                Redeemable Preferred Shares (incorporated by reference to
                Exhibit 3.1 of Vornado's Current Report on Form 8-K,
                dated November 24, 1999 (File No. 1-11954), filed on
                December 23, 1999)
    3.11     -- By-laws of Vornado, as amended on April 28, 1997
                (incorporated by reference to Exhibit 3(b) of Vornado's
                Quarterly Report on Form 10-Q for the period ended March
                31, 1997 (File No. 1-11954), filed on May 14, 1997)
    3.12     -- Second Amended and Restated Agreement of Limited
                Partnership of the Operating partnership, dated as of
                October 20, 1997 (the 'Partnership Agreement')
                (incorporated by reference to Exhibit 3.4 of Vornado's
                Annual Report on Form 10-K for the year ended
                December 31, 1997 (File No. 1-11954), filed on March 31,
                1998)
    3.13     -- Amendment, dated as of December 16, 1997, to the
                Partnership Agreement (incorporated by reference to
                Exhibit 3.5 of Vornado's Annual Report on Form 10-K for
                the year ended December 31, 1997 (File No. 1-11954),
                filed on March 31, 1998)
    3.14     -- Second Amendment, dated as of April 1, 1998, to the
                Partnership Agreement (incorporated by reference to
                Exhibit 3.5 of Vornado's Registration Statement on Form
                S-3 (File No. 333-50095), filed on April 14, 1998)
    3.15     -- Third Amendment, dated as of November 12, 1998, to the
                Partnership Agreement (incorporated by reference to
                Exhibit 3.2 of Vornado's Current Report on Form 8-K,
                dated November 12, 1998 (File No. 1-11954), filed on
                November 30, 1998)
    3.16     -- Fourth Amendment to the Partnership Agreement, dated as of November 30, 1998 (incorporated by reference to
                Exhibit 3.1 of Vornado's Current Report on Form 8-K,
                dated December 1, 1998 (File No. 1-11954), filed on
                February 9, 1999)
    3.17     -- Exhibit A to the Partnership Agreement, dated as of
                December 22, 1998 (incorporated by reference to Exhibit
                3.4 of Vornado's Current Report on Form 8-K/A, dated
                November 12, 1998 (File No. 1-11954), filed on February
                9, 1999)
    3.18     -- Fifth Amendment to the Partnership Agreement, dated as of
                March 3, 1999 (incorporated by reference to Exhibit 3.1
                of Vornado's Current Report on Form 8-K, dated March 3,
                1999 (File No. 1-11954), filed on March 17, 1999)

EXHIBIT NO.                            EXHIBIT
-----------                            -------
    3.19     -- Sixth Amendment to the Partnership Agreement, dated as of
                March 17, 1999 (incorporated by reference to Exhibit 3.2
                of Vornado's Current Report on Form 8-K, dated May 27,
                1999 (File No. 1-11954), filed on July 7, 1999)
    3.20     -- Seventh Amendment to the Partnership Agreement, dated as of May 20, 1999 (incorporated by reference to Exhibit
                3.3 of Vornado's Current Report on Form 8-K, dated May
                27, 1999 (File No. 1-11954), filed on July 7, 1999)
    3.21     -- Eighth Amendment to the Partnership Agreement, dated as of May 27, 1999 (incorporated by reference to Exhibit 3.4
                of Vornado's Current Report on Form 8-K, dated May 27,
                1999 (File No. 1-11954), filed on July 7, 1999)
    3.22     -- Ninth Amendment to the Partnership Agreement, dated as of
                September 3, 1999 (incorporated by reference to Exhibit
                3.4 of Vornado's Current Report on Form 8-K, dated
                September 3 (File No. 1-11954), filed on October 25,
                1999)
    3.23     -- Tenth Amendment to the Partnership Agreement, dated as of
                September 3, 1999 (incorporated by reference to Exhibit
                3.5 of Vornado's Current Report on Form 8-K, dated
                September 3 (File No. 1-11954), filed on October 25,
                1999)
    3.24     -- Eleventh Amendment to the Partnership Agreement, dated as of November 24, 1999 (incorporated by reference to
                Exhibit 3.2 of Vornado's Current Report on Form 8-K,
                dated November 24 (File No. 1-11954), filed on
                December 23, 1999)
    4.1      -- Instruments defining the rights of security holders (see
                Exhibits 3.1, 3.2, 3.3, 3.4, 3.5, 3.6, 3.7, 3.8, 3.9 and
                3.10 of this registration statement)
    4.2      -- Specimen share certificate evidencing Vornado's Series B
                Cumulative Redeemable Shares of Beneficial Interest
                (incorporated by reference to Exhibit 4.2 of Vornado's
                Registration Statement on Form 8-A (File No. 1-11954,
                filed on March 15, 1999)
    4.3      -- Specimen certificate evidencing Vornado's common shares of beneficial interest, par value $.04 per share
                (incorporated by reference to Exhibit 4.1 of Amendment
                No. 1 to Vornado's Registration Statement on Form S-3
                (File No. 33-62395), filed on October 26, 1995)
    4.4      -- Specimen certificate evidencing Vornado's $3.25 Series A
                Preferred Shares of Beneficial Interest, liquidation
                preference $50.00 per share (incorporated by reference to
                Exhibit 4.2 of Vornado's Current Report on Form 8-K,
                dated April 3, 1997 (File No. 1-11954), filed on April 8,
                1998)
    4.5      -- Specimen certificate evidencing Vornado's 8.5% Series C
                Cumulative Redeemable Preferred Shares of Beneficial
                Interest, liquidation preference $25.00 per share, no par
                value (incorporated by reference to Exhibit 4.2 of
                Vornado's Registration Statement on Form 8-A (File No.
                1-11954), filed on May 19, 1999)

EXHIBIT NO.                            EXHIBIT
-----------                            -------
    5        -- Opinion of Ballard Spahr Andrews & Ingersoll, LLP
    8.1      -- Tax opinion of Sullivan & Cromwell*
    8.2      -- Tax opinion of Shearman & Sterling*
   10        -- Registration Rights Agreement, dated as of August 5,
                1998, between Vornado and the Unit Holders named therein*
   23.1      -- Consent of Ballard Spahr Andrews & Ingersoll, LLP
                (included in its opinion filed as Exhibit 5)
   23.2      -- Consent of Sullivan & Cromwell (included in its opinion filed as Exhibit 8.1)*
   23.3      -- Consent of Shearman & Sterling (included in its opinion filed as Exhibit 8.2)*
   23.4      -- Consent of Deloitte & Touche LLP
   23.5      -- Consent of Friedman Alpren & Green LLP
   23.6      -- Consent of Sharrard, McGee & Co., P.A.
   23.7      -- Consent of KPMG LLP
   24        -- Powers of Attorney*


------------


*   Previously Filed


ITEM 17. UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the 'Calculation of Registration Fee' table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    provided, however, that paragraphs (1) (i) and (1) (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 5(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such posteffective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise (other than insurance), the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than insurance payments and the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                                          VORNADO REALTY TRUST,
                                          a Maryland real estate investment
                                          trust

                                          By:           /s/ STEVEN ROTH
                                              ..................................
                                                  CHAIRMAN OF THE BOARD OF
                                                          TRUSTEES
                                                (PRINCIPAL EXECUTIVE OFFICER)


                SIGNATURE                             TITLE                    DATE
                ---------                             -----                    ----
            /s/ STEVEN ROTH                 Chairman of the Board of     January 18, 2000
 .........................................     Trustees (Principal
               STEVEN ROTH                     Executive Officer)

                    *                       President and Trustee        January 18, 2000
 .........................................
          MICHAEL D. FASCITELLI

           /s/ IRWIN GOLDBERG               Vice President -- Chief      January 18, 2000
 .........................................     Financial Officer
              IRWIN GOLDBERG                   (Principal Financial
                                               and Accounting Officer)

                    *                       Trustee                      January 18, 2000
 .........................................
             DAVID MANDELBAUM

                    *                       Trustee                      January 18, 2000
 .........................................
              STANLEY SIMON

                    *                       Trustee                      January 18, 2000
 .........................................
              RONALD TARGAN

                    *                       Trustee                      January 18, 2000
 .........................................
               RICHARD WEST

                    *                       Trustee                      January 18, 2000
 .........................................
            RUSSELL WIGHT, JR.

        By:     /s/ IRWIN GOLDBERG
 .........................................
             ATTORNEY-IN-FACT

                                 EXHIBIT INDEX


EXHIBIT NO.                             EXHIBIT
-----------                             -------
    3.1       -- Amended and Restated Declaration of Trust of Vornado
                 Realty Trust, as amended on April 3, 1997 (incorporated
                 by reference to Exhibit 3.1 of Vornado's Registration
                 Statement on Form S-8 (File No. 333-29011), filed on July
                 12, 1997)
    3.2       -- Articles of Amendment of Declaration of Trust of Vornado
                 Realty Trust, as filed with the State Department of
                 Assessments and Taxation of Maryland on April 22, 1998
                 (incorporated by reference to Exhibit 3.1 of Vornado's
                 Current Report on Form 8-K dated April 22, 1998 (File
                 No. 1-11954), filed on April 28, 1998)
    3.3       -- Articles Supplementary to Declaration of Trust of Vornado
                 Realty Trust with respect to the Series D-1 Preferred
                 Shares, dated November 12, 1998, as filed with the State
                 Department of Assessments and Taxation of Maryland on
                 November 25, 1998 (incorporated by reference to Exhibit
                 3.1 of Vornado's Current Report on Form 8-K dated
                 November 12, 1998 (File No. 1-11954), filed on
                 November 30, 1998)
    3.4       -- Articles Supplementary to Declaration of Trust of Vornado
                 Realty Trust with respect to the Series D-1 Preferred
                 Shares, dated December 22, 1998, as filed with the State
                 Department of Assessments and Taxation of Maryland on
                 January 12, 1999 (incorporated by reference to
                 Exhibit 3.2 of Vornado's Current Report on Form 8-K/A,
                 dated November 12, 1998 (File No. 1-11954), filed on
                 February 9, 1999)
    3.5       -- Articles Supplementary to Declaration of Trust of Vornado
                 Realty Trust with respect to the Series D-2 Preferred
                 Shares, dated as of May 27, 1999, as filed with the
                 State Department of Assessments and Taxation of Maryland
                 on May 27, 1999 (incorporated by reference to
                 Exhibit 3.1 of Vornado's Current Report on Form 8-K,
                 dated May 27, 1999 (File No. 1-11954), filed July 7,
                 1999)
    3.6       -- Articles Supplementary to Declaration of Trust of Vornado
                 Realty Trust with respect to the Series D-3 Preferred
                 Shares, dated September 3, 1999 (incorporated by
                 reference to Exhibit 3.1 of Vornado's Current Report on
                 Form 8-K, dated September 3 (File No. 1-11954), filed on
                 October 25, 1999)
    3.7       -- Articles Supplementary to Declaration of Trust of Vornado
                 Realty Trust with respect to the Series D-4 Preferred
                 Shares, dated September 3, 1999 (incorporated by
                 reference to Exhibit 3.2 of Vornado's Current Report on
                 Form 8-K, dated September 3 (File No. 1-11954), filed on
                 October 25, 1999)
    3.8       -- Articles Supplementary to Declaration of Trust of Vornado
                 Realty with respect to the Series B Cumulative Redeemable
                 Shares of Beneficial Interest (incorporated by reference
                 to Exhibit 3.3 of Vornado's Current Report on Form 8-K,
                 dated March 3, 1999 (File No. 1-11954), filed on
                 March 17, 1999)

EXHIBIT NO.                             EXHIBIT
-----------                             -------
    3.9       -- Articles Supplementary to Declaration of Trust of Vornado
                 Realty Trust with respect to the Series C Preferred
                 Shares (incorporated by reference to Exhibit 3.7 of
                 Vornado's Registration Statement on Form 8-A (File
                 No. 1-11954), filed on May 19, 1999)
    3.10      -- Articles Supplementary to Declaration of Trust of Vornado
                 Realty Trust with respect to the Series D-5 Cumulative
                 Redeemable Preferred Shares (incorporated by reference to
                 Exhibit 3.1 of Vornado's Current Report on Form 8.K,
                 dated November 24, 1999 (File No. 1-11954), filed on
                 December 23, 1999)
    3.11      -- By-laws of Vornado, as amended on April 28, 1997
                 (incorporated by reference to Exhibit 3(b) of Vornado's
                 Quarterly Report on Form 10-Q for the period ended
                 March 31, 1997 (File No. 1-11954), filed on May 14, 1997)
    3.12      -- Second Amended and Restated Agreement of Limited
                 Partnership of the Operating partnership, dated as of
                 October 20, 1997 (the 'Partnership Agreement')
                 (incorporated by reference to Exhibit 3.4 of Vornado's
                 Annual Report on Form 10-K for the year ended
                 December 31, 1997 (File No. 1-11954), filed on March 31,
                 1998)
    3.13      -- Amendment, dated as of December 16, 1997, to the
                 Partnership Agreement (incorporated by reference to
                 Exhibit 3.5 of Vornado's Annual Report on Form 10-K for
                 the year ended December 31, 1997 (File No. 1-11954),
                 filed on March 31, 1998)
    3.14      -- Second Amendment, dated as of April 1, 1998, to the
                 Partnership Agreement (incorporated by reference to
                 Exhibit 3.5 of Vornado's Registration Statement on
                 Form S-3 (File No. 333-50095), filed on April 14, 1998)
    3.15      -- Third Amendment, dated as of November 12, 1998, to the
                 Partnership Agreement (incorporated by reference to
                 Exhibit 3.2 of Vornado's Current Report on Form 8-K,
                 dated November 12, 1998 (File No. 1-11954), filed on
                 November 30, 1998)
    3.16      -- Fourth Amendment to the Partnership Agreement, dated as of November 30, 1998 (incorporated by reference to
                 Exhibit 3.1 of Vornado's Current Report on Form 8-K,
                 dated December 1, 1998 (File No. 1-11954), filed on
                 February 9, 1999)
    3.17      -- Exhibit A to the Partnership Agreement, dated as of
                 December 22, 1998 (incorporated by reference to
                 Exhibit 3.4 of Vornado's Current Report on Form 8-K/A,
                 dated November 12, 1998 (File No. 1-11954), filed on
                 February 9, 1999)
    3.18      -- Fifth Amendment to the Partnership Agreement, dated as of
                 March 3, 1999 (incorporated by reference to Exhibit 3.1
                 of Vornado's Current Report on Form 8-K, dated March 3,
                 1999 (File No. 1-11954), filed on March 17, 1999)

EXHIBIT NO.                             EXHIBIT
-----------                             -------
    3.19      -- Sixth Amendment to the Partnership Agreement, dated as of
                 March 17, 1999 (incorporated by reference to
                 Exhibit 3.2 of Vornado's Current Report on Form 8-K,
                 dated May 27, 1999 (File No. 1-11954), filed on July 7,
                 1999)
    3.20      -- Seventh Amendment to the Partnership Agreement, dated as of 20, 1999 (incorporated by reference to Exhibit 3.3 of
                 Vornado's Current Report on Form 8-K, dated May 27, 1999
                 (File No. 1-11954), filed on July 7, 1999)
    3.21      -- Eighth Amendment to the Partnership Agreement, dated as of May 27, 1999 (incorporated by reference to
                 Exhibit 3.4 of Vornado's Current Report on Form 8-K,
                 dated May 27, 1999 (File No. 1-11954), filed on July 7,
                 1999)
    3.22      -- Ninth Amendment to the Partnership Agreement, dated as of
                 September 3, 1999 (incorporated by reference to
                 Exhibit 3.4 of Vornado's Current Report on Form 8-K,
                 dated September 3 (File No. 1-11954), filed on
                 October 25, 1999)
    3.23      -- Tenth Amendment the Partnership Agreement, dated as of
                 September 3, 1999 (incorporated by reference to
                 Exhibit 3.5 of Vornado's Current Report on Form 8-K,
                 dated September 3 (File No. 1-11954), filed on
                 October 25, 1999)
    3.24      -- Eleventh Amendment to the Partnership Agreement, dated as of November 24, 1999 (incorporated by reference to
                 Exhibit 3.2 of Vornado's Current Report on Form 8-K,
                 dated November 24 (File No. 1-11954), filed on
                 December 23, 1999)
    4.1       -- Instruments defining the rights of security holders (see
                 Exhibits 3.1, 3.2, 3.3, 3.4, 3.5, 3.6, 3.7, 3.8, 3.9 and
                 3.10 of this registration statement)
    4.2       -- Specimen share certificate evidencing Vornado's Series B
                 Cumulative Redeemable Shares of Beneficial Interest
                 (incorporated by reference to Exhibit 4.2 of Vornado's
                 Registration Statement on Form 8-A (File No. 1-11954,
                 filed on March 15, 1999)
    4.3       -- Specimen certificate evidencing Vornado's common shares of beneficial interest, par value $.04 per share
                 (incorporated by reference to Exhibit 4.1 of Amendment
                 No. 1 to Vornado's Registration Statement on Form S-3
                 (File No. 33-62395), filed on October 26, 1995)
    4.4       -- Specimen certificate evidencing Vornado's $3.25 Series A
                 Preferred Shares of Beneficial Interest, liquidation
                 preference $50.00 per share (incorporated by reference to
                 Exhibit 4.2 of Vornado's Current Report on Form 8-K,
                 dated April 3, 1997 (File No. 1-11954), filed on
                 April 8, 1998)
    4.5       -- Specimen certificate evidencing Vornado's 8.5% Series C
                 Cumulative Redeemable Preferred Shares of Beneficial
                 Interest, liquidation preference $25.00 per share, no par
                 value (incorporated by reference to Exhibit 4.2 of
                 Vornado's Registration Statement on Form 8-A (File
                 No. 1-11954), filed on May 19, 1999)
    5         -- Opinion of Ballard Spahr Andrews & Ingersoll, LLP
    8.1       -- Tax opinion of Sullivan & Cromwell*

EXHIBIT NO.                             EXHIBIT
-----------                             -------
    8.2       -- Tax opinion of Shearman & Sterling*
   10         -- Registration Rights Agreement, dated as of August 5,
                 1998, between Vornado and the Unit Holders named therein*
   23.1       -- Consent of Ballard Spahr Andrews & Ingersoll, LLP
                 (included in its opinion filed as Exhibit 5)
   23.2       -- Consent of Sullivan & Cromwell (included in its opinion filed as Exhibit 8.1)*
   23.3       -- Consent of Shearman & Sterling (included in its opinion filed as Exhibit 8.2)*
   23.4       -- Consent of Deloitte & Touche LLP
   23.5       -- Consent of Friedman Alpren & Green LLP
   23.6       -- Consent of Sharrard, McGee & Co., P.A.
   23.7       -- Consent of KPMG LLP
   24         -- Powers of Attorney*


------------


*   Previously filed